EXHIBIT 2.1



                           PURCHASE AND SALE AGREEMENT

          PURCHASE AND SALE AGREEMENT, dated as of March 21, 2002 (this "Agreement"), by and between Invensys plc, a corporation organized under the laws of England and Wales, having its registered office at Invensys House, Carlisle Place, London, SW1P 1 BX ("Seller") and Flowserve Corporation, a New York corporation having a principal place of business at 222 W. Las Colinas Blvd., Suite 1500, Irving, Texas, 75039 ("Purchaser").

          WHEREAS, Seller, the Purchased Subsidiaries (as defined in Section 8.2) and the Business Divisions (as defined in Schedule 1.1(a)(ii)) are engaged in the line of business comprised of the manufacture, design and sale of actuators, valves and controls for the industrial flow control market and the design and sale of steam system products for the industrial flow control market (such line of business as conducted by Seller, the Purchased Subsidiaries and the Business Divisions, the "Business");

          WHEREAS, the subsidiaries of the Seller set forth in column one of
Schedule 1.1(a)(i) are the registered and beneficial owners of 100% (unless otherwise indicated in Schedule 1.1(a)(i)) of the share capital or other ownership interests of those companies set forth opposite their names in column two of Schedule 1.1(a)(i) (such entities set forth in column two of Schedule 1.1(a)(i), the "Target Subsidiaries");

          WHEREAS, Seller, the Business Divisions and certain other Affiliates of Seller (other than the Purchased Subsidiaries) are owners of the Target Assets (as defined in Schedule 1.1(a)(ii));

         WHEREAS, as of the date of this Agreement, the Seller, the subsidiaries set forth in column one of Schedule 1.1(a)(i), the Business Divisions and the other Affiliates of the Seller owning Target Assets (collectively, the "Seller Group") and the Purchased Subsidiaries together, directly or indirectly, carry on and own or include all of the assets used in, held for use in, or pertaining to the Business and will carry on and own or include all of the assets used in, held for use in, or pertaining to the Business at the Closing Date (as defined in Section 5.1(a)); and

          WHEREAS, Seller Group desires to sell or to cause to be sold in accordance with this Agreement to Purchaser, or Affiliates (as defined below) of Purchaser designated by Purchaser as purchasers of the Target Assets (the "Business Purchasers") or as purchasers of the Target Subsidiaries (the "Share Purchasers," and, together with the Business Purchasers, the "Purchaser Designees," such Purchaser Designees in each case to be identified in writing to Seller not less than ten Business Days prior to the Closing Date) and Purchaser desires to purchase, or have the Purchaser Designees purchase, from Seller and other members of the Seller Group subject to the assumption by Purchaser or the Purchaser Designees of certain liabilities of Seller and the Seller Group relating to the Business, on the terms and conditions hereinafter set forth, all of the outstanding shares of common stock or other ownership interests of the Target Subsidiaries and all of the Target Assets.


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          In consideration of the premises and of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I.
                                Purchase and Sale

1.1. SALE OF THE BUSINESS:

     (a) On the terms and subject to the conditions set forth in this Agreement, Seller shall, or shall cause certain members of the Seller Group to, sell, transfer, convey, assign and deliver to Purchaser or such Purchaser Designee as Purchaser may direct and Purchaser agrees to, or to cause a Purchaser Designee to, purchase, assume and accept from Seller or certain members of the Seller Group, free and clear of all Encumbrances (as defined below), except for Permitted Liens (as defined in Section 5.1(c)(ii)), all of its title and interest in and to, all of the shares of capital stock and other ownership interests of the Target Subsidiaries as set out in Schedule 1.1(a)(i), together with the Target Assets.

     (b) The shares of stock and other ownership interests listed on Schedule 1.1(a)(i) and the Target Assets, which, except to the extent set forth on
Schedule 1.1(a)(ii), together comprise all of the assets used in, held for use in, or pertaining to, the Business by Seller or its affiliates, shall be collectively referred to as the "Purchased Assets." As used in this Agreement, the term "Encumbrances" means, collectively, all security interests, charges, judgments, liens (other than for Taxes (as defined in Section 17.10(e)) not yet due and payable), pledges, restrictions, escrows, Claims (as defined below), options, rights of first refusal, mortgages and encumbrances; the term "Claim" means any claim, demand, action, suit or proceeding; the term "Affiliate" means any other person or entity that, directly or indirectly, controls or is controlled by or is under common control with such person; the term "control" means the power to direct the management and policies of a person directly or indirectly, whether through the ownership of voting securities, or by contract or otherwise; and the term "person" means any individual, corporation, partnership, limited liability corporation, limited duration company, joint stock company, unincorporated association, trust, joint venture or other entity or organization, or government or any political subdivision or agency thereof.

1.2. EXCLUDED ASSETS: There are excepted from the Purchased Assets and the term "Purchased Assets" does not mean or include the following assets (collectively, the "Excluded Assets"):

     (a) cash and cash equivalent items of the Seller or its Affiliates on hand or on deposit and bank accounts as of the Closing Date, except to the extent taken into account in determining the Final Cash/Overdraft Debt Balance pursuant to Section 4.4;

     (b) all Permits (as defined in Section 8.9(b)), to the extent they are not assignable or transferable;

     (c) all rights to or claims for refunds, overpayments, prepayments or rebates of Taxes and other governmental charges of Seller and its Affiliates (other than the Purchased Subsidiaries) and the benefit of net operating loss or capital loss carryforwards or carrybacks,


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Tax credits, Reliefs (as defined in Section 17.10(e)), allowances or other Tax attributes (of whatever nature) of Seller and its Affiliates (other than the Purchased Subsidiaries);

     (d) all insurance policies, excluding any insurance policies obtained directly by the Purchased Subsidiaries to which no other member of Seller Group is a party;

     (e) except as set forth in Section 15.9, the right to use the name(s) "Invensys," "Siebe," "BTR" and "Foxboro" (alone or in combination with other words, terms and/or designs or variations of such words, terms or designs) and the related registered and unregistered trademarks, service marks and logos (the "Retained Names"), and, for the avoidance of doubt, the right to use, register and apply to register the "Argus" trademarks as set forth in Section 15.9 and on
Schedule 15.9;

     (f) all assets of Seller and its Affiliates (other than the Purchased Subsidiaries) not used in, held for use in or pertaining to the Business as it is currently conducted;

     (g) all assets relating to Seller Benefit Plans (as hereinafter defined) that are not expressly assumed by Purchaser or its Affiliates pursuant to
Article XII hereof;

     (h) all assets related to administrative and headquarters functions (including, without limitation, assets related to the treasury, tax and legal functions);

     (i) the assets listed on Schedule 1.2;

     (j) all rights to indemnification in Sections 7.1(c) (to the extent arising out of the Retained Liabilities described in Section 2.3(j)) and (f) (Indemnification by Limitorque Corporation and American Manufacturing Corporation) and 7.6 (Indemnification for Specific Environmental Matters) as set forth in the Asset Purchase Agreement by and among American Manufacturing Corporation; Limitorque Corporation; Limitorque of Canada, Ltd.; LT Acquisition Company, Inc.; Edward Valves, Inc.; BTR Industries, Ltd.; BTR (European Holdings) B.V.; BTR Australia Pty. Ltd.; and Canadian Worcester Controls Limited, dated August 1, 1997 (the "Limitorque Indemnity");

     (k) all rights (including without limitation, all rights to (A) any payments and (B) the performance of any investigatory and remedial actions, in each case, by Rockwell International Corporation ("Rockwell")) set forth in the Addendum to Asset Sale Agreement between BTR Dunlop, Inc.; BTR, Inc.; BTR North America, Inc.; Measurement & Flow Control, Inc.; M&FC Property, Inc.; M&FC Service Co., Inc.; BTR Precision Die Casting, Inc.; McCanna, Inc., BTR Valve Sealants, Inc.; Equimeter Incorporated; Nordstrom Valves, Inc.; Sensus Technologies, Inc.; Smith Blair, Inc.; Edward Valves, Inc., Weavexx Corporation (formerly Huyek Canada, Ltd.) and BTR Valves S.A. and Rockwell, dated January 10, 1995 (the "Rockwell Addendum");

     (l) the real property located at Walsroder Str. 9, 11, 13 and 15, Munchner Str. 67, 77 and 79 and Hemmstr 130 in Bremen, Germany and any lease relating thereto;

     (m) the real property located at 8411 Hacks Cross Road, Olive Branch, Mississippi; and any lease relating thereto; and


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     (n) all assets related to the APC-T&K Litigation (as defined on Schedule
2.2(h)).

                                  ARTICLE II.
                                  Liabilities

2.1. ASSUMPTION OF LIABILITIES: On the terms and subject to the conditions of this Agreement, on and effective as of the Closing Date, Seller Group shall assign to Purchaser, and Purchaser (a) shall, except as set forth in Section 2.2, assume and agree to perform and discharge all of the liabilities and obligations relating to the Business (which liabilities and obligations being assumed by Purchaser shall include any guarantees of liabilities and obligations relating to the Business) of Seller Group, and (b) acknowledges that unless otherwise provided by the terms of this Agreement the Purchased Subsidiaries remain responsible for their respective liabilities and obligations. Without limiting the generality of the foregoing, the liabilities and obligations retained by the Purchased Subsidiaries and/or assumed by Purchaser include, without limitation, the following:

     (a) all obligations for the sale and delivery of products not shipped prior to the Closing Date under open sales orders, open bids and sales contracts included in the Assigned Contracts or otherwise, which were accepted or made in the ordinary course of business of the Business prior to the Closing Date;

     (b) all obligations for the purchase of raw materials, supplies and repair and maintenance materials not received prior to the Closing Date or received prior to the Closing Date and not paid for prior to the Closing Date under open supply contracts, purchase orders and commitments included in the Assigned Contracts or otherwise, which were given or made in the ordinary course of business of the Business;

     (c) all liabilities and obligations arising under the Assigned Contracts in accordance with their respective terms, including, without limitation, payables owed by the Business to Seller or any of its Affiliates on the Closing Date for goods sold and delivered in the ordinary course;

     (d) all liabilities and obligations that are made the responsibility of Purchaser and its Affiliates under Article XII of this Agreement;

     (e) all liabilities for suits, claims, proceedings and actions made or commenced on or after the Closing Date resulting from actual or alleged harm, injury or damage to persons, properties or businesses by products shipped or sold by the Business ("Products") on or after the Closing Date;

     (f) all liabilities for express or implied warranties of the Business, including obligations to repair, replace, rework or to make refunds of amounts paid for Products regardless of when such Products were manufactured, sold or distributed or when defects became or become apparent;

     (g) all liabilities and obligations for the recall, notification, retrofit or other post-manufacture remedial or corrective actions relating to Products, regardless of when such Products were manufactured, sold or shipped;


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     (h) all liabilities and obligations for all other claims, actions, suits, proceedings or investigations arising out of events occurring after the Closing Date involving the operations of the Business; and

     (i) all liabilities and obligations arising out of or resulting from the conduct of the Business occurring subsequent to the Closing Date, including without limitation, liabilities and obligations arising under Environmental Laws.

     The foregoing liabilities and obligations of Seller and Seller Group being assumed by Purchaser hereunder shall be collectively referred to as the "Assumed Liabilities."

2.2. RETAINED LIABILITIES: Seller shall retain, and shall remain exclusively responsible for paying, performing and discharging when due and shall defend and indemnify Purchaser and its affiliates with respect to, and Purchaser shall not assume or have any responsibility for:

     (a) "Retained Tax Liabilities," shall consist of the following: (i) all liabilities and obligations for Taxes of Seller and the Seller Group and their Affiliates arising out of or relating to the operation or ownership of the Business or the Target Assets prior to and including the Closing Date, (ii) any Tax liability incurred solely in connection with any Excluded Asset, (iii) all liabilities and obligations of Seller or any member of the Seller Group under any Tax sharing agreement, Tax indemnity agreement or other similar agreement or practice relating to Taxes to which it is a party prior to and including the Closing Date, and (iv) all liabilities and obligations of Seller or any member of the Seller Group incurred as a result of Seller or such member of the Seller Group filing a Tax Return as part of a Consolidated Group, in each case that are not obligations or liabilities of the Purchased Subsidiaries;

     (b) all liabilities and obligations that are made the responsibility of Seller and Seller Group and their Affiliates under Article XII of this Agreement;

     (c) any liability or obligation of Seller and the Seller Group under this Agreement or, except as otherwise provided in this Agreement, on account of any of the transactions contemplated hereby, including, without limitation, any liability or obligations of Seller and the Seller Group to attorneys, accountants, brokers, or others for services rendered or expenses incurred by or on behalf of Seller and the Seller Group;

     (d) except as otherwise provided in this Agreement, any liability which would arise as either a result of a breach of any of Seller's representations and warranties hereunder, or a breach of any of Seller's covenants or agreements hereunder;

     (e) any indebtedness of Seller Group or the Purchased Subsidiaries for borrowed money in existence as of the Closing Date, except to the extent taken into account in determining the Final Cash/Overdraft Debt Balance pursuant to
Section 4.4;

     (f) any liability or obligation for Asbestos Claims and PCB Claims, in each case, with respect to products manufactured, used or sold on or before the Closing Date;

     (g) all liability for product liability claims for products sold or distributed prior to Closing Date;


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     (h) any liabilities or obligations of Seller or any Affiliate of Seller
(including any Purchased Subsidiary) relating to, resulting from or arising out of the Proceedings set forth on Schedule 2.2(h) hereto;

     (i) all liabilities and obligations under the Limitorque Indemnity;

     (j) all liabilities and obligations under the Rockwell Addendum;

     (k) except as otherwise contemplated by the arrangements described in
Section 7.17, all liabilities and obligations with respect to the assets described in Section 1.2(l) and 1.2(m);

     (l) all liabilities and obligations with respect to dividends declared but unpaid as of the Closing by any Purchased Subsidiary, except to the extent required to be paid to any Purchased Subsidiary.

"Asbestos Claims" shall mean all present or future lawsuits, claims and actions premised upon the presence of asbestos in, on or about products (including the packing or packaging materials associated therewith) manufactured or sold on or before the Closing by any member of the Seller Group or their respective predecessors in connection with the Business, the Target Assets or the Purchased Subsidiaries or the release, movement, migration or emanation of asbestos from such products, and regardless of how the claim may be styled or pleaded, regardless of whether the claim is for environmental injury, personal injury, injury to property, remediation, replacement, repair or other relief, and regardless of the party against whom the claim is made.

"PCB Claims" shall mean all present or future lawsuits, claims and actions premised upon the presence of PCBs in, on or about products manufactured or sold on or before the Closing by any member of the Seller Group or their respective predecessors in connection with the Business, the Target Assets or the Purchased Subsidiaries or the release, movement, migration or emanation of PCBs from such products, and regardless of how the claim may be styled or pleaded, regardless of whether the claim is for environmental injury, personal injury, injury to property, remediation, replacement, repair or other relief, and regardless of the party against whom the claim is made.

     The liabilities and obligations of Seller and Seller Group that do not constitute Assumed Liabilities and which will be retained by Seller and Seller Group hereunder shall be collectively referred to as the "Retained Liabilities."

                                  ARTICLE III.
                                 Purchase Price

3.1. PURCHASE PRICE: The purchase price payable by Purchaser to Seller for the Purchased Assets (the "Purchase Price") shall be $535 million in cash (of which $35 million is in consideration of the entry into the Non-Competition Agreement by Seller) minus the Net Inter-Company Payables Amount, if such amount is greater than zero, or plus the Net Inter-Company Payables Amount if such amount is less than zero (the "Cash Purchase Price"), plus the assumption of the Assumed Liabilities, subject to adjustment as provided in Article IV of this Agreement. The Purchase Price does not include any amounts in respect of any value added Taxes or Transfer Taxes or any other similar or equivalent Taxes imposed by any jurisdiction (all of which Taxes shall be governed by the provisions of Section 17.4 and Section 17.7).


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3.2. PAYMENT AT CLOSING: At the Closing, Purchaser shall transfer to a bank account designated in writing by Seller, such designation to be delivered to Purchaser no later than three Business Days prior to the Closing:

     (a) the Cash Purchase Price referred to in Section 3.1;

     (b) plus the Net Inter-Company Payables Amount, if such amount is greater than zero, or minus the Net Inter-Company Payables Amount if such amount is less than zero (collectively, the "Closing Payment").

3.3. PURCHASE PRICE ALLOCATION:

     (a) Seller and Purchaser have agreed to a preliminary allocation of the Purchase Price set forth in Section 3.1 (excluding for this purpose any Assumed Liabilities, the Net Inter-Company Payables Amount, and any other relevant items that are properly treated for Tax purposes as additional purchase price paid by Purchaser and the Purchaser Designees pursuant to this Agreement but that were not capable of being estimated prior to the date hereof) among the Purchased Assets as set forth on Schedule 3.3 (the "Preliminary Allocation").

     (b) Prior to the Closing, Seller and Purchaser shall together and in good faith agree on the allocation of the amounts set forth on the Preliminary Allocation to the Target Assets and stock of the Purchased Subsidiaries for which stamp duty is payable in order to effect the conveyance of the foregoing to Purchaser or the Purchaser Designees (as applicable) (the "Stamp Duty Allocation").

     (c) Within 30 calendar days after final determination of the adjustments to the Purchase Price under Article IV, Seller and Purchaser shall together and in good faith agree on (i) the total purchase price of the Purchased Assets for Tax purposes (including for this purpose any Assumed Liabilities, the Net Inter-Company Payables Amount, adjustments to the Purchase Price made pursuant to Article IV and any other relevant items that are properly treated for Tax purposes as purchase price for the Purchased Assets paid by Purchaser and the Purchaser Designees pursuant to this Agreement), (ii) the adjustments to the Preliminary Allocation that are required by reason of such Assumed Liabilities, the Net Inter-Company Payables Amount, adjustments to the Purchase Price made pursuant to Article IV and other relevant items that are properly treated for Tax purposes as purchase price for the Purchased Assets paid by Purchaser and the Purchaser Designees pursuant to this Agreement (the Preliminary Allocation as so adjusted, the "Final Allocation"), and (iii) with respect to each Purchased Subsidiary that immediately prior to the Closing is a U.S. LLC that is classified as an entity disregarded as separate from its sole owner under section 301.7701-3(b)(1) of the U.S. Treasury Regulations, the total purchase price for Tax purposes of the assets of such Purchased Subsidiary and an allocation of such total purchase price among the assets of such Purchased Subsidiary (the "LLC Allocation"), in each case, in a manner consistent with the Purchase Price set forth in Section 3.1, the Preliminary Allocation, the Stamp Duty Allocation, the adjustments to the Purchase Price made pursuant to Article IV and the applicable Tax Laws (including, without limitation, Section 1060 of the Code and the U.S. Treasury Regulations thereunder) and based on the Purchased Assets to which such Assumed Liabilities, Net Inter-Company Payables Amount, adjustments to the Purchase Price and other relevant items are attributable.


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     (d) Seller and Purchaser shall together and in good faith agree on any subsequent adjustment to the total purchase price of the Purchased Assets for Tax purposes, the Final Allocation and the LLC Allocations (as the case may be) that is required by reason of any indemnification payment or other payment made pursuant to this Agreement based on the Purchased Asset to which such payment is attributable and in accordance with applicable Tax Laws, within 15 calendar days of such indemnification payment or other payment being made pursuant to this Agreement.

     (e) Seller and Purchaser shall cooperate and negotiate in good faith to resolve any disputes concerning any of the items described in subsection (b),
(c) or (d) of this Section 3.3 within the specified time period, provided, however, that if Seller and Purchaser ultimately are unable to agree with respect to any of such items within the specified time period, no later than ten calendar days after the end of the specified time period, the items in dispute shall be referred to a single Independent Firm, mutually selected and jointly engaged, by the parties, for resolution by the Independent Firm. "Independent Firm" shall mean either KPMG LLP or Deloitte & Touche LLP, or, if each of those firms is unwilling to act, such other nationally recognized independent public accounting firm as shall be agreed upon by the parties hereto in writing. The Independent Firm shall be instructed to notify Seller and Purchaser in writing of its resolution of such disputed items within fifteen Business Days of such referral, that the Independent Firm's review shall be strictly limited to such disputed items and that its resolution of such disputed items must be consistent with the Preliminary Allocation and all of the items described in subsections
(b), (c) and (d) of this Section 3.3 to which the parties have agreed. The Independent Firm's resolution of such disputed items shall be conclusive, final and binding on Seller and Purchaser and their respective Affiliates for all Tax purposes and the Final Allocation and the LLC Allocations shall be adjusted to reflect such resolution. The expenses and fees of the Independent Firm incurred in connection with such dispute shall be borne by Seller and Purchaser in inverse proportion as they may prevail on disputed items resolved by the Independent Firm, which proportionate allocations shall also be determined by the Independent Firm at the time the determination of the Independent Firm is rendered on the disputed items.

     (f) The Final Allocation and the LLC Allocations, as finally determined under this Section 3.3 and as adjusted from time to time under subsection (d) of this Section 3.3, shall be final and binding on Seller and Purchaser (and their respective Affiliates, including the Purchased Subsidiaries) for all Tax purposes (including, without limitation, for purposes of the preparation and filing of Tax Returns, subject to adjustment to reflect Seller's selling expenses as a reduction in sales proceeds and Purchaser's acquisition expenses as an adjustment to purchase price), and Seller and Purchaser shall not take (or cause or permit any of their respective Affiliates, including the Purchased Subsidiaries, to take) any position inconsistent with the Final Allocation or the LLC Allocations in any Tax Return or Tax Matter, except to the extent required pursuant to a Determination.

     (g) Promptly following the final determination of the LLC Allocations, Purchaser and Seller shall jointly prepare, and Purchaser and Seller each shall file (or cause to be filed), in each case in a manner consistent with the LLC Allocations and applicable Tax Law, the Forms 8594 with respect to the purchase and sale of the interests in the U.S. LLCs.


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3.4. PAYMENT OF INTER-COMPANY PAYABLES AND RECEIVABLES: Seller shall settle the
Inter-Company Payables and the Inter-Company Receivables before Closing in a manner consistent with the Cash Extraction Plan as such Cash Extraction Plan may be amended pursuant to Section 7.15.

     (a) At Closing and for value, Purchaser (or any Affiliate designated by Purchaser), as agent for the Purchased Subsidiaries, shall, pursuant to Section 3.2, pay to Seller (as agent for members of the Invensys Group to which the Inter-Company Payables are owed) an amount equal to the sum of the Inter-Company Payables, such amount being the repayment in full of the Inter-Company Payables.

     (b) At Closing and for value, Seller (or any Affiliate designated by Seller), as agent for the members of the Invensys Group from which the Inter-Company Receivables are owed, shall, pursuant to Section 3.2, pay to Purchaser (as agent for the relevant Purchased Subsidiaries to which the Inter-Company Receivables are owed) an amount equal to the sum of the Inter-Company Receivables, such amount being the repayment in full of the Inter-Company Receivables.

     (c) Seller shall deliver to Purchaser the Inter-Company Report at least two Business Days before the Closing. During the 20 Business Day period following Closing, Purchaser and its independent auditors shall be permitted to review the working papers relating to the Inter-Company Report, and Seller shall cooperate with Purchaser and its independent auditors to provide them with any other information used in preparing the Inter-Company Report reasonably requested by Purchaser and its independent auditors.

     (d) The Inter-Company Report shall become final and binding upon the parties on the 35th Business Day following Closing unless the Purchaser gives written notice of its disagreement with the Inter-Company Report (an "Inter-Company Notice of Disagreement") to Seller prior to such date. Any Inter-Company Notice of Disagreement shall (i) specify in reasonable detail the nature of any disagreement so asserted and (ii) only include disagreements based on errors of fact or mathematical errors in the Inter-Company Report, or based on the Net Inter-Company Payables Amount as shown in the Inter-Company Report not being calculated in accordance with this Section 3.4.

     (e) If an Inter-Company Notice of Disagreement is received by Seller in a timely manner, then the Inter-Company Report (as revised in accordance with this Section 3.4(e)) shall become final and binding upon Seller and Purchaser on the earlier of (A) the date Seller and Purchaser resolve in writing any differences they have with respect to the matters specified in the Inter-Company Notice of Disagreement or (B) the date any disputed matters are finally resolved in writing by the Independent Firm. The Inter-Company Report, as agreed by the parties, or as determined by the Independent Firm, as the case may be, shall be referred to as the "Final Inter-Company Report."

     (f) During the 30-day period following the delivery of an Inter-Company Notice of Disagreement, Seller and Purchaser shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in the Inter-Company Notice of Disagreement. At the end of such 30-day period, Seller and Purchaser shall submit in writing a


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description of any and all matters that remain in dispute and were included in the Inter-Company Notice of Disagreement pursuant to Section 3.4(d), to an Independent Firm for arbitration. The scope of the disputes to be resolved by the Independent Firm shall be limited to disputes concerning whether there were errors of fact or mathematical errors in the Inter-Company Report, and the Independent Firm is not permitted to make any other determination.

     (g) Seller and Purchaser agree to use reasonable efforts to cause the Independent Firm to render a decision resolving any matters submitted to the Independent Firm within 30 days following submission. Judgment may be entered upon the determination of the Independent Firm in any court having jurisdiction over the party against which such determination is to be enforced.

     (h) The cost of any arbitration (including the fees and expenses of the Independent Firm and reasonable attorney fees and expenses of the parties) pursuant to this Section 3.4 shall be borne by Purchaser and Seller in inverse proportion as they may prevail on matters resolved by the Independent Firm, which proportionate allocations shall also be determined by the Independent Firm at the time the determination of the Independent Firm is rendered on the merits of the matters submitted.

     (i) The fees and disbursements of Purchaser's independent auditors incurred in connection with their report on the Inter-Company Report and review of any Inter-Company Notice of Disagreement shall be borne by Purchaser, and the fees and disbursements of Seller's independent auditors incurred in connection with their review of the Inter-Company Report and any Inter-Company Notice of Disagreement shall be borne by Seller.

     (j) Until the full and complete resolution of any adjustment to the Purchase Price contemplated by this Section 3.4, Purchaser shall provide to Seller and any accountants, counsel or financial advisors retained by Seller in connection with any adjustment to the Purchase Price contemplated by this
Section 3.4 reasonable access during normal business hours to all the properties, books, contracts, personnel and records of the Business retained or controlled by Purchaser relevant to the adjustment contemplated by this Section
3.4 and shall allow copies of the records to be made. Until the full and complete resolution of any adjustment to the Purchase Price contemplated by this
Section 3.4, Seller shall provide to Purchaser and any accountants, counsel or financial advisors retained by Purchaser in connection with any adjustment to the Purchase Price contemplated by this Section 3.4 reasonable access during normal business hours to all the properties, books, contracts, personnel and records of the Business retained or controlled by Seller relevant to the adjustment contemplated by this Section 3.4 and shall allow copies of the records to be made.

     (k) To the extent that the Final Inter-Company Report shall differ from the Inter-Company Report, the payments made pursuant to Section 3.2 shall be deemed to have been modified so as to be consistent with the final amounts of the Inter-Company Payables and the Inter-Company Receivables set out in the Final Inter-Company Report.

     (l) Unless reflected in the Final Inter-Company Report, all Inter-Company Payables and Inter-Company Receivables shall be deemed to be cancelled at the Closing.

     (m) For purposes of this Agreement:

     "Invensys Group" means Seller and each of its direct and indirect subsidiaries, from time to time, other than the Purchased Subsidiaries.

     "Inter-Company Payables" means, in relation to any Purchased Subsidiary, the aggregate of all amounts owed by such Purchased Subsidiary as set out in the Inter-Company Report for such Purchased Subsidiary, to any member of the Invensys Group outstanding at the Closing. Inter-Company Payables shall not include any amounts owed by any Purchased Subsidiary to any member of the Invensys Group that are Inter-Company Trading Accounts.

     "Inter-Company Receivables" means, in relation to any member of the Invensys Group, the aggregate of all amounts owed by that member of the Invensys Group as set out in the Inter-Company Report to any Purchased Subsidiary outstanding at the Closing. Inter-Company Receivables shall not include any amounts owed by any member of the Invensys Group to any Purchased Subsidiary that are Inter-Company Trading Accounts.

     "Inter-Company Report" means the report setting forth the Inter-Company Payables (together with the payor and the payee of each Inter-Company Payable) and Inter-Company Receivables (together with the payor and payee for each Inter-Company Receivable) for each Purchased Subsidiary.

     "Net Inter-Company Payables Amount" means the sum of the Inter-Company Payables for each Purchased Subsidiary less the sum of the Inter-Company Receivables for each Purchased Subsidiary.

3.5. WITHHOLDING RIGHTS: Purchaser and the Purchaser Designees shall be entitled to deduct and withhold from the Purchase Price or any other payment owed at Closing under to this Agreement such amounts that are required to be deducted and withheld under the Code and accompanying U.S. Treasury Regulations and any similar withholding requirements under state, local or non-U.S. Tax Law by reason of the transactions consummated pursuant to this Agreement; provided, however, that (i) Purchaser shall notify Seller, as soon as practicable and in any event no later than twenty (20) Business Days before the Closing Date, of any amounts that the Purchaser or Purchaser Designee intends to deduct and withhold from the Purchase Price or any such other payment (other than any deductions or withholdings that may be required pursuant to Section 1445 of the Code or Section 116 of the Income Tax Act (Canada)), and (ii) Purchaser and the Purchaser Designees shall not be entitled to deduct or withhold any amounts from the Purchase Price or any other payment owed at Closing under to this Agreement
(x) pursuant to Section 1445 of the Code unless Seller has breached Section 7.8(a) or (y) in the case of the payment in consideration for Seller's entry into the Non-Competition Agreement referred to in Section 3.1 unless Seller has breached Section 7.8(b). Upon Seller's request, Purchaser shall, and shall cause the Purchaser Designees to, cooperate with and assist Seller in taking any measures that may be reasonably necessary and appropriate to mitigate, reduce or eliminate any such deductions or withholdings or to obtain a Tax refund or credit for Seller or any of its Affiliates of any amounts so withheld or deducted. Purchaser and the Purchaser Designees shall pay over to the appropriate taxing authorities any amounts so withheld on or prior to the due date for such payments and shall provide to Seller a certified copy of an official receipt of the tax authority evidencing such payment, and to the extent that amounts so withheld are paid over to the appropriate taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to Seller in accordance with the terms of this Agreement.

                                  ARTICLE IV.
                           Purchase Price Adjustments

4.1.     YEAR END FINANCIAL STATEMENTS:

     (a) Seller shall use reasonable best efforts to deliver to Purchaser by May 15, 2002 audited financial statements for the Business (the "Year End Financial Statements") comprised of (i) a combined profit and loss account for the period beginning April 1, 2001, and ending March 31, 2002 ("Year End Profit and Loss Account"), (ii) a combined balance sheet as at March 31, 2002 ("Year End Balance Sheet"), (iii) a combined statement of cash flows for the period beginning April 1, 2001, and ending at March 31, 2002 and (iv) footnotes with respect to each thereof.

     (b) The Year End Financial Statements shall:

          (i) be prepared in accordance with U.K. GAAP applied on a basis consistent with the basis on which U.K. GAAP was applied in connection with the preparation of the Financial Statements for the nine months ended December 31, 2001 (the "December Financial Statements");

          (ii) be prepared on the basis of the applicable actual exchange rates as of March 2002 in respect of the Year End Balance Sheet and the average exchange rate from April 1, 2001 to March 31, 2002 in respect of the Year End Profit and Loss Account, such applicable exchange rates to be as published in the Financial Times; and

          (iii) include a reconciliation to U.S. GAAP as to the items identified therein.

     (c) The Year End Financial Statements shall (i) include the consolidation, statutory or other adjustments needed to present the Year End Financial Statements in conformity with U.K. GAAP consistent with the December Financial Statements, and (ii) be the basis from which the (A) Statement of EBITDA and (B) the Net Book Value Statement shall be derived for the purposes of this Article
IV. Until the full and complete resolution of any adjustment to the Purchase Price contemplated by this Article IV, Seller shall provide Purchaser and any accountants, counsel or financial advisors retained by Purchaser in connection with any adjustment to the Purchase Price contemplated by this Article IV reasonable access during normal business hours to all the properties, books, contracts, personnel and records of the Business retained or controlled by Seller relevant to the Year End Financial Statements contemplated by this
Section 4.1 and shall allow copies of their records to be made. Until the full and complete resolution of any adjustment to the Purchase Price contemplated by this Article IV, Purchaser shall provide to Seller and any accountants, counsel or financial advisors retained by Seller in connection with any adjustment to the Purchase Price contemplated by this Article IV and in connection with the preparation of the Year End Financial Statements reasonable access during normal business hours to all the properties, books, contracts, personnel and records of the Business retained or controlled by Purchaser relevant to the Year End

Financial Statements contemplated by this Section 4.1 and shall allow copies of their records to be made.

4.2. EBITDA PURCHASE PRICE ADJUSTMENT:

     (a) As promptly as practicable, but not later than 20 Business Days after the delivery of the Year End Financial Statements, Seller shall deliver to Purchaser a statement of the earnings before restructuring costs and other exceptional items, interest, taxes, depreciation and amortization (the "EBITDA") of the Business (the "Statement of EBITDA"), for the financial year beginning on April 1, 2001 and ended March 31, 2002, together with a statement by the independent auditors of the Seller that the Statement of EBITDA has been prepared in accordance with the requirements of this Section 4.2.

     (b) The Statement of EBITDA shall be prepared in a format and manner consistent with Schedule 4.2 that identifies the specific line items and adjustments that will be included in EBITDA for the purposes of this Section 4.2, except that the amounts reflected in such Statement shall be as of the year ended March 31, 2002, rather than as of the nine months ended December 31, 2001 and shall be derived from the Year End Financial Statements. Amounts set forth in the Statement of EBITDA shall be stated in both U.K. Pounds Sterling and U.S. Dollars.

     (c) For the purposes of the EBITDA Purchase Price Adjustment (as defined below), the EBITDA for the year ended March 31, 2002 as derived from the Year End Financial Statements is to be adjusted, if necessary, such that the EBITDA is calculated in accordance with U.K. GAAP applied the same way, using the same accounting policies, practices, methodologies, judgments and income statement classifications used in preparing the result for the nine months ended December 31, 2001 (the "Reference Income Statement"). Such adjustments shall be made, to the extent required, to achieve consistency of measurement contemplated above, including to reflect:

          (i) that the Business was trading under Seller's continuing ownership up to the March 31, 2002;

          (ii) so as to exclude any charge, accrual, provision, reserve or write off in respect of any costs, liabilities or charges to be incurred after the Closing, or in respect of any asset included in the financial statements at or before March 31, 2002, in any such case, (A) as a consequence of such change of ownership of the Business or any change in management strategy, direction or priority that results from such change in ownership, including, but not limited to, any disposal, closure, reorganization or restructuring of any operations of the Business, or (B) relating to the recording of the acquisition of the Business by Purchaser.

     (d) The foregoing principles are referred to in this Agreement as the "Reference Income Statement Principles." The adjustment contemplated by this
Section 4.2 is intended to show the difference, if any, between the projected EBITDA of $87 million (calculated on the basis of the December Financial Statements) and the actual EBITDA for the year ended March 31, 2002, and such difference can only be measured if the calculation is done in the same way, using the same accounting methods, for both amounts.

     (e) In the event that the amount of EBITDA set forth on the Statement of EBITDA is less than $81 million (and the Closing has occurred), then Seller shall pay to Purchaser the amount, and, if the Closing has not yet occurred, the Purchase Price shall be reduced by the amount, equal to 6 times the difference between the amount of EBITDA set forth on the Statement of EBITDA and $81 million, in immediately available funds (the "EBITDA Purchase Price Adjustment").

     (f) Purchaser's accountants will be kept informed during the preparation of the Statement of EBITDA and may review working papers of the Seller and the Seller's independent auditors, provided, however, that Purchaser acknowledges that Seller shall have the primary responsibility and authority for preparing the Year End Financial Statements and the Statement of EBITDA, and Seller's independent auditors shall have the primary responsibility and authority for preparing the Statement of EBITDA.

     (g) During the 30-day period following Purchaser's receipt of the Statement of EBITDA, Purchaser and its independent auditors shall be permitted to review the working papers relating to the Statement of EBITDA and Seller shall cooperate with Purchaser and its independent auditors to provide them with any other information used in preparing the Statement of EBITDA reasonably requested by Purchaser and its independent auditors.

     (h) The Statement of EBITDA shall become final and binding upon the parties on the 30th day following delivery unless the Purchaser gives written notice of its disagreement with the Statement of EBITDA (an "EBITDA Notice of Disagreement") to Seller prior to such date. Any EBITDA Notice of Disagreement shall (i) specify in reasonable detail the nature of any disagreement so asserted and (ii) only include disagreements based on errors of fact or mathematical errors in the Year End Financial Statements and/or the Statement of EBITDA, or based on the EBITDA as shown in the Statement of EBITDA not being calculated in accordance with this Section 4.2.

     (i) If an EBITDA Notice of Disagreement is received by Seller in a timely manner, pursuant to Section 4.2(h), then the Statement of EBITDA (as revised in accordance with this Section 4.2(i)) shall become final and binding upon Seller and Purchaser on the earlier of (A) the date Seller and Purchaser resolve in writing any differences they have with respect to the matters specified in the EBITDA Notice of Disagreement or (B) the date any disputed matters are finally resolved in writing by the Independent Firm.

     (j) During the 30-day period following the delivery of an EBITDA Notice of Disagreement, Seller and Purchaser shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in the EBITDA Notice of Disagreement. At the end of such 30-day period, Seller and Purchaser shall submit in writing a description of any and all matters that remain in dispute and were included in the EBITDA Notice of Disagreement pursuant to Section 4.2(h), to an Independent Firm for arbitration. The scope of the disputes to be resolved by the Independent Firm shall be limited to disputes concerning whether such calculation was done in accordance with the Reference Income Statement Principles, and whether there were errors of fact or mathematical errors in the Statement of EBITDA. The Independent Firm is not permitted to make any other determination.

     (k) Seller and Purchaser agree to use reasonable efforts to cause the Independent Firm to render a decision resolving any matters submitted to the Independent Firm within 30 days following submission. Judgment may be entered upon the determination of the Independent Firm in any court having jurisdiction over the party against which such determination is to be enforced.

     (l) The cost of any arbitration (including the fees and expenses of the Independent Firm and reasonable attorney fees and expenses of the parties) pursuant to this Section 4.2 shall be borne by Purchaser and Seller in inverse proportion as they may prevail on matters resolved by the Independent Firm, which proportionate allocations shall also be determined by the Independent Firm at the time the determination of the Independent Firm is rendered on the merits of the matters submitted.

     (m) The fees and disbursements of Seller's independent auditors incurred in connection with their report on the Statement of EBITDA and review of any EBITDA Notice of Disagreement shall be borne by Seller, and the fees and disbursements of Purchaser's independent auditors incurred in connection with their review of the Statement of EBITDA and any EBITDA Notice of Disagreement shall be borne by Purchaser.

     (n) Until the full and complete resolution of any adjustment to the Purchase Price contemplated by this Section 4.2, Seller shall provide to Purchaser and any accountants, counsel or financial advisors retained by Purchaser in connection with any adjustment to the Purchase Price contemplated by this Section 4.2 reasonable access during normal business hours to all the properties, books, contracts, personnel and records of the Business retained or controlled by Seller relevant to the adjustment contemplated by this Section 4.2 and shall allow copies of their records to be made. Until the full and complete resolution of any adjustment to the Purchase Price contemplated by this Section 4.2, Purchaser shall provide to Seller and any accountants, counsel or financial advisors retained by Seller in connection with any adjustment to the Purchase Price contemplated by this Section 4.2 reasonable access during normal business hours to all the properties, books, contracts, personnel and records of the Business retained or controlled by Purchaser relevant to the adjustment contemplated by this Section 4.2 and shall allow copies of their records to be made.

     (o) Nothing in this Section 4.2 shall be construed to limit the condition to Purchaser's obligation contained in Section 10.10.

4.3. NET BOOK VALUE PURCHASE PRICE ADJUSTMENT:

     (a) Within 20 Business days after the delivery of the Year End Financial Statements, Seller shall prepare and deliver to Purchaser a statement (the "Net Book Value Statement"), setting forth the Net Book Value of the Business as of March 31, 2002 (the "Stated Net Book Value") together with a statement by the independent auditors of the Seller that the Net Book Value Statement has been prepared in compliance with the requirements of this Section 4.3.

     (b) The Net Book Value Statement shall be prepared in a format and manner consistent with Schedule 4.3 that identifies the specific line items and adjustments that will be included for the purposes of this Section 4.3, except that the amounts reflected in such

Statement shall be as of the year ended March 31, 2002 rather than as of December 31, 2001 and shall be derived from the Year End Financial Statements. Amounts set forth in the Net Book Value Statement shall be stated in both U.K. Pounds Sterling and U.S. Dollars.

     (c) The term "Net Book Value" means the aggregate of the amounts extracted from the Year End Financial Statements with respect to the following line items
(A) Tangible Fixed Assets; (B) Investments in Associated Undertakings; (C) Other Fixed Asset Investments; (D) Stocks; (E) Gross Trade Debtors, (F) Amounts recoverable on long-term contracts; (G) Other debtors; (H) Prepayments and accrued income; (I) Invensys Group balances receivable and falling due within one year; (J) Debtors: amounts falling due after more than one year: Other debtors (K) Payments received on account; (L) Trade creditors; (M) Other creditors; (N) Accruals and deferred income; (O) Invensys Group balances payable and falling due within one year; (P) Provisions for Liabilities and Charges - Pensions; (Q) Provisions for Liabilities and Charges - Post Retirement Benefits;
(R) Provisions for Liabilities and Charges - Warranties; and (S) Minority Interests - Equity, together with such adjustments required to comply with
Section 4.3(d).

     (d) The line items that comprise Net Book Value shall be calculated in accordance with U.K. GAAP applied in the same way, using the same accounting policies, practices, methodologies, judgments and balance sheet classifications used in preparing the balance sheet as at December 31, 2001 (the "Reference Balance Sheet"). The foregoing principles are referred to in this Agreement as the "Balance Sheet Principles." Adjustments shall be made to the extent required to ensure consistency with the basis on which the Adjusted Net Book Value amount of $281.4 million set out in Section 4.3(e) was calculated as illustrated on
Schedule 4.3, including to:

          (i) reflect the arrangements relating to the lease with respect to the property at Walsroder Str. 9, 11, 13 and 15, Munchner Str. 67, 77 and 79 and Hemmstr 130 in Bremen, Germany (the "Gestra Lease") as a finance lease;

          (ii) reflect only trade debtors and related bad debt, credit note and other provisions and to exclude the impact of factoring or discounting of trade debtors;

          (iii) that the Business was trading under Seller's continuing ownership up to the March 31, 2002;

          (iv) so as to exclude any charge, accrual, provision, reserve or write off in respect of any costs, liabilities or charges to be incurred after the Closing, or in respect of any asset included in the financial statements at or before March 31, 2002, in any such case, (A) as a consequence of such change of ownership of the Business or any change in management strategy, direction or priority that results from such change in ownership, including, but not limited to, any disposal, closure, reorganization or restructuring of any operations of the Business, or (B) relating to the recording of the acquisition of the Business by Purchaser;

          (v) exclude assets and liabilities in respect of Taxes; and

          (vi) exclude Excluded Assets and Retained Liabilities.

     (e) The Purchase Price shall be decreased by the amount by which the actual Net Book Value at Closing is less than $262.5 million (the Purchase Price as so adjusted shall hereinafter be referred to as the "Net Book Value Adjusted Purchase Price").

     (f) If the Purchase Price (disregarding for this purpose any other adjustments to the Purchase Price provided for in this Agreement) is more than the Net Book Value Adjusted Purchase Price, Seller shall, within the later of five Business Days after the Net Book Value Statement becomes final and binding on the parties and five Business Days after the Closing, make payment to Purchaser by wire transfer in immediately available funds of the amount of such difference.

     (g) Purchaser's accountants will be kept informed during the preparation of the Net Book Value Statement and may review working papers of the Seller and the Seller's independent auditors, provided, however, that Purchaser acknowledges that Seller shall have the primary responsibility and authority for preparing the Year End Financial Statements and the Net Book Value Statement and Seller's independent auditors shall have the primary responsibility and authority for reporting on the Net Book Value Statement.

     (h) During the 30-day period following Purchaser's receipt of the Net Book Value Statement, Purchaser and its independent auditors shall be permitted to review the working papers relating to the Net Book Value Statement and Seller shall cooperate with Purchaser and its independent auditors to provide them with any other information used in preparing the Net Book Value Statement reasonably requested by Purchaser and its independent auditors.

     (i) The Net Book Value Statement shall become final and binding upon the parties on the 30th day following delivery unless the Purchaser gives written notice of its disagreement with the Net Book Value Statement (a "Net Book Value Notice of Disagreement") to Seller prior to such date. Any Net Book Value Notice of Disagreement shall (i) specify in reasonable detail the nature of any disagreement so asserted and (ii) only include disagreements based on errors of fact or mathematical errors in the Year End Financial Statements and/or the Net Book Value Statement, or based on the Net Book Value as shown in the Net Book Value Statement not being calculated in accordance with this Section 4.3.

     (j) If a Net Book Value Notice of Disagreement is received by Seller in a timely manner, then the Net Book Value Statement (as revised in accordance with this Section 4.3(j)) shall become final and binding upon Seller and Purchaser on the earlier of (A) the date Seller and Purchaser resolve in writing any differences they have with respect to the matters specified in the Net Book Value Notice of Disagreement or (B) the date any disputed matters are finally resolved in writing by the Independent Firm.

     (k) During the 30-day period following the delivery of an Net Book Value Notice of Disagreement, Seller and Purchaser shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in the Net Book Value Notice of Disagreement. At the end of such 30-day period, Seller and Purchaser shall submit in writing a description of any and all matters that remain in dispute and were included in the Net Book Value Notice of Disagreement pursuant to Section 4.3(i) to an Independent Firm for arbitration. The scope of the disputes to be resolved by the Independent Firm shall be limited to disputes concerning whether such calculation was done in accordance with the Reference Balance Sheet Principles, and whether there were errors of fact or mathematical errors in the Net Book Value Statement, and the Independent Firm is not to make any other determination.

     (l) Seller and Purchaser agree to use reasonable efforts to cause the Independent Firm to render a decision resolving any matters submitted to the Independent Firm within 30 days following submission. Judgment may be entered upon the determination of the Independent Firm in any court having jurisdiction over the party against which such determination is to be enforced.

     (m) The cost of any arbitration (including the fees and expenses of the Independent Firm and reasonable attorney fees and expenses of the parties) pursuant to this Section 4.3 shall be borne by Purchaser and Seller in inverse proportion as they may prevail on matters resolved by the Independent Firm, which proportionate allocations shall also be determined by the Independent Firm at the time the determination of the Independent Firm is rendered on the merits of the matters submitted.

     (n) The fees and disbursements of Seller's independent auditors incurred in connection with their report on the Net Book Value Statement and review of any Net Book Value Notice of Disagreement shall be borne by Seller, and the fees and disbursements of Purchaser's independent auditors incurred in connection with their review of the Net Book Value Statement and any Net Book Value Notice of Disagreement shall be borne by Purchaser.

     (o) Until the full and complete resolution of any adjustment to the Purchase Price contemplated by this Section 4.3, Seller shall provide to Purchaser and any accountants, counsel or financial advisors retained by Purchaser in connection with any adjustment to the Purchase Price contemplated by this Section 4.3 reasonable access during normal business hours to all the properties, books, contracts, personnel and records of the Business retained or controlled by Seller relevant to the adjustment contemplated by this Section 4.3 and shall allow copies of the records to be made. Until the full and complete resolution of any adjustment to the Purchase Price contemplated by this Section 4.3, Purchaser shall provide to Seller and any accountants, counsel or financial advisors retained by Seller in connection with any adjustment to the Purchase Price contemplated by this Section 4.3 reasonable access during normal business hours to all the properties, books, contracts, personnel and records of the Business retained or controlled by Purchaser relevant to the adjustment contemplated by this Section 4.3 and shall allow copies of the records to be made.

4.4. FINAL CASH/OVERDRAFT DEBT ADJUSTMENT:

     (a) As promptly as practicable after the Closing, but not later than 30 Business Days after Closing, Purchaser shall deliver to Seller a statement of the Final Cash/Overdraft Debt Balance (as defined below) of the Business (the "Statement of Final Cash/Overdraft Debt Balance"), as of the Closing.

     (b) For purposes of this Article IV:

          (i) "Cash" means the aggregate amount of cash as shown on the books and records of the Purchased Subsidiaries (rather than as shown on the bank statements of the

     Purchased Subsidiaries) and therefore shall be reduced by any checks, wire transfers, giros, or any other debits written or otherwise executed on or prior to the Closing Date that have not yet cleared the bank accounts; and shall be increased by any deposits or cash in transit (including from other Invensys Group companies or Purchased Subsidiaries) that have not yet been credited to the bank accounts, less (A) $3.25 million and (B) $1.575 million (it being understood that the resulting number may be a negative number).

          (ii) "Overdraft Debt" means the aggregate amount of indebtedness as shown on the books and records of the Purchased Subsidiaries (rather than as shown on the bank statements of the Purchased Subsidiaries) and therefore shall be increased by any checks, wire transfers, giros, or any other debits written or otherwise executed on or prior to the Closing Date that have not yet cleared the bank accounts; and shall be reduced by any deposits or cash in transit (including from other Invensys Group companies or Purchased Subsidiaries) that has not yet been credited to the bank accounts together with the amount of the Restructuring Provision (as defined below) as of the Closing (it being understood that the resulting number may be a positive number). Overdraft Debt will not include liabilities for guarantees of indebtedness of the Purchased Assets, Inter-Company payables, finance leases, operating leases or liabilities for non-recourse factoring.

          (iii) "Final Cash/Overdraft Debt Balance" means the amount of Cash reduced by the amount of Overdraft Debt.

          (iv) "Restructuring Provision" means the aggregate amount of the liabilities at Closing in respect restructuring projects at Gestra GmbH, IFC Germany GmbH and NAF AB (including but not limited to liabilities for obligations under old-age-part-time severance arrangements in Germany) and any other similar liabilities that would be classified within the line item `Provisions for liabilities and charges - Restructuring' in a set of financial statements prepared consistently with the Year End Financial Statements which, for purposes of reference, was (pound)3.8 million as of December 31, 2001.

          (c) The Final Cash/Overdraft Debt Balance as finally agreed will be paid as follows:

          (i) if the Final Cash/Overdraft Debt Balance is a positive amount, then Purchaser will pay Seller the amount of the Final Cash/Overdraft Debt Balance together with interest at LIBOR from the Closing Date, within five Business Days after the Final Cash/Overdraft Debt Balance is determined;

          (ii) if the Final Cash/Overdraft Debt Balance is a negative amount then Seller will pay Purchaser the amount of Final Cash/Overdraft Debt Balance, together with interest at LIBOR from the Closing Date, within five Business Days after the Final Cash/Overdraft Debt Balance is determined;

     (d) The Final Cash/Overdraft Debt Balance will constitute an upward or downward, as the case may be, adjustment of the Closing Payment paid by Purchaser for the Purchased Assets.

     (e) During the 20-day period following Seller's receipt of the Statement of Final Cash/Overdraft Debt Balance, Seller and its independent auditors shall be permitted to review the working papers relating to the Statement of Final Cash/Overdraft Debt Balance, and Purchaser shall cooperate with Seller and its independent auditors to provide them with any other information used in preparing the Statement of Final Cash/Overdraft Debt Balance reasonably requested by Seller and its independent auditors.

     (f) The Statement of Final Cash/Overdraft Debt Balance shall become final and binding upon the parties on the 20th day following delivery unless the Seller gives written notice of its disagreement with the Statement of Final Cash/Overdraft Debt Balance (a "Cash/Debt Notice of Disagreement") to Purchaser prior to such date. Any Cash/Debt Notice of Disagreement shall (i) specify in reasonable detail the nature of any disagreement so asserted and (ii) only include disagreements based on errors of fact or mathematical errors in the Statement of Final Cash/Overdraft Debt Balance, or based on the Final Cash/Overdraft Debt Balance as shown in the Statement of Final Cash/Overdraft Debt Balance not being calculated in accordance with this Section 4.4.

     (g) If a Cash/Debt Notice of Disagreement is received by Purchaser in a timely manner, then the Statement of Final Cash/Overdraft Debt Balance (as revised in accordance with this Section 4.4(g) shall become final and binding upon Seller and Purchaser on the earlier of (A) the date Seller and Purchaser resolve in writing any differences they have with respect to the matters specified in the Cash/Debt Notice of Disagreement or (B) the date any disputed matters are finally resolved in writing by the Independent Firm.

     (h) During the 30-day period following the delivery of an Cash/Debt Notice of Disagreement, Seller and Purchaser shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in the Cash/Debt Notice of Disagreement. At the end of such 30-day period, Seller and Purchaser shall submit in writing a description of any and all matters that remain in dispute and were included in the Cash/Debt Notice of Disagreement pursuant to Section 4.4(f), to an Independent Firm for arbitration. The scope of the disputes to be resolved by the Independent Firm shall be limited to disputes concerning whether there were errors of fact or mathematical errors in the Statement of Final Cash/Overdraft Debt Balance, and the Independent Firm is not permitted to make any other determination.

     (i) Seller and Purchaser agree to use reasonable efforts to cause the Independent Firm to render a decision resolving any matters submitted to the Independent Firm within 30 days following submission. Judgment may be entered upon the determination of the Independent Firm in any court having jurisdiction over the party against which such determination is to be enforced.

     (j) The cost of any arbitration (including the fees and expenses of the Independent Firm and reasonable attorney fees and expenses of the parties) pursuant to this Section 4.4 shall be borne by Purchaser and Seller in inverse proportion as they may prevail on matters resolved by the Independent Firm, which proportionate allocations shall also be determined by the Independent Firm at the time the determination of the Independent Firm is rendered on the merits of the matters submitted.

     (k) The fees and disbursements of Purchaser's independent auditors incurred in connection with their report on the Statement of Final Cash/Overdraft Debt Balance and review of any Cash/Debt Notice of Disagreement shall be borne by Purchaser, and the fees and disbursements of Seller's independent auditors incurred in connection with their review of the Statement of Final Cash/Overdraft Debt Balance and any Cash/Debt Notice of Disagreement shall be borne by Seller.

     (l) Until the full and complete resolution of any adjustment to the Purchase Price contemplated by this Section 4.4, Purchaser shall provide to Seller and any accountants, counsel or financial advisors retained by Seller in connection with any adjustment to the Purchase Price contemplated by this
Section 4.4 reasonable access during normal business hours to all the properties, books, contracts, personnel and records of the Business retained or controlled by Purchaser relevant to the adjustment contemplated by this Section
4.4 and shall allow copies of the records to be made. Until the full and complete resolution of any adjustment to the Purchase Price contemplated by this
Section 4.4, Seller shall provide to Purchaser and any accountants, counsel or financial advisors retained by Purchaser in connection with any adjustment to the Purchase Price contemplated by this Section 4.4 reasonable access during normal business hours to all the properties, books, contracts, personnel and records of the Business retained or controlled by Seller relevant to the adjustment contemplated by this Section 4.4 and shall allow copies of the records to be made.

                                   ARTICLE V.
                                 Closing Matters

5.1. THE CLOSING:

     (a) On the terms and subject to the conditions of this Agreement, the purchase and sale (the "Closing") contemplated under this Agreement shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York or at such other place as the parties shall mutually agree upon, at 10:00 A.M. local time on the later of: (i) five (5) Business Days after the satisfaction or waiver of the conditions set forth in Article X and XI (other than those conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of such conditions), provided, however, that if prior to June 15, 2002, all conditions to Closing set forth in Article X and Article XI have been satisfied or waived (other than those conditions that by their nature are to be satisfied at Closing) but Purchaser does not have sufficient funds (other than the proceeds of the Bridge Notes (as defined in the Commitment Letters)) available to enable Purchaser to complete the transactions contemplated by this Agreement, Purchaser may, upon written notice thereof to Seller, defer the Closing Date until any date that is not later than June 15, 2002 (it being agreed that this date shall be extended by one day for each day later than May 15, 2002 that Seller provides Purchaser with the Year End Financial Statements and/or the Guarantor/Non-Guarantor Information required to be delivered pursuant to pursuant to Section 7.14) and provided further that if all conditions to Purchaser's obligations to close contained in Article X are satisfied other than the condition contained in
Section 10.9 hereof, Purchaser may defer the Closing until any date not later than July 31, 2002, or (ii) such other time or date as the parties shall mutually agree upon in writing. All actions scheduled in this Agreement for the Closing Date shall be deemed to occur simultaneously. The date the Closing takes place is herein referred to as the "Closing Date."

Except as provided in Article XVII, the Closing shall be deemed to be effective as of 12:01 A.M. on the Closing Date.

     (b) At the Closing, Purchaser shall transfer the Closing Payment to a bank account designated by Seller in accordance with Section 3.2.

     (c) At the Closing and effective on the Closing Date, Seller shall execute and deliver (or cause to be executed and delivered by the appropriate member of the Seller Group) the following documents to Purchaser (collectively, the "Conveyance Instruments"):

          (i) share certificates, share transfer forms, or such other documents (including, if necessary for local registration purposes, appropriate contracts of sale) representing or signifying and confirming transfer of all of the Seller Group's ownership of the Target Subsidiaries free and clear of all Encumbrances (other than Permitted Liens), properly endorsed for transfer (if appropriate) of the Seller Group's record and beneficial ownership in and to the Target Subsidiaries;

          (ii) such deed or deeds as shall be effective to vest in Purchaser or the appropriate Purchaser Designee good and marketable fee simple title to all of the Owned Real Property (as defined in Section 8.5(a)) constituting Target Assets, free and clear of all Encumbrances, except for Permitted Liens. For purposes of this Agreement, "Permitted Liens" shall mean mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business regarding Claims that are not yet due and payable, liens for Taxes and other governmental charges which are not yet due and payable or which may thereafter be paid without penalty, Encumbrances which do not materially interfere with the present use or economic value of the Purchased Assets and any other exceptions which may be listed on Schedule 5.1(c)(ii) or 8.5(a);

          (iii) bills of sale, endorsements, assignments and other good and sufficient instruments of sale, transfer, conveyance and assignment, in forms reasonably satisfactory to Purchaser, as shall be effective to vest in Purchaser or the appropriate Purchaser Designee title, free and clear of all Encumbrances (other than Permitted Liens), to the Purchased Assets other than the Owned Real Property;

          (iv) a duly executed receipt indicating receipt of the Closing
     Payment;

          (v) any such other certifications or documents as may be required to be delivered at the Closing under the terms of this Agreement;

          (vi) copies of all directors', shareholders' or other resolutions required under local law to approve or effectuate the transfer to Purchaser of the Target Assets and the Purchased Subsidiaries; and

          (vii) copies of all minutes of meetings of works councils or other employee representative bodies, if any, required under European Union or European Union Member State law to demonstrate compliance with Sections
     8.28 and 10.12.

     (d) At the Closing, Purchaser shall execute and deliver to Seller such documents as may be reasonably requested by Seller to effect the assumption by Purchaser of the Assumed Liabilities.

     (e) At the Closing, Seller shall cause any directors or officers of the Purchased Subsidiaries who are officers or employees of Seller or any of its Affiliates (other than Transferred Employees) to resign or to be removed as directors and officers thereof.

     (f) At the Closing, each of Seller and Purchaser shall enter into a non-competition agreement in the form attached hereto as Exhibit A (the "Non-Competition Agreement").

     (g) At the Closing, Seller shall deliver or cause to be delivered by the appropriate member of the Seller Group to the Purchaser or the relevant Purchaser Designee all Target Assets which are capable of transfer by delivery with the intent that legal and beneficial title to such Target Assets shall pass by and upon such delivery.

     (h) Notwithstanding the foregoing, at the election of Purchaser and with the prior written consent of Seller (which consent shall not be unreasonably withheld, delayed or conditioned), the Closing may be held in multiple stages on the same day as the Closing to facilitate the Tax planning objectives of Purchaser (the "Multi-Stage Closing"). Any additional costs reasonably and properly incurred by Seller, any Affiliate of Seller or any Purchased Subsidiary and any additional Taxes payable by Seller, any Affiliate of Seller or any Purchased Subsidiary (including, without limitation, any such Taxes arising out of or resulting from any reduction to Seller's Attributes, Seller's Refunds or any losses, credits, Reliefs, allowances or other similar Tax attributes of Seller or any Affiliate of Seller) as a result of the Multi-Stage Closing shall be for the account of Purchaser.

     (i) Provided that no later than seven Business Days prior to the Closing Date Purchaser shall have provided to Seller for its review and approval (which approval shall not be unreasonably withheld, delayed or conditioned) any applicable Tax Returns and other documentation with respect to the Transfer Taxes owed on stampable documents conveying the Purchased Assets (which applicable Tax Returns and other documentation shall be prepared in a manner consistent with the Stamp Duty Allocation), at the Closing, Seller shall pay to Purchaser 50% of the Transfer Taxes shown as due on such Tax Returns and other documentation or otherwise payable with respect to such stampable documents, such Transfer Taxes to be computed in each case based on the Stamp Duty Allocation.

                                  ARTICLE VI.
                           Transfer After the Closing

6.1. FURTHER INSTRUMENTS AND ACTIONS: From time to time after the Closing Date, upon request of Purchaser, Seller and each member of Seller Group, without further consideration, shall cooperate with Purchaser and shall duly execute, acknowledge and deliver all such further deeds, assignments, transfers, conveyances and powers of attorney and take such other actions and give such assurances as may be reasonably required to convey to and vest in Purchaser all right, title and interest in the Purchased Assets. Seller shall promptly pay or deliver to Purchaser any amounts or items which may be received by Seller or any member of Seller

Group on or after the Closing Date which constitute Purchased Assets and Purchaser shall promptly pay or deliver to Seller any amounts or items which may be received by Purchaser on or after Closing Date which constitute Excluded Assets. Purchaser shall be solely responsible for all costs relating to the preparation and the filing, or other recordation, of all instruments of transfer or assignment reasonably necessary to vest in Purchaser title to the Seller Intellectual Property (as defined in Section 8.11(c)) whether such documents are executed by Seller at the Closing under Section 5.1(c)(iii) or after the Closing Date.

6.2. PURCHASED ASSETS REQUIRING CONSENTS: In the event any consent or waiver of a third party which is legally required in order for Seller to effect the sale, assignment or transfer to Purchaser or any Purchaser Designee of any Target Asset (including any consents referred to in Section 10.3 with respect to which Purchaser has waived the closing condition) has not been obtained by the Closing Date then such Target Asset shall not be deemed to be sold, transferred, conveyed or assigned to Purchaser at the Closing. If a Target Asset is not so sold, transferred, conveyed or assigned, or if any consent or waiver of a third party which is legally required to enable the Purchased Subsidiaries to continue to use after the Closing Date any assets used in, held for use or pertaining to the Business (such assets the "Purchased Subsidiary Assets"), has not been obtained by the Closing Date, the following shall apply:

     (a) Seller shall, and shall cause the relevant member of the Seller Group to, use all reasonable commercial efforts to cooperate with Purchaser or the relevant Purchaser Designee in entering into a reasonable arrangement designed to provide Purchaser or the relevant Purchaser Designee with the benefit of Seller's rights (or the rights of the relevant Seller Group member) under or pursuant to or in respect of such Target Asset, or to enable the continued use by the Purchased Subsidiaries of the Purchased Subsidiary Assets (provided that Seller shall not be required to make any additional payments or incur any additional liabilities to enter into such arrangement);

     (b) Seller shall, and shall cause the relevant member of the Seller Group to, use its reasonable commercial efforts to cooperate with Purchaser or the relevant Purchaser Designee in obtaining any such required consent or waiver as soon as practicable following the Closing Date (provided that Seller should not be required to make any payments to the third party whose consent is being sought); and

     (c) immediately upon obtaining all legally required consents or waivers for such Target Asset, such Target Asset shall be deemed to be sold, transferred, conveyed or assigned to Purchaser or the relevant Purchaser Designee as of the receipt of such consents or waivers and Seller or the appropriate member of Seller Group shall execute, without further consideration from Purchaser or the relevant Purchaser Designee, any documents reasonably requested by Purchaser or the relevant Purchaser Designee to confirm that such Target Asset, as applicable, has been sold, transferred, conveyed or assigned to Purchaser or the relevant Purchaser Designee.

     (d) immediately upon obtaining all legally required consents or waivers for such Purchased Subsidiary Asset, the Seller or the appropriate member of the Seller Group shall, without further consideration from Purchaser or the relevant Purchased Subsidiary, execute any documents reasonably requested by the Purchaser or the relevant Purchased Subsidiary to confirm the right to the continued use of such Purchased Subsidiary Asset.

6.3. CERTAIN PREEMPTIVE RIGHTS: Notwithstanding anything to the contrary contained in this Agreement (including the Schedules hereto), this Agreement shall not constitute an agreement by Seller to sell, assign or transfer or an offer to sell, assign or transfer any of the interests listed on Schedule 6.3 hereto (the "Joint Venture Interests") in the joint ventures listed on Schedule
6.3 hereto (the "Business Joint Ventures"), each of which may be subject to a right of first offer in favor of a third party. The parties acknowledge and agree that Seller may not be able to transfer the Joint Venture Interests or some portion thereof to Purchaser at the Closing because of existing contractual or other obligations of Seller or its Affiliates (or the applicable provisions of the joint venture agreement, limited liability company agreement or other constitutive document of a Business Joint Venture). Notwithstanding anything to the contrary contained in Article III hereof, if Seller is unable to transfer the Joint Venture Interests relating to any Business Joint Venture at the Closing, Purchaser shall be entitled to reduce the Purchase Price by an amount equal to the value of such Joint Venture Interests as mutually agreed by the parties acting reasonably (which values shall not exceed the fair market values of such Joint Venture Interests) prior to the offering of such Joint Venture Interests to the applicable third parties.

                                  ARTICLE VII.
                            Actions Prior to Closing

7.1. ACCESS: Prior to the Closing Date, Seller shall, and shall cause its subsidiaries, officers, employees, counsel, financial advisors and other representatives to, afford to Purchaser and its representatives reasonable access, during normal business hours and in a manner that is not unreasonably disruptive to the operations of the Business or the business of Seller and its subsidiaries, to the properties, books, contracts, commitments, personnel and records of (i) the Purchased Subsidiaries and (ii) of members of the Seller Group and holders of Target Assets primarily relating to the Business during such period, Seller shall, and shall cause its subsidiaries, officers, employees and representatives to, furnish as promptly as practicable to Purchaser all information concerning the properties, financial condition, operations and personnel of the Purchaser Subsidiaries and the Business as Purchaser may from time to time reasonably request. In no event shall Purchaser be permitted to conduct, prior to the Closing Date, Phase II environmental assessments or any other sampling or testing of soil and/or ground or surface waters at, on or under the Real Property (as defined in Section 8.5(b)). Purchaser will hold, and will cause its directors, officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates, successors and assigns to hold, any nonpublic information in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, previously entered into, between or on behalf of Purchaser and Seller, the terms of which are hereby incorporated herein by reference (the "Confidentiality Agreement").

7.2. OBTAINING OF APPROVALS AND CONSENTS:

     (a) No later than five Business Days after the date hereof, each party shall make all filings under the HSR Act (as defined in Section 10.3) required in connection with the consummation of the transactions contemplated by this Agreement. As soon as reasonably practicable after the date hereof, each party shall use its reasonable best efforts to (x) make all other necessary filings with all governmental bodies or other regulatory authorities to obtain licenses, permits, approvals, or authorizations and (y) obtain all consents of third parties in each case required for the sale, assignment or transfer to Purchaser of any of the Target Assets or Purchased Subsidiaries or the consummation of any of the transactions contemplated by this Agreement.

     (b) Each party shall bear its own cost of complying with or obtaining the consent to or approval of the transactions contemplated hereby of any governmental or third party, including, without limitation, any such approval or consent required by any safety, health, environmental or other applicable law or regulation. Each party hereto shall provide to the other party such information as the other party may reasonably request in order to enable it to prepare such filings. Each party hereto shall also use its reasonable best efforts to expedite any governmental or other third party review and to obtain all such necessary consents, approvals, licenses and permits as promptly as practicable.

     (c) Purchaser and Seller agree to have Purchaser Designees and members of the Seller Group enter into individual transfer agreements no later than the Closing Date, covering portions of the overall sale and transfer of the Target Assets and the Target Subsidiaries to the extent necessary under applicable law to convey such assets and entities (the "Transfer Agreements"); provided that the terms and conditions of the Transfer Agreements are consistent with the terms and conditions set forth in this Agreement except where otherwise required under applicable law.

7.3. ACTIONS OF SELLER AND CONDUCT OF BUSINESS:

     (a) Seller shall use its reasonable best efforts to perform and satisfy all conditions to Closing to be performed or satisfied by Seller under this Agreement by the Closing Date or such other date by which performance is required hereunder.

     (b) From the date hereof through the Closing Date, unless otherwise agreed in writing by Purchaser, (i) Seller shall not, and shall cause the Seller Group (with respect to the Business) and the Purchased Subsidiaries not to, except as required or expressly permitted pursuant to the terms hereof, enter into any material transaction other than in the ordinary course of business and (ii) Seller shall, and shall cause the Seller Group and the Purchased Subsidiaries to, conduct the Business in the ordinary course of business and in a manner substantially consistent with past practice. Prior to the Closing, Seller shall use commercially reasonable best efforts to keep available the services of the current employees of the Purchased Subsidiaries and to preserve for Purchaser the goodwill of the customers and suppliers of the Business and others having business relations with Seller with respect to the Business, and shall do all things commercially reasonable requested by Purchaser for such purpose and consistent with Seller's obligations hereunder. Prior to the Closing, Seller shall advise Purchaser as promptly as practicable in writing of the commencement of any material suit, litigation or legal proceeding against Seller with respect to the Business or the Purchased Subsidiaries or with regard to the transactions contemplated hereby. Prior to the Closing, Seller shall use commercially reasonable best efforts to cause all casualty and liability insurance coverage listed on Schedule 8.18 to remain in effect

(or to obtain comparable coverage) and apply all insurance proceeds in respect of casualty to the Target Assets or assets of the Purchased Subsidiaries to the replacement or rebuilding of such Target Assets or assets of the Purchased Subsidiaries.

     (c) Without limiting the generality of the foregoing, from the date hereof through the Closing Date, unless otherwise agreed in writing by Purchaser (such approval not to be unreasonably withheld, delayed or conditioned), unless as specifically set forth on Schedule 7.3(c), in connection with the arrangements described in Section 4.3(d)(i), the restructuring projects in Section 4.4(b)(iv), in connection with the Cash Extraction Plan described in Schedule 7.15, as amended pursuant to Section 7.15, in connection with the Divestiture, in connection with the conversion of each of the Purchased Subsidiaries organized under the laws of a state in the United States, other than Worcester Controls Licensco Inc. and PMV Inc., into a limited liability company organized under the laws of a state in the United States (a "U.S. LLC") or in connection with the extraction from the Business of the asset described in Section 1.2(m), Seller shall not, with respect to the Business, and shall not permit any Purchased Subsidiary (or seller of Target Assets with respect to such assets) to:

          (i) authorize for issuance, issue, deliver, sell, pledge, redeem or otherwise encumber the share capital of any Purchased Subsidiary, any other voting securities of any Purchased Subsidiary or any securities convertible into, or any rights, warrants or options to acquire any shares, voting securities or convertible securities or any other securities or equity equivalents of any Purchased Subsidiary (including, without limitation, stock appreciation rights);

          (ii) sell, lease, license or otherwise dispose of, or agree to sell, lease, license or otherwise dispose of, any interest in any of the Purchased Subsidiaries or material assets held by any Purchased Subsidiaries or any material Target Assets except for sales or dispositions of inventory or of obsolete or worn-out assets in the ordinary course of business, consistent with past practice;

          (iii) subject any of the Target Assets, Purchased Subsidiaries or aggregate amount of material assets held by any Purchased Subsidiary to any material mortgage, pledge, security interest, encumbrance or lien or suffer such to be imposed, except for Permitted Liens;

          (iv) except in the ordinary course of business, consistent with past practice, or as required by law or pursuant to the terms of a Collective Bargaining Agreement (a) increase in any manner the compensation of, or enter into any new bonus, termination, stay bonus, severance or incentive agreement or arrangement with, any of the Business Employees (as defined in Section 8.10(a)) or Former Employees (as defined in Section 8.10(a)), (b) commence, enter into or amend any U.S. Benefit Plan (as defined in Section 8.10(a)) or Foreign Plan in a manner that materially increases the benefits or costs thereunder, or (c) enter into or amend any collective bargaining employment, consulting or service agreement with respect to the Business;

          (v) make any capital expenditures exceeding, in the aggregate, $1,000,000, or individual expenditures exceeding $250,000;

          (vi) make any election regarding Taxes other than in a manner consistent with past practice, execute any waiver of restrictions on assessment or collection of any Tax, or settle or compromise any Tax Matter, in any case, that either (x) would reasonably be expected to increase the Taxes for which Purchaser or any of its Affiliates (including the Purchased Subsidiaries) would be liable under Article XVII or (y) would have a binding effect on Purchaser or any of its Affiliates (including the Purchased Subsidiaries) in a Post-Closing Tax Period; provided, however, that Seller shall notify Purchaser in writing of any -------- ------- such election, waiver, settlement or compromise that is not described in clause
     (x) or clause (y) at least 10 Business Days prior to making (or causing to be made) such election, waiver, settlement or compromise;

          (vii) except in the ordinary course of business, consistent with past practice (a) sever or terminate any of the Business Employees or (b) hire any Business Employees or transfer the employment of any individual to or from a Purchased Subsidiary;

          (viii) take, or agree in writing or otherwise to take, any of the actions described in this Section 7.3, or any action which would or could reasonably be expected to cause the representations and warranties of Seller contained in this Agreement to not be true and correct in all material respects, or, with respect to the representations and warranties of Seller contained herein that are limited by materiality, to not be true and correct in all respects;

          (ix) incur or assume any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness, other than in the ordinary course of business and consistent with past practice; provided, however, that in no event shall any Purchased Subsidiary incur or assume any long-term indebtedness for borrowed money;

          (x) cancel any material indebtedness owed to any Purchased Subsidiary by an unaffiliated third party;

          (xi) other than in the ordinary course of business, pay, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any agreement or arrangement with, Seller or any of its Affiliates that are not Purchased Subsidiaries or their directors, officers or employees;

          (xii) make any change in any method of accounting or accounting practice or policy other than those required by U.K. GAAP;

          (xiii) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division;

          (xiv) enter into any lease of real property in excess of 10,000 square feet, except any renewals of existing leases in the ordinary course of business and consistent with past practice; or

          (xv) modify, amend, terminate or fail to exercise any option to renew in accordance with its terms any lease of, or other material agreement relating to, real property (except modifications or amendments associated with renewals of existing leases or lease termination in the ordinary course of business and consistent with past practice).

     (d) From the date hereof through the Closing Date, Seller shall cause the Purchased Subsidiaries to use commercially reasonable efforts to maintain their respective assets, and shall cause the Seller Group to use commercially reasonable efforts to maintain the Target Assets, in each case in the ordinary course of business in good operating order and condition, reasonable wear and tear excepted; and maintain the level and quality of inventory and supplies, raw materials and spare parts in the ordinary course in a manner consistent with past practices in place as of the date of the Balance Sheet.

7.4. ACTIONS OF PURCHASER: Purchaser shall use its reasonable best efforts to perform and satisfy all conditions to Closing to be performed or satisfied by Purchaser under this Agreement by the Closing Date or such other date by which performance is required hereunder. Purchaser shall use its reasonable best efforts to obtain the financing contemplated in the Commitment Letters and to comply with its obligations under the Commitment Letters and cause the conditions precedent under its control contained therein to be satisfied (including, without limitation, by paying negotiated fees to obtain any required approvals of the Required Lenders (as defined in the Commitment Letters)).

7.5. PUBLIC ANNOUNCEMENTS: Except as may be required by applicable law or the rules of the New York Stock Exchange (the "NYSE"), the U.K. Listing Authority or the London Stock Exchange, no announcement or circular in connection with the subject matter of this Agreement shall be made or issued by or on behalf of Seller or any member of Seller Group, on the one hand, or Purchaser or the Purchaser Designees, on the other hand, without the prior written consent of the other as to its contents, timing and the manner of its presentation and publication. For the avoidance of doubt, nothing in this Section 7.5 shall be deemed to prohibit any party hereto, following review with the other party, from making any disclosure which its counsel reasonably deems necessary in order to fulfill such party's disclosure obligations imposed by law, including, without limitation, the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended, or other rules or regulations of the Securities and Exchange Commission or the rules of the NYSE, the London Stock Exchange, the City Code on Mergers and Takeovers or the U.K. Listing Authority.

7.6. NO NEGOTIATIONS: Prior to the Closing, Seller shall not, and shall cause each of its Affiliates and each of their respective officers, directors, employees and representatives to not, directly or indirectly, solicit or enter into negotiations or discussions of, or encourage the submission of, any proposal or offer of any kind with any party, other than Purchaser, for the purchase and sale of all or any portion of the Business or any of the Target Assets or Purchased Subsidiaries except with regard to the sale or disposition of inventory or obsolete or worn-out assets in the ordinary course of business. Seller will notify Purchaser if any third party makes any proposal, offer, inquiry or contact with respect to any of the foregoing within two (2) Business Days after such receipt of any such offer or proposal.

7.7. SECTION 116 CERTIFICATE: Seller shall use its reasonable best efforts to deliver to Purchaser on or prior to the Closing Date a certificate (the "116 Certificate") in the name of BTR Canada Holdings, Inc. issued under section 116 of the Income Tax Act (Canada), in connection with the sale by BTR Canada Holdings, Inc. of the shares of Canadian Worcester Controls Limited, setting forth a certificate limit in an amount not less than the Purchase Price in respect of the shares of Canadian Worcester Controls Limited. If the 116 Certificate is not delivered to Purchaser on or prior to the Closing Date, Purchaser shall be entitled to withhold from the Purchase Price in respect of Canadian Worcester Controls Limited, payable at the time of the Closing, an amount equal to 25% of the Purchase Price for the shares of Canadian Worcester Controls Limited, such amount is required to be held in escrow pursuant to an escrow agreement among the parties, substantially in the form attached hereto as Exhibit B (the "Escrow Agreement").

7.8. FIRPTA CERTIFICATE; FORM W-8BEN: Seller shall deliver to Purchaser at or prior to the Closing (a) duly executed and acknowledged certificates substantially in the form set forth in Schedule 7.8(a) or Schedule 7.8(b), as applicable, certifying such facts that establish that the sale of the share capital of the Target Subsidiaries are exempt from withholding under Section 1445 of the Code and (b) a duly completed and properly executed Internal Revenue Service Form W-8BEN certifying that (i) Seller is the beneficial owner of the payment in consideration of Seller's Entry into the Non-Competition Agreement referred to in Section 3.1, (ii) Seller is qualified for benefits under the provisions of the Income Tax Treaty between the United States and the United Kingdom (the "Treaty") and (iii) such payment is exempt from United States withholding Tax under the Treaty.

7.9. TRANSITION SERVICES: Each of Purchaser and Seller agrees to negotiate in good faith to enter into at the Closing an agreement for transition services (the "Transition Services Agreement") pursuant to which Seller would agree to provide to Purchaser, upon mutually agreed terms, mutually agreed support services which may be required for the transition of the Business to Purchaser. Such Transition Services Agreement shall provide, among other things, that Seller shall be reimbursed for (x) all out-of-pocket costs in connection with the provision of such services and (y) a pro rata portion of the employment costs (i.e., salary and fringe benefits) of employees providing such services plus, an amount equal to 5% of such employment costs, and shall provide for a term of six months.

7.10. CASH POOLING ARRANGEMENTS: Prior to the Closing, Seller shall cause any Purchased Subsidiary that participates in any of Seller's cash pooling arrangements to be removed from such arrangement and to cause any obligations or undertakings of such Purchased Subsidiaries to be cancelled.

7.11. ADVISE OF CHANGES: Each party to this Agreement shall give prompt notice to the other party of any event, transaction or circumstance, to the extent known by such party, the occurrence, or failure to occur, of which has caused or could reasonably be expected to cause any of the conditions to the other party's obligations to close set forth in Articles X or XI hereof, as applicable, not to be satisfied.

7.12. RECORDS: On the Closing Date, Seller shall deliver or cause to be delivered to Purchaser or a Purchased Subsidiary all Purchased Records (as defined in Section 13.1), plus all original agreements, documents, books, records and files, including records and files stored on computer disks or tapes or any other storage medium (collectively, "Records"), if any, in the possession of Seller or any of its Affiliates relating to the business and operations of the Business, subject to the following exceptions:

          (i) Purchaser recognizes that certain Records may contain incidental information relating to the Business or may relate primarily to subsidiaries, divisions or businesses of Seller other than the Business, and that Seller may retain such Records and shall provide copies of the relevant portions thereof to Purchaser; and

          (ii) Seller may retain all Records prepared in connection with the sale of the Business, including bids received from other parties and analyses relating to the Business.

7.13. NAMES FOLLOWING CLOSING: Except as otherwise provided in Section 15.9, Seller shall, and shall cause its affiliates to, promptly following the Closing, terminate any certificate of assumed name or d/b/a filings (or amend any certificate of incorporation or certificate of incorporation on change of name) and, within three months of the Closing Date, shall cease to use, or cause its affiliates to cease to use, upon, in, or in relation to any marketing materials, promotional materials, signage at places of business and, to the extent reasonably practicable, directory entries, the names listed on Schedule 7.13 and/or any of the trademarks (whether registered or unregistered) assigned to the Purchaser or the Purchaser Designees pursuant to this Agreement, in each case so as to eliminate the Seller's, or the relevant affiliate's, right to use such names and trademarks or any name or trademark that, in the reasonable judgment of Purchaser, is confusingly similar to any such names or trademarks, and Seller shall not, nor shall it permit its affiliates, thereafter to use those names or trademarks or any names or trade marks confusingly similar thereto (provided always that the Seller and its affiliates shall be entitled to use the Argus trademark in accordance with Section 15.9 hereof.)

7.14. UPDATED FINANCIAL STATEMENTS:

     (a) Seller shall use reasonable best efforts to provide to the Purchaser such updates or additions to the Financial Statements (as defined in Section 8.4) as are requested by Purchaser and necessary to allow the Purchaser to properly include such Financial Statements under Regulation S-X of the Securities Act in a registered debt or equity offering by the Purchaser the purpose of which is to finance the acquisition of the Business. Such updates and additions shall include such financial statement or footnote disclosure relating to the Business as is required under Regulation S-X with respect to guarantor and non-guarantor entities (assuming all U.S. entities included in the Business will be guarantors and all U.S. assets of the Business will be acquired by guarantors) ("Guarantor/Non-Guarantor Information").

     (b) Seller shall use reasonable best efforts to deliver to Purchaser no later than May 15, 2002 the audited combined balance sheet of the Business at March 31, 2002 and related audited statements of income and cash flows of the Business for the year ended March 31, 2002, including the notes thereto, prepared in accordance with U.K. GAAP and including a footnote that provides differences between U.K. GAAP and U.S. GAAP as included in the Financial Statements. Such financial statements shall be in a form and shall include such Guarantor/Non-Guarantor Information as would be required under Regulation S-X to be included in a registered debt or equity offering by the Purchaser the purpose of which is to finance the acquisition of the Business.

     (c) Seller shall otherwise reasonably cooperate with the Purchaser in connection with the Purchaser's contemplated financing transactions to finance its acquisition of the Business. Such cooperation shall include Seller using its commercially reasonable best efforts to cause Ernst & Young to provide the Purchaser with a consent to include the Financial Statements (as they may be updated from time to time by the Seller pursuant to clause (a) and (b) above) in a registration statement or private placement memorandum prepared by the Purchaser in connection with its contemplated financing transactions and provide a customary comfort letter (including customary negative assurance) to the underwriters in any such financing transaction

7.15. DIVESTITURE OF UNACQUIRED SUBSIDIARIES; CASH EXTRACTION: Prior to Closing, Seller shall, or shall cause its Affiliates to, remove any entities that are not Purchased Subsidiaries but that are held by the Purchased Subsidiaries from the ownership and control of the Purchased Subsidiaries (the "Divestiture"). The Divestiture shall have been undertaken in compliance with applicable law and in a manner that is not adverse to any of the Purchased Subsidiaries and that does not create any obligations on the part of any of the Purchased Subsidiaries. Prior to Closing, Seller shall, or shall cause its Affiliates to, remove the cash from the Purchased Subsidiaries permitted or required to be removed therefrom by this Agreement pursuant to the principles and anticipated steps planned as of February 28, 2002 as described in Schedule 7.15 (the "Cash Extraction Plan"). The Cash Extraction Plan may be amended by Seller from time to time with the consent of Purchaser (such consent not to be unreasonably withheld, delayed or conditioned), in order to effectuate the principles and anticipated steps described in Schedule 7.15. The Cash Extraction Plan shall have been undertaken in compliance with applicable law and in a manner that is not adverse to any of the Purchased Subsidiaries and that does not create any obligations on the part of any of the Purchased Subsidiaries.

7.16. REQUIRED NOTICES: Purchaser will, promptly upon request, provide Seller with all information necessary such that Seller is able to inform, or cause the appropriate Purchased Subsidiary, as required, to inform and consult their respective works councils or other employee representative bodies in accordance with Section 8.28.

7.17. ADDITIONAL LEASES:

     (a) Each of Purchaser and Seller agree to negotiate in good faith to enter into (or cause their appropriate subsidiaries to enter into) at Closing a lease agreement with respect to the property at Walsroder Str. 9, 11, 13 and 15, Munchner Str. 67, 77 and 79 and Hemmstr 130 in Bremen, Germany (the "Gestra Sublease") containing the following terms (i) a term of 10 years, provided that Purchaser may terminate such lease on the twelve month anniversary of the Closing by delivering written notice of such termination to Seller on or prior to the eleven month anniversary of the Closing and that Purchaser may terminate such lease any time after the fourth anniversary of the Closing Date by delivering written notice of such termination to Seller at least six months prior to the date of termination and (ii) a fair market value rent (to be determined by a mutually agreed independent expert if the parties are unable to agree on such fair market value), provided that the rent for the first year of the lease shall be zero, and such other terms as may be mutually agreed by the parties.

     (b) Each of Purchaser and Seller shall agree to negotiate in good faith to enter into (or cause their appropriate subsidiaries to enter into) at Closing a lease agreement with respect to the property at 8411 Hacks Cross Road, Olive Branch, Mississippi, pursuant to which a subsidiary of Seller would lease such property to a subsidiary of Purchaser for the one-year period commencing on the Closing. There shall be no rent charge for such lease. At the conclusion of such one-year period, at the request of Purchaser, Purchaser and Seller shall negotiate in good faith to enter into a lease with respect to such property on mutually agreed terms.

                                 ARTICLE VIII.
                    Representations and Warranties of Seller

     Seller hereby represents and warrants to Purchaser as follows:

8.1. ORGANIZATION AND AUTHORITY: Seller is a public company duly incorporated and validly existing under the laws of England and Wales. Seller and each member of the Seller Group has all requisite corporate power and authority to (i) own, lease and operate its properties and assets, including the Target Subsidiaries and to carry on its business as it is now being conducted; (ii) execute and deliver this Agreement, in the case of Seller, and all other agreements, instruments and documents, including the Transfer Agreements, (the "Related Documents") to be delivered by it hereunder; (iii) perform the obligations to be performed by it hereunder and thereunder; and (iv) consummate the transactions contemplated hereby and thereby.

8.2. PURCHASED SUBSIDIARIES: Except for the stock or other proprietary interests of the subsidiaries of the Target Subsidiaries and their subsidiaries listed on
Schedule 8.2 (the Target Subsidiaries together with such listed subsidiaries, the "Purchased Subsidiaries"), the Purchased Subsidiaries do not currently own any capital stock or other proprietary interest, directly or indirectly, in any corporation or other entity or interest in any joint venture. Schedule 8.2 sets forth the name and the jurisdiction of organization with respect to each Purchased Subsidiary. Each Purchased Subsidiary (i) is a corporation or other legal entity duly organized or formed, where applicable, is in good standing and validly existing under the laws of its jurisdiction of organization; (ii) has all requisite corporate or other entity power and authority to own, lease or otherwise hold and operate its properties and assets including the Purchased Subsidiaries that are its subsidiaries and to carry on its business as now being conducted; and (iii) to the extent applicable, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or leased or otherwise held by it or the nature of the business conducted by it makes such qualification necessary, except in the case of this clause (iii), for any non-qualification which does not have a Material Adverse Effect (as defined below) on the Business. For purposes of this Agreement, the term "Material Adverse Effect" means any change or effect that, individually or taken together with all other related changes or effects occurring prior thereto, is or is reasonably likely to be materially adverse to (i) the business, assets, financial condition or results of operations of the Business taken as a whole; (ii) the ability of Seller to perform its obligations under this Agreement and the Related Documents or (iii) on the ability of Seller to consummate the transactions contemplated hereby. True and complete copies of the articles of incorporation and by-laws or other constituent documents of each member of the Seller Group and each Purchased Subsidiary, including in each case all amendments thereto, have been made available in all material respects to Purchaser. All the outstanding shares of the capital stock of each class of each Purchased Subsidiary have been duly authorized, validly issued and, except as set forth on Schedule 8.2, are fully paid and nonassessable and are owned, beneficially and of record by Seller or a Target Subsidiary free and clear of any Encumbrances, and upon the delivery of any payment for such shares at Closing as provided for herein and payment of any stamp duty, stamp duty reserve tax or other similar tax or duty (if any), each of the Share Purchasers will acquire good and valid title thereto, free and clear of any Encumbrances.
Schedule 8.2 sets forth for each Purchased Subsidiary the record and beneficial owners of its outstanding capital stock or other ownership interests. Except as set forth on Schedule 8.2, none of the Purchased Subsidiaries has issued any securities, limited liability company interests or other ownership interests in violation of any preemptive or similar rights and there are no outstanding (i) securities or other ownership interests convertible into or exchangeable for any shares of capital stock or other ownership interest of any of the Purchased Subsidiaries; (ii) subscriptions, options, warrants, calls, commitments, preemptive rights or other rights of any kind (absolute, contingent or otherwise) entitling any third party to acquire or otherwise receive from any of the Purchased Subsidiaries any shares of capital stock or other securities or ownership interests; or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock or ownership interests of any of the Purchased Subsidiaries, any such convertible or exchangeable securities, or any such subscriptions, options, warrants or rights. There are no shares of stock or other securities, limited liability company interests or other ownership interests of the Purchased Subsidiaries reserved for issuance for any purpose. As of the date of this Agreement, there are not any outstanding contractual obligations of Seller or any of its Affiliates, including the Purchased Subsidiaries, to repurchase, redeem or otherwise acquire any shares of capital stock or other ownership interest of any Purchased Subsidiary.

8.3. CORPORATE ACTION; NO CONFLICT: The execution, delivery and performance by Seller of this Agreement and the Related Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action of Seller. This Agreement has been duly and validly executed and delivered by Seller and is, and each of the Related Documents when executed and delivered by Seller in accordance with its terms will be, the valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors rights generally. Except as set forth in Schedule 8.3, neither the execution, delivery or performance by Seller of this Agreement or any of the Related Documents, nor the consummation by Seller and members of the Seller Group of the transactions contemplated hereby or thereby, nor compliance by Seller with any provision hereof or thereof will (i) conflict with or result in a breach of any provision of the constitutional documents of Seller, any member of the Seller Group or any Purchased Subsidiary; (ii) violate any provision of law, statute, rule or regulation, or any order, writ, injunction, permit, judgment or decree of any court or other governmental or regulatory authority (except where such violations would not, or could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Business); (iii) except as would not, or could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Business, result in a breach of, or constitute a default under (with or without notice, lapse of time or both) or result in the invalidity of, or accelerate the performance required by or cause or give rise to any right of acceleration or termination of any right or obligation pursuant to, or require the consent of the other party to, any Assigned Contract or any contract or agreement of the Business; (iv) result in the creation of, or with the passage of time result in the creation of, any Encumbrance upon any assets or properties of the Business which would, or could, reasonably be expected to have a Material Adverse Effect on the Business; or (v) require the Seller, any member of the Seller Group or any Purchased Subsidiary to obtain any consent, approval, license, permit, order or authorization of or make any registration, declaration or filing with any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Authority"), except as may be required under the HSR Act or to obtain any Competition Approvals (as defined in Section 10.3) or except where the failure to obtain any such consent or make any such filing would not, individually or in the aggregate, prevent, materially delay or impair the ability of Seller to consummate the transactions contemplated hereby.

8.4. FINANCIAL STATEMENTS AND RELATED MATTERS: Set forth in Schedule 8.4 hereto is the audited combined balance sheet of the Business at March 31, 2000 and 2001 and the unaudited combined balance sheet of the Business at December 31, 2001 and 2000 and related audited statements of income and cash flows of the Business for the years ended March 31, 2000 and 2001 and the related unaudited statements of income and cash flows of the Business for the nine months ended December 31, 2001 and 2000. Such financial statements are collectively referred to herein as the "Financial Statements." The Financial Statements have been prepared in accordance with generally accepted accounting principles in the United Kingdom ("U.K. GAAP"), except that such unaudited Financial Statements do not contain all of the footnotes required under U.K. GAAP, but do contain comparatives and a reconciliation to generally accepted accounting principles in the United States ("U.S. GAAP") as to certain items and a description of material differences between U.K. GAAP and U.S. GAAP as applied to the Financial Statements. The Financial Statements, including the notes thereto, fairly present, in all material respects, the financial condition and results of operations of the Business, as of and for the periods to which they relate. The Business has no direct or indirect liabilities, losses or obligations of any nature, whether absolute, accrued, contingent or otherwise, that (x) would be required to be reflected on a balance sheet or in the notes thereto prepared in accordance with U.K. GAAP consistently applied and (y) that are material to the Business taken as a whole other than (i) liabilities reflected, accrued or reserved for in the Financial Statements; (ii) liabilities disclosed in the Schedules to this Agreement; (iii) liabilities incurred in the ordinary course of business subsequent to December 31, 2001 and not inconsistent with past practice; or (vi) liabilities under this Agreement.

8.5. REAL PROPERTY:

     (a) Schedule 8.5(a)(i) sets forth a list of all real property owned by the Purchased Subsidiaries. Schedule 8.5(a)(ii) sets forth a list of all real property owned by any member of the Seller Group and their Affiliates (excluding the Purchased Subsidiaries) used in, held for use in or pertaining to the Business (such properties appearing on Schedule 8.5(a)(i) and 8.5(a)(ii), the "Owned Real Property"). Except for Permitted Liens and the matters listed on
Schedule 8.5(a)(i) (collectively, the "Permitted Owned Real Property Exceptions"), Seller or a Purchased Subsidiary has good, marketable and insurable fee simple title to the Owned Real Property, free and clear of all Encumbrances. To the Knowledge of Seller, none of the Permitted Owned Real Property Exceptions, individually or in the aggregate, materially impairs, or could reasonably be expected materially to impair, the continued use and operation of the Owned Real Property to which they relate in the conduct of the Business as presently conducted.

     (b) Schedule 8.5(b)(i) sets forth a list of all leased real property occupied by the Purchased Subsidiaries and Schedule 8.5(b)(ii) sets forth a list of all leased real property occupied by any member of the Seller Group (other than the Purchased Subsidiaries), in each case as used in, held for use in or pertaining to the Business (such properties appearing on Schedule 8.5(b)(i) and 8.5(b)(ii), the "Leased Real Property" and, together with the Owned Real Property, the "Real Property"). Except as could not reasonably be expected to have a Material Adverse Effect on the Business, all of the leases with respect to the Leased Real Property (the "Leases") are in full force and effect and no member of Seller Group, or any Purchased Subsidiary (nor, to Seller's Knowledge, any other party) has received a written notice of default or termination with respect to any Lease. All Leases constituting Target Assets are assignable without the consent of any third party except as listed on Schedule 8.5(b)(ii) hereto or as could not reasonably be expected to have a Material Adverse Effect on the Business.

     (c) Except as could not reasonably be expected to have a Material Adverse Effect on the Business, (i) no person is entitled to any option, right over, interest in, right of pre-emption, first refusal, surrender or determination relating to any of the Owned Real Property nor is any person in the course of acquiring any of these; (ii) Seller, a member of the Seller Group or a Purchased Subsidiary has paid all rent or license fees which have become due in respect of any of the Leased Real Property; and (iii) where the rent reserved by the lease or tenancy of any Leased Real Property is subject to review, all rent review notices have been served within any requisite time limits and there are no disputes outstanding as to the settlement of the relevant level of rent. To the Knowledge of Seller, neither Seller, any member of Seller Group nor any Purchased Subsidiary has received any written notice of any subsisting breach, any non-observance of any covenant, condition of agreement contained in the Leases on the part of Seller, a member of the Seller Group or a Purchased Subsidiary.

     (d) None of Seller, any member of Seller Group, or any Purchased Subsidiary has received any written, or to the Knowledge of Seller, non-written, notice of any (i) annexation or condemnation or similar proceeding affecting all or any portion of any Real Property, (ii) proposed or pending proceeding to change or redefine the zoning classification of all or any portion of any Real Property which would have a Material Adverse Effect on the Business or significantly restrict the use of that Real Property, or (iii) pending imposition of any material special or other assessments for which Purchaser or a Purchased Subsidiary would be responsible.

     (e) Except as could not reasonably be expected to have a Material Adverse Effect on the Business, (i) there is access between each Owned Real Property and public roads, and there are no claims, suits, actions, investigations, examinations, audits, indictments or information, or administrative, arbitration or other similar proceedings (all of the foregoing, "Proceedings") that could have the effect of impairing or restricting such access; and (ii) there are no material defects in the roof, foundation, sprinkler mains, structural, mechanical, and HVAC systems and masonry walls in any of the improvements upon each Real Property, no significant repairs thereof are required, and all periodic maintenance has been done and is being done consistent with industry maintenance standards for real property of similar size and age in the vicinity of such Real Property.

8.6. TANGIBLE ASSETS OTHER THAN OWNED REAL PROPERTY: Other than Owned Real Property, which is the subject of Section 8.5 hereof, Seller, the members of the Seller Group, and the Purchased Subsidiaries have, or will have at Closing, title to all the tangible assets of the Purchased Subsidiaries and all the tangible assets included within the Target Assets set forth on Schedule 1.1(a)(ii), including the personal property acquired after the date of this Agreement, except those sold or otherwise disposed of in the ordinary course of business consistent with Section 7.3(c)(ii) (the "Personal Property"), free and clear of all Encumbrances, except for Permitted Liens and those tangible assets subject to leases. Upon the delivery of any payment for such Personal Property at Closing as provided for herein, the Business Purchasers will acquire good and valid title thereto, free and clear of any Encumbrances except for Permitted Liens and those tangible assets subject to Leases. All material personal property included in the Target Assets and Purchased Subsidiaries is in good working order and condition, ordinary wear and tear excepted, and has been maintained in accordance with the past practice of the Business and with normal commercial practice in all material respects. Except for the Excluded Assets, the Purchased Assets comprise all assets necessary to operate the Business as presently conducted in all material respects. All material leased personal property of the Business is in all material respects in the condition required of such property by the terms of the lease applicable thereto.

8.7. CONTRACTS, CUSTOMERS AND SUPPLIERS:

     (a) Schedule 8.7(a) lists all material contracts and agreements, relating to or affecting the Business which extend beyond the Closing Date to which Seller or any of its Affiliates is a party (other than purchase orders and sales orders entered into in the ordinary course of business and contracts which (unless otherwise specifically indicated) by their terms terminate or are unconditionally terminable by Seller or its Affiliates without penalty within three months or which individually involve a commitment of less than $1,000,000 in any fiscal year) which fall into one or more of the following categories:

          (i) any contract or agreement, or any note, bond, debenture or other evidence of indebtedness under which Seller, any member of the Seller Group, or any Purchased Subsidiary has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness for borrowed money or under which Seller or any Purchased Subsidiary has granted an Encumbrance on any Target Assets or Purchased Subsidiaries to secure such indebtedness;

          (ii) any lease of personal property;

          (iii) any contract or agreement containing covenants limiting the freedom of the Business or the Purchased Subsidiaries to engage in any line of business or compete with any person or in any geographical market;

          (iv) any contract or agreement pursuant to which any intellectual property is licensed or sublicensed to or from any person;

          (v) any contract or agreement granting any person any right to market, distribute or resell any products of the Business, or to act as agent for the Business in connection with the marketing, distribution or sale of any products of the Business;

          (vi) any contract or agreement establishing or making a Purchased Subsidiary a participant in any joint venture, strategic alliance or other collaboration;

          (vii) any contract or agreement for the sale of products or services of the Business;

          (viii) any contract or agreement for the purchase of any raw materials, components or services;

          (ix) any mortgage, indenture, security agreement, pledge, note, loan agreement or guarantee of indebtedness to which a Purchased Subsidiary is party;

          (x) any contract or agreement (including any so-called take-or-pay or keepwell agreements) under which any unaffiliated third party has directly or indirectly guaranteed indebtedness, liabilities or obligations of any Purchased Subsidiary;

          (xi) any contract or agreement under which any Purchased Subsidiary has, directly or indirectly, made any material advance, loan, extension of credit or capital contribution to, or other investment in, any person (other than another Purchased Subsidiary) other than extensions of trade credit in the ordinary course of business;

          (xii) any contract or agreement (including a sales order) involving the obligation of one or more Purchased Subsidiaries to deliver products or services for payment of more than $1,000,000 or extending for a term of more than 180 days from the date of this Agreement (unless terminable without payment or penalty upon no more than 60 days' notice), other than sales orders entered into in the ordinary course of business;

          (xiii) any contract or agreement for the sale of any Target Asset or asset of a Purchased Subsidiary (other than inventory sales in the ordinary course of business) or the grant of any preferential rights to purchase any such asset, except for the sales or dispositions of inventory or of obsolete or worn-out assets in the ordinary course of business, consistent with past practice;

          (xiv) any material contract or agreement with any governmental entity;

          (xv) any currency exchange, interest rate exchange, commodity exchange or similar contract to which a Purchased Subsidiary is party; and

          (xvi) any other contract or agreement to which a Purchased Subsidiary is party that has an aggregate minimum future liability to any person (other than a Purchased Subsidiary) in excess of $1,000,000 and is not terminable by the Purchased Subsidiary by notice of not more than 60 days for a cost of less than $50,000 (other than purchase orders and sales orders)

(collectively, the "Material Contracts"). Except as set forth on Schedule 8.7(a), Seller and each Purchased Subsidiary have performed all the obligations required to be performed by them to date under the Material Contracts, and are not (with or without the lapse of time or the giving of notice or both) in default or breach in any respect under any Material Contract except for failures to perform or defaults which do not materially impair the ability of the Business to conduct its operations as heretofore conducted. To the Seller's Knowledge, no other party to any Material Contract is (with or without the lapse of time or the giving of notice or both) in default or breach in any respect under any Material Contract except for failures to perform or defaults which do not materially impair the ability of the Business to conduct its operations as heretofore conducted. Seller has made available to Purchaser true and correct copies of all Material Contracts and, with respect to Material Contracts entered into after the date of this Agreement, will make copies of such contracts available prior to Closing.

     (b) All of the Material Contracts (i) are legal, valid and binding obligations of the Business enforceable (except as enforcement may be limited by equitable principles limiting the right to obtain specific performance or other equitable remedies or by applicable bankruptcy or insolvency laws and related decisions affecting creditors' rights generally) against the Purchased Subsidiaries or a member of the Seller Group; (ii) have been negotiated in good faith on an "arm's-length" transaction basis; (iii) are, to the Knowledge of Seller, enforceable against the other parties in accordance with their respective terms; and (iv) constituting Target Assets are assignable without the consent of any third party except as listed on Schedule 8.3 attached hereto and made a part hereof. Except as listed on Schedule 8.7(b) hereto, none of the Purchased Subsidiaries or members of the Seller Group have received or given written notice of any default or claimed, purported or alleged default or state of facts which, with notice or lapse of time or both, would constitute a default on the part of any party in the performance or payment of any of the Material Contracts.

     (c) A list of the ten largest customers (in terms of revenue or turnover) and ten largest suppliers (in terms of supplies expensed during the year) of the Business (by dollar amounts) for the year ended March 31, 2001 is set forth in
Schedule 8.7(c). Except as set forth in Schedule 8.7(c), neither the Seller nor, to its Knowledge, any officer, director, or Affiliate of Seller owns any interest in any person or entity which is a supplier or customer of the Business (other than less than 5% of interests in publicly traded companies) or has any contractual arrangements with the Business (other than contractual arrangements between any Seller or any subsidiary of Seller, on one hand, and the Business, on the other hand). All purchase and sale orders and other commitments for purchases and sales made by the Purchased Subsidiaries and members of the Seller Group in connection with the Business have been made in the ordinary course of business in accordance with past practices, and no payments have been made to any supplier or representative thereof other than payments to such suppliers for the payment of the invoiced price of supplies purchased in the ordinary course of business. Except as could not reasonably be expected to have a Material Adverse Effect on the Business or as set forth in Schedule 8.7(c), since the date of the most recent balance sheet delivered pursuant to Section 8.4 hereof, there has not been (i) any material adverse change in the business relationship of the Business or of any Purchased Subsidiary with any customer or supplier named in Schedule 8.7(c) or (ii) any change in any material term (including credit terms) of the supply agreements or sales agreements, as the case may be, and related arrangements with any such supplier or customer. During the past 12 months, neither the Seller, any member of the Seller Group nor any Purchased Subsidiary has received any written customer complaint concerning the products and services of the Business, nor has one of them had any such products returned by a purchaser thereof, other than complaints and returns in the ordinary course of business that, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect.

8.8. LITIGATION: Except as set forth on Schedule 8.8, there are no Proceedings pending, or, to the Knowledge of Seller threatened, and Seller has not received written notice of any pending investigation against Seller, any member of the Seller Group, or any Purchased Subsidiary or the directors, officers, agents or employees of any of them affecting the Business, Target Assets, Purchased Subsidiaries, or Assumed Liabilities, or seeking to prohibit or restrain the transactions contemplated by this Agreement, at law or in equity or before or by any court or other governmental agency or instrumentality, in the United Kingdom, United States or any other jurisdiction or any arbitral body, in each case an adverse outcome of which would have a Material Adverse Effect on the Business or on the ability of Seller, in any material respect, to consummate the transactions contemplated hereby. Except as set forth on Schedule 8.8, as of the date hereof, there are no orders, writs, injunctions or decrees currently in force which are specific to the Business which (x) seek to prohibit or restrain the transactions contemplated by this Agreement or (y) would have a Material Adverse Effect on the Business or on ability of Seller, to consummate the transactions contemplated hereby. Except as set forth on Schedule 8.8, to the Knowledge of Seller, none of the Purchased Subsidiaries is a party or subject to or in default under any judgment, order or decree ("Judgment") that is material and that has had or could reasonably be expected to have a Material Adverse Effect on the Business.

8.9. COMPLIANCE WITH LAW:

     (a) Except as set forth on Schedule 8.9, each of Seller and the members of the Seller Group, with respect to the Business, and the Purchased Subsidiaries is complying, in respect of its business, operations and properties, with applicable law, except where such failure to comply would not, individually or in the aggregate, be material to the Business.

     (b) Each of Seller and the members of the Seller Group, with respect to the Business, and the Purchased Subsidiaries has duly obtained, and hold or possesses in their name, all permits, concessions, grants, franchises, licenses, certificates and other governmental authorizations and approvals (collectively, "Permits") issued or granted to the Purchased Subsidiary or included in the Target Assets. Such Permits comprise all of the Permits necessary for the conduct of the Business, and which Permits are in full force and effect, except for those Permits the absence of which would not, or could not, or the failure of which to be in full force and effect would not, or could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Business. There are no proceedings pending or, to the Knowledge of Seller, threatened which may result in the revocation, cancellation, suspension or modification of such Permits. Except as would not have a Material Adverse Effect on the Business, none of such Permits will be subject to suspension, modification, revocation or non-renewal as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     This Section 8.9 does not relate to environmental matters, which are the subject of Section 8.13.

8.10. EMPLOYEE BENEFIT PLANS:

     (a) For purposes of this Agreement, the "Benefit Plans" are all the material employee benefit plans, policies and arrangements (whether or not written, insured or self-insured), including, without limitation, each material "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and each other material profit sharing, compensation, fringe benefit, health, life, stock option, phantom stock, stock appreciation right, bonus, deferred compensation, excess, supplemental executive compensation, cafeteria, employee stock purchase, vacation, sabbatical, sickness, post-retirement, disability, service award, jubilee payment, severance, change in control, retention, individual employment, consulting, bridge pension, retirement indemnity, collective bargaining or similar arrangements with works councils, associations or similar organizations ("Collective Bargaining Agreements") or other material contract plan, policy, arrangement, trust fund or agreement established, sponsored, maintained or contributed to (or with respect to which any obligation to contribute has been undertaken) by Seller or any ERISA Affiliate (as defined below) at any time during the last six years with respect to Business Employees or Former Employees or their beneficiaries or with respect to which Purchaser or any Purchaser Subsidiary could have any primary or secondary liability; provided, however, that, for purposes of Schedule 8.10(a), Schedule 8.10(f), Schedule 8.10(i)(i) and Schedule 8.16 only, the term "Benefit Plan" shall not include any plan (or contribution to a plan) that is maintained by a governmental or similar agency. For purposes of this Agreement, an "ERISA Affiliate" is any entity that would be deemed a "single employer" with the Seller under Section 414(b), (c), (m) or (o) of the United States Internal Revenue Code of 1986, as amended (the "Code") or
Section 4001 of ERISA. Schedule 8.10(a) lists all the Benefit Plans covering Business Employees or Former Employees who are, or were, employed in the United States of America (the "U.S. Benefit Plans"). Each Benefit Plan (i) established, sponsored or maintained by or contributed to solely by one or more Purchased Subsidiaries, (ii) established, sponsored or maintained by or contributed to solely by one or more Purchased Subsidiaries and any other Persons that are not Seller or any of its Affiliates (other than the Purchased Subsidiaries), or
(iii) in which only Business Employees or Former Employees participate or participated or are or were a participant thereto (including, without limitation, all individual agreements) shall be herein referred to as a "Business Benefit Plan." Each other Benefit Plan in which Business Employees or Former Employees participate shall herein be referred to as a "Seller Benefit Plan." As used herein, "Business Employees" shall mean those employees of Seller or its Affiliates (i) actively employed (including those on short-term disability or other short-term leave) by a Purchased Subsidiary immediately prior to the Closing who work wholly or predominantly for the Business or (ii) not employed by a Purchased Subsidiary but who, immediately prior to the Closing, work wholly or predominantly for the Business (but excluding, in each case, any individuals on long-term disability or layoff immediately prior to the Closing), and "Former Employees" shall mean those individuals who, immediately prior to the Closing, are not Business Employees and who were formerly employed by a Purchased Subsidiary (or predecessor) or worked wholly or predominantly for the Business at any time prior to the Closing.

     (b) Except as set forth in Schedule 8.10(b), all Business Benefit Plans have been established and maintained in all material respects in accordance with their respective terms and in compliance in all material respects with the applicable requirements of law, including, without limitation, ERISA and the Code, and, to the extent applicable, the notification and other requirements of COBRA, the Health Insurance Portability and Accountability Act of 1996, the Newborns' and Mothers' Health Protection Act of 1996, the Mental Health Parity Act of 1996, and the Women's Health and Cancer Rights Act of 1998.

     (c) Except as set forth on Schedule 8.10(c), each Business Benefit Plan that is intended to qualify under Section 401(a) of the Code is so qualified, has received a favorable determination letter that it is so qualified and that its trust is exempt from taxation, and there are no facts which caused or could reasonably be expected to cause such favorable determination letters to be revoked or the loss of qualification or exemption. All contributions by Seller and its Affiliates for or in respect of the members of the Business Benefit Plans which fall due for payment before the Closing Date will have been paid by that date. Except as set forth on Schedule 8.10(c) or as may be prohibited by law, each Business Benefit Plan that provides welfare benefits to any Business Employee may be amended, modified or terminated after the Closing Date except for such amendments, modifications or terminations that would not reasonably be expected to have a Material Adverse Effect on the Business. Except as set forth on Schedule 8.10(c), no Business Benefit Plan that is an employee pension plan (as defined under Section 3(2) of ERISA) provides for increased or accelerated benefits for any group dismissal or facility closures.

     (d) Neither Seller nor any ERISA Affiliate maintains or contributes to, has maintained or contributed to, has been required to contribute to or has any liability with respect to a "multi-employer plan," as such term is defined in
Section 414(f) of the Code or Sections 3(37) or 4001(a) of ERISA, with respect to Business Employees or Former Employees.

     (e) Except as set forth on Schedule 8.10(e), no material "reportable event" within the meaning of Section 4043(b) of ERISA has occurred that has not been waived, and the consummation of the transactions contemplated by this Agreement cannot reasonably be expected to result in a reportable event, in each case, in respect of any Business Benefit Plan. No amounts payable or benefits provided under any Business Benefit Plan will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code in connection with, or related to, the transactions contemplated by this Agreement (including such transactions in combination with any other event (such as employment termination, but not a subsequent change in control)). Except for the U.S. Bargaining Pension Plan and the Pension Plans referred to in Section 12.2(g), neither the Seller nor any ERISA Affiliate has any unfunded liabilities pursuant to any Business Benefit Plan that is an employee pension plan under Section 3(2) of ERISA.

     (f) Schedule 8.10(f) lists each Benefit Plan that is not a U.S. Benefit Plan (a "Foreign Benefit Plan") other than individual employment or other severance agreements involving annual payments of less than $100,000. Each Foreign Benefit Plan that is a Business Benefit Plan (a "Foreign Business Benefit Plan") intended to qualify as a tax-registered or tax-favored plan under a foreign jurisdiction is the subject of a favorable determination or similar approval, to the extent available, of the applicable foreign governmental authorities and nothing has occurred or is reasonably expected to occur that impaired or could reasonably be expected to impair such determination or approval or result in the imposition of a material penalty or liability. Seller and each Purchased Subsidiary have performed, in all material respects, all obligations required with respect to each Foreign Business Benefit Plan.

     (g) Except as set forth on Schedule 8.10(g), all payments required in connection with any Business Benefit Plan (including, without limitation, all contributions, insurance premiums, or intercompany charges) have in all material respects been made on a timely basis. Except as set forth on Schedule 8.10(g) or contemplated under Article XII of this Agreement, the consummation of the transactions contemplated by this Agreement will not, in and of itself or in combination with any other event (such as employment termination, but not a subsequent change in control), give rise to any material liability, including, without limitation, material liability for severance pay, material unemployment compensation, material termination pay or withdrawal liability, or accelerate the time of payment, funding or vesting or materially increase the amount of compensation or benefits due to any Business Employee, Former Employees or any director of a Purchased Subsidiary or their beneficiaries solely by reason of such transactions. Neither the Seller nor any ERISA Affiliate, or any officer or employee thereof, has made any promises or commitments, whether legally binding or not, to create any additional material plan, agreement, or arrangement, or to materially modify or change any existing Benefit Plan as it relates to the Purchased Subsidiaries, the Business, the Business Employees or the Former Employees.

     (h) With respect to each of the Benefit Plans listed or referred to in
Section 8.10(a) and 8.10(f), the Seller has made reasonably available to Purchaser, to the extent applicable: (i) each such written Benefit Plan and any related trust agreement, insurance and other contract (including a policy), if any, the most recently prepared summary plan description, if any, summary of material modifications the substance of which is not already incorporated in the corresponding summary plan description or Benefit Plan document, if any, and written communications distributed to plan participants that would reasonably be expected to materially modify the terms of any such Benefit Plan, whether through information actually conveyed in the communication or a failure to convey information; (ii) the most recent annual report on Form 5500 if such plan is a U.S. Benefit Plan (or equivalent filing with respect to Foreign Business Benefit Plans), with accompanying schedules and attachments, filed with respect to each such Benefit Plan, whether maintained in the U.S. or a Foreign Business Benefit Plan, required to make such a filing; (iii) the most recent actuarial valuation, if any, for each Business Benefit Plan; and (iv) the most recent favorable determination letters issued for each Business Benefit Plan and related trust which is intended to be qualified under Section 401(a) of the Code or any other tax-related statute (and, if an application for such determination is pending, a copy of the application for such determination).

     (i) Except as set forth in Schedule 8.10(i), (i) none of the Benefit Plans promises or provides medical or other Welfare Benefits (as defined in Section 12.2(f)) below to any Business Employee or Former Employee (or any of their beneficiaries) after their termination of employment other than as required by
Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA (hereinafter, "COBRA"), or any similar state or non-U.S. laws; (ii) neither the Seller, any Affiliates, any other party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code), has engaged in a transaction with respect to any Benefit Plan that would reasonably be expected to subject the Purchaser or any subsidiary, directly or indirectly, to a material tax, penalty or other liability for prohibited transactions under ERISA or Section 4975 of the Code;
(iii) with respect to the Business Benefit Plans, neither the Seller nor any Affiliates, has materially breached any of the responsibilities or obligations imposed upon Seller or any of its Affiliates under Title I of ERISA; and (iv) other than routine claims for benefits made in the ordinary course of the operation of the Benefit Plans as of the date hereof, there are no pending, or to the Knowledge of Seller, threatened, claims, investigations or causes of action with respect to any Business Benefit Plan, whether made by a participant or beneficiary of such a plan, a governmental agency or otherwise.

     (j) Except as set forth on Schedule 8.10(j), as of the date hereof, there are no material complaints, charges or claims against the Seller or any of its subsidiaries pending or, to the Knowledge of Seller, threatened, to be brought by or filed with any governmental authority based on, arising out of, in connection with or otherwise relating to the classification of any individual by the Seller or any Purchased Subsidiary as an independent contractor or "leased employee" (within the meaning of Section 414(n) of the Code) rather than as an employee, and to the Knowledge of Seller no conditions exist under which any Purchased Subsidiary or the Business is reasonably likely to incur any such material liability.

     (k) The warranties set out in Clause 2 of Schedule 12.4(a) (United Kingdom Pensions) shall have effect as if they were repeated in this Section 8.10(k).

8.11. INTELLECTUAL PROPERTY:

     (a) Schedule 8.11(a) sets forth a true, complete and correct list of all patents, registered designs, trade names, trademarks, service marks, trade dress, copyrights, domain names and mask works which are used in the conduct of the Business as currently conducted and which are issued or registered with the United States Patent and Trademark Office, the United States Copyright Office (or any other similar national intellectual property authority), or in respect of which applications to register have been made and are pending, in each case in the name of any of the Purchased Subsidiaries or any other Affiliate of the Seller (excluding, for the avoidance of doubt, the Excluded Assets).

     (b) Except as set forth in Schedule 8.11(b), Seller, the Seller Group and the Purchased Subsidiaries are the unencumbered legal and beneficial owners of the Seller Intellectual Property (as defined in Section 8.11(c) below) capable of transferring of the same, and, with respect to any Seller Intellectual Property which has been issued or registered, are the registered proprietors of the Seller Intellectual Property, and, except for any Seller Intellectual Property which are common law unregistered marks, copyright, design rights, trade secrets and know-how, each has taken all steps reasonably necessary to ensure that the Seller Intellectual Property is valid and enforceable in all jurisdictions necessary for and material to the conduct of the Business.

     (c) Except as set forth in Schedule 8.11(c)(i), the intellectual property listed in Schedule 8.11(a) and all material common law unregistered marks, copyright, design rights and rights in and to trade secrets and know-how which are assets of the Purchased Subsidiaries or Target Assets (the "Seller Intellectual Property") and all licenses, agreements, sublicenses and permissions by which Seller, any Purchased Subsidiary or any Affiliate of Seller of which the

Business Divisions form part is granted the right to use any intellectual property of third parties which is used by the Business as currently conducted are all the intellectual property rights necessary to the conduct of the Business as presently conducted and all such licenses, agreements, sublicenses and permissions which are material to the conduct of the Business as currently conducted are listed on Schedule 8.11(c)(ii).

     (d) Except as would not have a Material Adverse Effect on the Business as currently conducted or as set forth in Schedule 8.11(d), the products sold by the Purchased Subsidiaries, or sold in the Business as currently conducted by the Seller Group or Seller do not infringe, misappropriate or misuse any intellectual property rights of any other person, and, as of the date hereof, there is no pending or, to the Seller's Knowledge, threatened Claim against Seller, and/or any other member of the Seller Group (in relation to the Business as currently conducted) and/or any Purchased Subsidiary for infringement, misappropriation or misuse of the intellectual property of any other person and, to Seller's Knowledge, there is no action or failure to inform, notify or act which would provide the valid basis for any third party to contest the validity of any Seller Intellectual Property or the Seller's, or any Purchased Subsidiary's, or any other Seller Group member's right to use the Seller Intellectual Property.

     (e) Except as set forth in Schedule 8.11(e), neither Seller nor any Purchased Subsidiary, nor any other Seller Group Member, has asserted within the two years preceding the date hereof, any formal claim against any other person that such person had violated, infringed, misappropriated or misused, in any material respect, any Seller Intellectual Property, nor, to the Knowledge of Seller, is there any basis for such an assertion.

     (f) Except as set forth in Schedule 8.11(f), the Affiliates of Seller of which the Business Divisions form part and the Purchased Subsidiaries have in force support contracts which cover all significant items of hardware and software included in the computer equipment, software, ancillary equipment, communications equipment, microprocessors, firmware, operating software, routers and servers, in each case used by such Affiliates in relation to the Business as currently conducted and/or the Purchased Subsidiaries and which are material to the conduct of the Business as currently conducted (the "Computer Systems").

     (g) Except as set forth in Schedule 8.11(g), the Business Divisions and the Purchased Subsidiaries have taken commercially reasonable and prudent precautions to preserve the availability, confidentiality, security and integrity of data held or transmitted by the Computer Systems (including without limitation) the use of virus checking software, password protection procedures and the taking and storing of back up copies of data on site at least once every 24 hours.

     (h) Except as set forth in Schedule 8.11(h) and except as would not have a Material Adverse Effect, in the one year preceding the date of this Agreement, neither the performance nor the functionality of the Computer Systems has been affected by any date recognition problem relating to the processing of dates before, on and after January 1, 2000.

8.12. ABSENCE OF CERTAIN CHANGES OR EVENTS: Except as set forth in Schedule 8.12 and as permitted under Section 7.3, since December 31, 2001, the Business has been conducted only in the ordinary course and consistent with past practice, and since such date neither Seller, with respect to the Business, nor any Purchased Subsidiary has:

          (i) except as otherwise provided in Section 8.12(xi), taken any action that would not be permitted by Section 7.3(c) had such action been taken during the period from the date hereof to the Closing Date;

          (ii) suffered any Material Adverse Effect;

          (iii) suffered any material damage, destruction or casualty loss (whether or not covered by insurance);

          (iv) made any change in its accounting methods, principles or practices except as required by applicable law or U.S. GAAP or U.K. GAAP;

          (v) written down the value of any inventory other than in the ordinary course of business consistent with past practices;

          (vi) written off as uncollectable any notes or accounts receivable in excess of $1,000,000;

          (vii) disposed of, abandoned or permitted to lapse any rights to the use of any intellectual property which is or was used in the conduct of the Business, except where Seller, in its reasonable business judgment, has determined that such intellectual property is no longer necessary to the conduct of the Business;

          (viii) paid, discharged or satisfied any liabilities or obligations (whether accrued, absolute, contingent or otherwise) in excess of $1,000,000, other than the payment, discharge or satisfaction, in the ordinary course of business, of liabilities or obligations incurred in the ordinary course of business;

          (ix) except in the ordinary course of business, subjected any material assets (whether real, personal or mixed, tangible or intangible) to any Encumbrance, except for Permitted Liens;

          (x) cancelled or waived any claims or rights of value, or sold, transferred, distributed or otherwise disposed of any material assets, except for sales of finished goods inventory or other assets in the ordinary course of business, or disposed of any assets for any amount to Affiliates of Seller;

          (xi) incurred any capital expenditure or commitment for additions to property, plant or equipment which exceeds $3,000,000 in the aggregate and which, if purchased, would be reflected in the property, plant or equipment accounts; or

          (xii) other than in the ordinary course of business, increased the base compensation of or made any other payment to, any director, officer or employee of the Business making over $100,000 per year, whether now or hereafter payable or granted, or entered into or varied the terms of any employment or incentive agreement with any such person.

8.13. ENVIRONMENTAL MATTERS:

     (a) Except as disclosed on Schedule 8.13, the Business, the members of the Seller Group with respect to the Business, the Target Assets and the Purchased Subsidiaries are in compliance with Environmental Laws, except for such noncompliance as would not have a Material Adverse Effect on the Business. "Environmental Laws" shall mean all federal, state, provincial and local and foreign statutes, regulations, ordinances, rules, codes, orders, or decrees and the common law concerning pollution or protection of human health, safety or the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any Hazardous Substances (as defined below) as such requirements are enacted and in effect as of the Closing Date; provided, however, that for purposes of Sections 16.2(a)(ii) and 16.6, Environmental Laws shall include the legislation set forth on Schedule 8.13(a), in each case to the extent such legislation is (i) enacted into law and becomes effective in a form materially similar to the form currently proposed on or before the 18 month anniversary of the Closing; and (ii) only to the extent such new laws relate to contamination resulting from any release of any Hazardous Substances to the soil or groundwater at the Real Property within the European Union.

     (b) Except as set forth on Schedule 8.13 and except as would not have a Material Adverse Effect on the Business, none of Seller, any member of the Seller Group, or the Purchased Subsidiaries has received any written notice, report or other written information regarding any actual or alleged violation of Environmental Laws, or any Environmental Liabilities, including, without limitation, any investigatory, remedial or corrective obligations, in each case relating to the Business, the Target Assets or the Purchased Subsidiaries. For purposes of this Agreement, the term "Environmental Liabilities" shall mean any suits, claims, judgments, damages (including punitive damages), losses, penalties, fines, liabilities, encumbrances, liens, violations, costs, and expenses (including, without limitation, attorneys' and consultants' fees) relating to or in connection with (i) the existence (or alleged existence) of materials identified as "hazardous," "toxic," "pollutants," "contaminants," "waste" and words of similar meaning under the Environmental Laws ("Hazardous Substances") in, on, under, at, or emanating from the Real Property, the Target Assets or the Purchased Subsidiaries, or any real property formerly owned, leased, operated, or managed by any member of the Seller Group with respect to the Business or any Purchased Subsidiary; (ii) the off-site transportation, treatment, storage, or disposal (or alleged offsite transportation, treatment, storage, or disposal) of Hazardous Substances generated by any member of the Seller Group or their respective predecessors, in each case, with respect to the Business, the Target Assets or the Purchased Subsidiaries; or (iii) the violation of or non-compliance with (or alleged violation of or non-compliance with) any Environmental Laws by the Business, the Target Assets or the Purchased Subsidiaries, or which otherwise arise under Environmental Laws as a result (or allegedly as a result) of the acts or omissions of any member of the Seller Group with respect to the Business or any Purchased Subsidiary.

     (c) Except as disclosed on Schedule 8.13, and except as would not have a Material Adverse Effect on the Business, (i) the members of the Seller Group with respect to the Business, the Target Assets and the Purchased Subsidiaries have all the permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the Business and for the operation of the Target Assets and the Purchased Subsidiaries which are required under the Environmental Laws ("Environmental Permits"); (ii) the Target Assets and the Purchased Subsidiaries are in compliance with the terms and conditions of all such Environmental Permits; and (iii) no reason exists why the Purchased Subsidiaries would not be capable of continued operation of the Business, the Target Assets and the Purchased Subsidiaries in compliance with the Environmental Permits and Environmental Laws.

     (d) Except as disclosed in Schedule 8.13(d) and except as would not have a Material Adverse Effect on the Business, none of the Purchased Subsidiaries or the members of the Seller Group with respect to the Business have been identified as a potentially responsible party or liable party at any United States National Priority List (Superfund) site or the state or, to the knowledge of Seller Group, foreign analog thereto.

     (e) Notwithstanding any other provision of this Agreement, this Section
8.13 contains the exclusive representations of the Seller Group and the Purchased Subsidiaries concerning any matters arising under Environmental Laws.

8.14. ACCOUNTS RECEIVABLE; INVENTORY: Except as provided on Schedule 8.14(a), the accounts receivable reflected on the December 31, 2001 balance sheet delivered pursuant to Section 8.4 hereof (the "Balance Sheet") represent sales actually made in the ordinary course of business for goods or services delivered or rendered in bona fide "arm's-length" transactions. Except as reserved for on the Balance Sheet, the Purchased Inventories do not include material amounts of items that management believes to be obsolete, damaged, below standard quality, or non-merchantable in the ordinary course of business of the Business, in each case net of reserves provided therefore. As of February 23, 2002, the accounts receivable aging schedules and supporting detail previously provided to Purchaser and attached hereto in Schedule 8.14(b) were true and correct in all material respects.

8.15. TAX MATTERS:

     (a) Except as set forth on Schedule 8.15(a) or except as would not have a Material Adverse Effect on the Business, (i) all Taxes (as hereinafter defined) required to be paid by, on behalf of or with respect to the Seller Group, the Purchased Subsidiaries, any Consolidated Group of which any of the Purchased Subsidiaries is or was a member or the Target Assets on or prior to the Closing Date have been, or will be, timely paid (taking into account any granted extensions of the due date for payment of such Taxes), or adequate accruals have been, or will be, made for any unpaid Taxes of or with respect to the Purchased Subsidiaries or the Target Assets attributable to any period prior to the Closing Date, (ii) all Tax Returns (as hereinafter defined) required to be filed by, on behalf of or with respect to the Seller Group, the Purchased Subsidiaries, any Consolidated Group of which any of the Purchased Subsidiaries is or was a member or the Target Assets prior to the Closing Date have been, or will be, timely filed (taking into account any granted extensions of the due date for the filing of such Tax Returns) with the appropriate taxing authority;
(iii) such Tax Returns correctly reflected in all respects the facts regarding the income, business, assets, operations, activities and status of the Seller Group, the

Purchased Subsidiaries and the Target Assets and any other information required to be shown therein; (iv) no action or proceeding by any governmental authority for the assessment or collection of Taxes of any of the Purchased Subsidiaries or with respect to the Target Assets is pending or has been threatened in writing; (v) no written claim or deficiency against any of the Purchased Subsidiaries or with respect to the Target Assets for the assessment or collection of any Taxes has been asserted or proposed which written claim or deficiency has not been settled with all amounts determined to have been due and payable having been timely paid (taking into account any granted extensions of the due date for payment of any such Taxes); (vi) no audit of any Tax Return of any of the Purchased Subsidiaries or with respect to the Target Assets is in progress; (vii) no written claim has ever been made by an authority in a jurisdiction where any Purchased Subsidiary does not file Tax Returns that such Purchased Subsidiary is or may be subject to taxation by that jurisdiction;
(viii) there are no written agreements, waivers or other arrangements in effect providing for an extension of time with respect to the filing of any Tax Returns of any of the Purchased Subsidiaries, the payment of any Tax of any of the Purchased Subsidiaries, or for the assessment or collection of any Tax of or deficiency against or relating to any of the Purchased Subsidiaries; (ix) as of the Closing, there will be no outstanding powers of attorney enabling any party to represent any of the Purchased Subsidiaries with respect to matters involving Taxes; (x) the Purchased Subsidiaries have timely withheld and remitted to the applicable governmental authority all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party in compliance with all withholding and similar provisions of any and all applicable U.S. federal, state and local and non-U.S. Tax Laws; (xi) no Purchased Subsidiary is a party to any agreement, arrangement or practice for the sharing of Taxes or is obligated to indemnify any other person for Taxes pursuant to any agreement, arrangement or practice, which agreement, arrangement or practice will remain in effect after the Closing; (xii) there are no liens for Taxes on any Target Asset or any asset of the Purchased Subsidiaries other than Permitted Liens; (xiii) none of the assets of the Purchased Subsidiaries secures any debt the interest on which is tax exempt under Section 103(a) of the Code; (xiv) none of the Purchased Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (xv) no consent under Section 341(f) of the Code has been filed with respect to any of the Purchased Subsidiaries; (xvi) no Purchased Subsidiary has participated in an international boycott as defined in Section 999 of the Code; (xvii) no Purchased Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any Post-Closing Tax Period as a result of any (A) change in accounting method for any Pre-Closing Tax Period under Section 481 of the Code (or any analogous or comparable provision of U.S. state or local or non-U.S. Tax Law), (B) a written agreement with a Tax authority with regard to the Tax liability of a Purchased Subsidiary for any Pre-Closing Tax Period,
(C) deferred intercompany gain described in U.S. Treasury Regulations under
Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Income Tax Law) arising from any transaction that occurred prior to the Closing Date or prior to the Closing on the Closing Date, (D) installment sale or open transaction disposition made prior to the Closing Date or prior to the Closing on the Closing Date, or (E) prepaid amount received on or prior to the Closing Date; (xviii) none of the property of the Purchased Subsidiaries is "tax-exempt use property" within the meaning of Section 168(h) of the Code; (xix) no Purchased Subsidiary is a party to any joint venture, partnership or other written arrangement or contract which could be treated as a partnership for U.S. federal income tax purposes for any period for which the statute of limitations for any Tax on the income therefrom has not expired;
(xx) no U.S. Purchased Subsidiary has an excess loss account (as defined in U.S. Treasury Regulations Section 1.1502-19) with respect to the stock of any other U.S. Purchased Subsidiary that will not be included in income on or prior to the Closing Date; (xxi) there are no outstanding rulings of, or requests for rulings with, any taxing authority that are, or if issued would be, binding on any Purchased Subsidiary in any Post-Closing Tax Period; (xxii) neither Seller nor any Purchased Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying or intended to qualify for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement; and (xxiii) from and after October 28, 1999, each of the U.S. Purchased Subsidiaries that is or was classified as a corporation for United States federal Income Tax purposes, other than PMV Inc., is, or was during such time it was so classified, a member of the Consolidated Group that includes Invensys, Inc. and such Consolidated Group will actually file a consolidated United States federal Income Tax Return for its taxable year that includes the Closing Date.

     (b) With respect to each Purchased Subsidiary organized under the laws of the United Kingdom (a "U.K. Subsidiary"), except as set forth on Schedule 8.15(b)(2) or except as would not have a Material Adverse Effect on the Business, Seller represents and warrants to Purchaser as to the statements set forth on Schedule 8.15(b)(1) in addition to the statements set forth in Section 8.15(a).

     (c) Seller will have delivered or made available to Purchaser by the Closing (i) complete copies of all Tax Returns with respect to the Purchased Subsidiaries, other than Tax Returns of any affiliated, aggregate, consolidated, combined, unitary or similar group which includes Seller or any Affiliate of Seller (other than any of the Purchased Subsidiaries), and all examination reports and statements of deficiencies and other Tax-related documents and correspondence relating to such Tax Returns, filed or received by the Purchased Subsidiaries since December 31, 1998, and (ii) complete copies of the portions of Tax Returns of any affiliated, aggregate, consolidated, combined, unitary or similar group which includes Seller or any Affiliate of Seller (other than any of the Purchased Subsidiaries) filed since December 31, 1998 that relate solely to the Purchased Subsidiaries.

     (d) Seller Group makes no representation or warranty regarding the amount or existence of any losses, credits, Reliefs, allowances or other Tax attributes of the Purchased Subsidiaries.

8.16. LABOR MATTERS: Except as disclosed on Schedule 8.16, (i) none of Seller, any member of the Seller Group or any Purchased Subsidiary is a party to or subject to any Collective Bargaining Agreement; (ii) there are no material agreements with labor unions, work councils or associations representing Business Employees, and no unions or other collective bargaining units have been certified or recognized by Seller with respect to the Business Employees as representing any of the Business Employees and, to the Knowledge of Seller, there are no existing union organizing efforts or representation questions with respect to any of the Business Employees or agreements currently being negotiated, and (iii) there is no material labor strike or material dispute, grievance, arbitration proceeding, slowdown or stoppage, or material charge of unfair labor practice actually pending or, to the Knowledge of Seller, threatened against the Purchased Subsidiaries or Sellers of the Target Assets or affecting the Business Employees, nor have there been any of the foregoing within the past three years, and (iv) the Purchased Subsidiaries and the Seller Group are in compliance in all material respects with respect to the Business with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any material unfair labor practice. Schedule 8.16 contains a list of each Business Employee and consultant to the Business whose current annual salary or fee (including bonus) is the equivalent of US $150,000 or more, together with the current job title or relationship to the Business. As soon as reasonably practicable after the date hereof, Seller shall provide a list of all Business Employees , showing their base salaries and incentive opportunity and such other demographic information as Purchaser shall reasonably request.

8.17. DISCLOSURE:

     (a) The representations and warranties contained in this Article VIII, and the statement contained in the Schedules provided pursuant hereto, inclusive, do not intentionally and fraudulently contain any untrue statement of a material fact or intentionally and fraudulently omit to state any material fact necessary in order to make the statements contained therein not misleading. While Seller has attempted in good faith to cross-reference between Schedules, the parties agree that any item disclosed in any Schedule shall be deemed disclosed in any other Schedule to which the applicability of such disclosure is reasonably evident. Except where information has been specifically identified as being redacted, all copies of documents provided to Purchaser prior to the date hereof are, in all material respects, true, complete and correct copies of such documents.

     (b) Purchaser acknowledges and agrees that Seller has not made and shall not be deemed to have made any representations or warranties concerning the Business or the Target Assets or the Purchased Subsidiaries except as specifically set forth in this Article VIII. Except as set forth in this Article VIII, Seller has not made, and hereby expressly disclaims, any other further representation or warranty, either express or implied, concerning the subject matter of this Agreement. The warranties given in this Article VIII are in lieu of all other warranties the Seller might have given Purchaser, including implied warranties of merchantability and implied warranties of fitness for intended use. All other warranties Seller or anyone purporting to represent Seller gave or might have given, or which might be provided or implied by law or commercial practice, are hereby excluded. Seller makes no further representation or warranty concerning material facts that might have come to their attention had they conducted a broader or more thorough investigation of the Business and the Target Assets and the Purchased Subsidiaries.

     (c) Notwithstanding anything to the contrary contained in this Agreement, with the exception of the representations and warranties contained in Section
8.3 and the provisions of Section 8.2 referring to the shares of each Purchased Subsidiary, the representations and warranties made in this Article VIII with respect to the entities listed on Schedule 8.17(c) are made to the Knowledge of Seller.

8.18. INSURANCE: Schedule 8.18 attached hereto and made a part hereof accurately lists and describes the policies of insurance covering the assets and operations of the Business, the

Purchased Subsidiaries and the Target Assets as of the date hereof. All such policies are (and any replacement policies will be) valid and subsisting and in full force and effect in accordance with their terms, and all premiums due and payable thereon have been paid, and no notice of cancellation or termination has been received with respect to any such policies which has not been replaced on substantially similar terms prior to the date of such cancellation. To the Knowledge of Seller, the activities and operations of the Purchased Subsidiaries and the Target Assets have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies. Seller believes that all such policies are (and any replacement policies will be) with reputable insurance carriers and in character and amount and with such deductibles and against such risks and losses as are reasonable for the Business and the assets of the Purchased Subsidiaries, and that are at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards. Except as set forth in Schedule 8.18, as of the date hereof, there are no material claims by Seller with respect to the Business, the Purchased Subsidiaries or any members of the Seller Group with respect to the Business, pending under any insurance policy or bond as to which coverage has been questioned, denied or disputed by the underwriters of any such policy or bond or in respect of which such underwriters have reserved their rights.

8.19. PRODUCT LIABILITY AND RECALLS:

     (a) Except as set forth in Schedule 8.19(a), as of the date hereof, there is no material Proceeding by or before any court or governmental body pending or, to the Knowledge of Seller threatened, and neither Seller nor any of its Affiliates has received written notice of any pending investigation by any Governmental Authority, in each case against Seller or any of its Affiliates involving the Business relating to any product alleged to have been designed, manufactured or sold by the Business or any Purchased Subsidiary and alleged to have been defective or improperly designed or manufactured.

     (b) Except as set forth in Schedule 8.19(b), as of the date hereof, there is no pending or threatened material recall or investigation of which Seller or any of its Affiliates has been notified in writing by any Governmental Authority for any product sold by the Purchased Subsidiaries or any other Affiliate or member of Seller in connection with the Business.

8.20. POWERS OF ATTORNEY: Except as set forth in Schedule 8.20 attached hereto and made a part hereof and except those powers of attorney that will terminate on or prior to the Closing, there are no powers of attorney executed on behalf of the Purchased Subsidiaries or any Affiliate of Seller with respect to the Business.

8.21. BOOKS AND RECORDS: The corporate minute books and stock certificates and transfer back records of each of the Purchased Subsidiaries (which have been made available for inspection by Purchaser prior to the date hereof) are complete and correct in all material respects.

8.22. BANK ACCOUNTS; SAFE DEPOSIT BOXES: Schedule 8.22 attached hereto and made a part hereof sets forth a complete and correct list of each account with any bank, trust company, securities broker or other financial institution with which the Purchased Subsidiaries have any account and all safe deposit boxes maintained by each of them, including the identifying numbers or symbols thereof.

8.23. GUARANTEES: Except as set forth in Schedule 8.23 attached hereto and made a part hereof, none of the Purchased Subsidiaries are guarantors for any liability or obligations (including indebtedness) of any person (other than any other Purchased Subsidiary).

8.24. RESTRICTIONS ON BUSINESS ACTIVITIES: Except for this Agreement or as set forth on Schedule 8.24, neither the Purchased Subsidiaries nor any other affiliates of Seller is a party to any contract containing non-competition provisions that limit or restrict the ability of the Purchased Subsidiaries to do business in any line of business or in any geographical area, nor is any Purchased Subsidiary or other Affiliates of Seller subject, as of the date hereof, to any binding judgment, injunction, order or decree which limits or restricts the ability of the Purchased Subsidiaries to do business in any line of business or in any geographical area.

8.25. PRODUCT WARRANTY: Schedule 8.25(a) hereto includes copies of the standard terms and conditions of sale of products of the Business (containing applicable guaranty, warranty and indemnity provisions). Except as set forth on Schedule 8.25(b), between July 1, 1999 and March 1, 2002, no action, suit, claim or proceeding involving amounts in excess of (pound)100,000 alleging breach of warranty in respect of products manufactured by the Business was instituted by or before any court.

8.26. TRANSACTIONS WITH AFFILIATES: Except as set forth in Schedule 8.26, none of the Material Contracts set forth in Schedule 8.7 between any Purchased Subsidiary, on the one hand, and Seller or any of its Affiliates (other than Purchased Subsidiaries), officers, directors or employees, on the other hand, will continue to be in effect subsequent to the Closing. Except as set forth in
Schedule 8.26, after the Closing none of the Affiliates of Seller or, to the Knowledge of Seller, any of their officers, directors or employees will have any interest in any property (real or personal, tangible or intangible) or Material Contract of any Purchased Subsidiary or used in or pertaining to the Business.

8.27. CORPORATE NAME: Except as set forth in Schedule 8.27, to the Knowledge of Seller, the Purchased Subsidiaries (i) have the exclusive right to use their respective names as the name of a corporation in any jurisdiction in which such Purchased Subsidiary does business and (ii) have not received any notice of conflict during the past three years with respect to the rights of others regarding the corporate names of the Company and the Subsidiaries. Except as set forth in Schedule 8.27, to the Knowledge of Seller, no person is presently authorized by Seller, any member of the Seller Group or any Purchased Subsidiary to use the name of a Purchased Subsidiary. Seller has previously made available to Purchaser copies of any documents in the possession of Seller granting any authorizations of the type referred to in the previous sentence. This Section
8.27 does not relate to intellectual property matters and nothing in this
Section 8.27 shall be construed as referring or relating to the intellectual property rights or authorizations, including, without limitation, rights in trademarks and service marks.

8.28. REQUIRED NOTICES: Each member of Seller Group has informed, or has caused the appropriate Purchased Subsidiary, as required, to inform and consult their respective works councils or other employee representative bodies, and has provided them with all necessary documents and information regarding the transactions contemplated by this Agreement, to the extent required by European Union and applicable European Union Member State law. Each such member of Seller Group and each such Purchased Subsidiary shall have received the prior consent of Purchaser in relation to all information regarding Purchaser or any of its Affiliates that is provided to any such works council or other employee representative body.

8.29. CERTAIN BELGIAN RECORDS: Schedule 8.29 contains a copy of the annual financial statements of Invensys Flow Control Benelux NV ("IFCB") for the financial years ending on December 31, 1999 and March 31, 2001, respectively (the "IFCB Financial Statements"). The annual financial statements of IFCB have been prepared in accordance with Belgian law and Belgian generally accepted accounting principles. They fairly and truly reflect (image fidele/getrouw beeld) the assets and liabilities, financial condition and results of operations of IFCB on the dates indicated. The annual financial statements of IFCB have been certified without any reservations by IFCB's auditors. A copy of these letters is attached to the accounts to which they relate. The IFCB Financial Statements have been filed with the National Bank of Belgium on the dates mentioned thereon. The valuation rules of IFCB have not been amended in the last three financial years. All books of accounts, ledgers, and all other accounting or financial records and documents of IFCB that must be maintained by law or that are maintained according to sound business practices, are up-to-date, have been properly maintained and contain true and complete records of all matters required to be entered therein. All books and records referred to in this clause are kept at the registered office of IFCB.

8.30. BROKERS: Except for J.P. Morgan Securities Inc., whose fees and expenses are the sole responsibility of Seller, no broker, finder, investment banker or other person is entitled to any brokerage, financial advisor's, finder's or other similar fee or commission payable by such person in connection with this Agreement based upon arrangements made by or on behalf of Seller.

                                  ARTICLE IX.
                   Representations and Warranties of Purchaser

    Purchaser hereby represents and warrants to Seller as follows:

9.1. ORGANIZATION AND AUTHORITY: Purchaser is a corporation duly organized, validly existing and in good standing under the laws of New York and each Purchaser Designee is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Purchaser and each Purchaser Designee has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, to execute and deliver this Agreement and the Related Documents and to perform the obligations to be performed by it hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.

9.2. FUNDING: Purchaser has received written commitments (the "Commitment Letters") from third-party lenders to obtain, subject to the terms and conditions contained therein, all of the funds necessary to consummate the transactions contemplated by this Agreement. True and complete copies of the Commitment Letters are attached hereto as Exhibit C.

9.3. CORPORATE ACTION; NO CONFLICT: The execution, delivery and performance by Purchaser of this Agreement and the Related Documents to be delivered by Purchaser and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Purchaser and will not require any approval on the part of Purchaser's stockholders under the Purchaser's Certificate of Incorporation or by-laws. This Agreement has been duly and validly executed and delivered by Purchaser and is, and each of the Related Documents when executed and delivered by Purchaser or any Purchaser Designee in accordance with its terms will be, the valid and binding obligation of Purchaser or such Purchaser Designee, enforceable in accordance with the terms thereof, except as limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors rights generally. Neither the execution, delivery or performance by Purchaser of this Agreement or any Related Document, nor the consummation by Purchaser or any Purchaser Designee of the transactions contemplated hereby or thereby, nor compliance by Purchaser or any Purchaser Designee with any provision hereof or thereof will (i) conflict with or result in a breach of any provision of the charter or by-laws of Purchaser or any Purchaser Designee; (ii) violate any provision of law, statute, rule or regulation or any order, writ, injunction, permit, judgment or decree of any court or other governmental or regulatory authority applicable to Purchaser or any Purchaser Designee (except where such violations would not, or could not, reasonably be expected to prevent or materially impede or delay the completion of the transactions contemplated by this Agreement (a "Purchaser Material Adverse Effect")); (iii) except as would not, or could not, reasonably be expected to have a Purchaser Material Adverse Effect, result in a breach of, or constitute a default under (with or without notice, lapse of time or both) or result in the invalidity of, or accelerate the performance required by or cause or give rise to any right of acceleration or termination of any right or obligation pursuant to, or require the consent of the other party to, any material agreement, material instrument, order, judgment or decree to which Purchaser or any Purchaser Designee is subject; (iv) result in the creation of, or with the passage of time result in the creation of, any Encumbrance upon any assets or properties of Purchaser or any Purchaser Designee which would or could, reasonably be expected to have a Purchaser Material Adverse Effect; or
(v) require Purchaser or any Purchaser Designee to obtain any consent of or make any filing with any governmental entity, except as may be required under the HSR Act or to obtain any Competition Approvals, except where the failure to obtain any such consent or make any such filing would prevent, materially delay or impair the ability of Purchaser or any Purchaser Designee to consummate the transactions contemplated hereby.

9.4. BROKERS: Except for Morgan Stanley & Co. Incorporated, whose fees and expenses are the sole responsibility of Purchaser, no broker, finder, investment banker or other person is entitled to any brokerage, financial advisor's, finder's or other similar fee or commission payable by such person in connection with this Agreement based upon arrangements made by or on behalf of Purchaser.

                                   ARTICLE X.
                     Conditions to Obligations of Purchaser

     The obligations of Purchaser under this Agreement are, at its option, subject to the fulfillment, on or before the Closing Date, of each of the following conditions precedent:

10.1. PERFORMANCE OF COVENANTS: Seller shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or before the Closing Date.

10.2. REPRESENTATIONS AND WARRANTIES: The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date as though such representations and warranties had been made as of the Closing Date, except (a) for each of the representations and warranties of Seller contained herein that are limited by materiality, which shall be true and correct in all respects as of the Closing Date; (b) to the extent of changes or developments contemplated by the terms of this Agreement; and (c) for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time); and Purchaser shall have received at the Closing a certificate of an officer of Seller, dated as of the Closing Date, to such effect.

10.3. GOVERNMENT FILINGS: Any applicable waiting period (including any extensions thereof) required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") shall have expired or been terminated, and all notices, consents or approvals required to be made or obtained prior to the Closing under merger control or competition laws, rules or regulations of any other jurisdiction applicable to the transactions contemplated by this Agreement (collectively the "Competition Approvals") shall have been made or obtained. All other required governmental and third-party consents and approvals and all Permits necessary for Purchaser to operate the Business in all material respects as conducted by Seller on the date hereof, shall have been obtained without the imposition of terms that would have a Material Adverse Effect on Purchaser or the Business.

10.4. NO PROCEEDINGS: There shall not be pending any claim, objection or threatened objection, suit, action or other proceeding brought by a governmental agency before any court or governmental agency, seeking to delay, prohibit or restrain the transactions contemplated by this Agreement or seeking material damages in connection therewith.

10.5. AUTHORIZATION: All action necessary to authorize the execution, delivery and performance by Seller of this Agreement and each of the Related Documents and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by Seller, and Seller shall have full power and right to consummate the transactions contemplated hereby and thereby.

10.6. SECRETARY'S CERTIFICATE: Seller shall have delivered to Purchaser a certificate of the Secretary or Assistant Secretary of Seller as to the corporate resolutions authorizing the execution and delivery of this Agreement and the transactions contemplated thereby and the incumbency and authority of the person(s) signing this Agreement and the Related Documents for Seller.

10.7. RESIGNATION: Purchaser shall have received the written evidence of the resignation or removal of those persons referred to in Section 5.1(e) from all positions with any of the Purchased Subsidiaries.

10.8. NON-COMPETITION AGREEMENT: Seller shall have entered into the Non-Competition Agreement referred to in Section 5.1(f).

10.9. MARKET CONDITIONS: There shall not have occurred after the date of this Agreement, a material disruption of or a material adverse change in financial, banking or capital market conditions.

10.10. MINIMUM EBITDA: Purchaser shall be reasonably satisfied that the amount of EBITDA set forth on the Statement of EBITDA (calculated as set forth in Section 4.2) will not be less than $83 million.

10.11. DOMINATION AGREEMENT: Seller shall have delivered to Purchaser evidence reasonably satisfactory to Purchaser that the domination agreement between Invensys Flow Control GmbH and BTR Industries GmbH was terminated on or before the Closing Date.

10.12. REQUIRED NOTICES: Each member of Seller Group or Purchased Subsidiary, as the case may be, shall have completed the information and consultation procedure described in Section 8.28, in accordance with the requirements of Section 8.28.

10.13. SUBLEASE: The appropriate subsidiaries of Seller shall have entered into the leases described in Section 7.17.

                                  ARTICLE XI.
                       Conditions to Obligations of Seller

     The obligations of Seller under this Agreement are, at its option, subject to the fulfillment, on or before the Closing Date, of each of the following conditions precedent:

11.1. PERFORMANCE OF COVENANTS: Purchaser shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or before the Closing Date.

11.2. REPRESENTATIONS AND WARRANTIES: The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date, except (a) for each of the representations and warranties of Purchaser contained herein that are limited by materiality, which shall be true and correct in all respects as of the Closing Date; (b) to the extent of changes or developments contemplated by the terms of the Agreement; and (c) for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time); and Seller shall have received at the Closing a certificate of an officer of Purchaser, dated as of the Closing Date, to such effect.

11.3. GOVERNMENT FILINGS, CONSENTS AND APPROVALS: All applicable waiting periods (including any extensions thereof) required under the HSR Act shall have expired or been terminated, and all Competition Approvals shall have been made or obtained.

11.4. NO PROCEEDINGS: There shall not be pending, any claim, suit, action or other proceeding brought by a governmental agency before any court of governmental agency, seeking to prohibit or restrain the transactions contemplated by this Agreement or seeking material damages in connection therewith.

11.5. AUTHORIZATION: All action necessary to authorize the execution, delivery and performance of this Agreement and each of the Related Documents, and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by Purchaser and any Purchaser Designee, and Purchaser and each Purchaser Designee shall have full power and right to consummate the transactions contemplated hereby and thereby.

11.6. SECRETARY'S CERTIFICATE: Purchaser shall have delivered to Seller a certificate of the Secretary or Assistant Secretary of Purchaser as to the corporate resolutions authorizing the execution and delivery of this Agreement and the transactions contemplated thereby and the incumbency and authority of the person(s) signing this Agreement and the Related Documents for Purchaser.

11.7. ESCROW AGREEMENT: Purchaser shall have entered into the Escrow Agreement referred to in Section 7.7 of this Agreement, to the extent required by such section.

11.8. SUBLEASE: The appropriate subsidiaries of Purchaser shall have entered into the leases described in Section 7.17.

                                  ARTICLE XII.
                                Employee Matters

12.1. SCOPE OF SECTION: This Article XII contains the covenants and agreements of the parties with respect to (a) the status of employment of the Business Employees and Former Employees and (b) Benefit Plans.

12.2. TRANSFER OF EMPLOYMENT - GENERAL PRINCIPLES:

     (a) As of the Closing Date, Purchaser or one of its Affiliates shall (i) make offers of employment at an equivalent base salary or wage level to all Business Employees not employed by a Purchased Subsidiary immediately prior to the Closing and (ii) cause the Purchased Subsidiaries to continue to employ their respective Business Employees at an equivalent base salary or wage level. Business Employees of the Purchased Subsidiaries whose employment is continued hereunder and Business Employees not employed by a Purchased Subsidiary who accept Purchaser's offer of employment and commence active employment with Purchaser or its Affiliates shall be considered "Transferred Employees" hereunder as of the Closing; provided that a Business Employee not employed by a Purchased Subsidiary shall not be considered a Transferred Employee until the date such Business Employee reports to active employment with Purchaser or one of its Affiliates, which must in any case occur within 180 calendar days after the Closing.

     (b) For one year after the Closing, Purchaser shall, and shall cause the Purchased Subsidiaries, as applicable, to provide employee benefits (including, without limitation, medical and dental benefits) to Transferred Employees that in the aggregate are substantially similar to those benefits provided by Purchaser or its Affiliates to its similarly situated employees and such other terms and conditions of employment as may be required by applicable law. Subject to the obligations of Seller and its Affiliates under Section 12.4, Purchaser shall, and shall cause the Purchased Subsidiaries to, assume, honor and/or continue to perform all obligations of Seller and its Affiliates under all Business Benefit Plans and Collective Bargaining Agreements in accordance with their terms. Purchaser shall, and shall cause each of the Purchased Subsidiaries to, waive any pre-existing condition exclusions (except with respect to conditions excluded from coverage under the Benefit Plans immediately prior to the Closing Date by reason of being considered excluded pre-existing conditions thereunder) and actively at work requirements and provide that any expenses incurred on or before the Closing Date by a Transferred Employee or a Transferred Employee's covered dependent shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions if such amounts are applicable to the same calendar year in which the Closing Date occurs, in each case, under any applicable welfare plan of Purchaser or its Affiliates, provided that such information is provided to Purchaser within 60 days following the Closing Date.

     (c) With regard to Transferred Employees who performed at least one year of service with Seller or a Purchased Subsidiary prior to the Closing, Purchaser shall cause each employee benefit plan or compensation arrangement established, maintained or contributed to by Purchaser or its Affiliates in which such Transferred Employee participates to grant any such Transferred Employee credit for all service with Seller or a Purchased Subsidiary, as applicable, for purposes of eligibility and vesting (and not for benefit accrual purposes) with respect to any employee pension benefit plan as defined in Section 3(2) of ERISA or any similar foreign benefit plan, and for purposes of eligibility and determining the amount of any benefit with respect to any vacation program and any employee welfare benefit plan as defined in Section 3(1) of the Code or any similar foreign benefit plan (including, without limitation, Purchaser's or its Affiliate's severance plans and policies in effect from time to time).

     (d) [INTENTIONALLY OMITTED].

     (e) Seller and its Affiliates shall remain solely responsible after the Closing for all liabilities in respect of severance, redundancy and similar pay, salary continuation, and similar obligations arising under any Benefit Plan relating to the termination or alleged termination of any Business Employee's or Former Employee's employment with Seller and its Affiliates on or prior to the Closing Date, except to the extent that such liability arises solely as a result of Purchaser's failure to comply with its obligations under this Section 12.2. Purchaser shall be solely responsible for all liabilities in respect of severance, redundancy and similar pay, salary continuation, and similar obligations relating to the termination or alleged termination under any Business Benefit Plan of any Transferred Employee's employment occurring after the Closing. Nothing in this Agreement shall be interpreted as restricting or limiting the right or ability of Purchaser or its Affiliates to terminate the employment of Transferred Employees after the Closing.

     (f) Seller and its Affiliates shall be solely responsible after the Closing for (i) claims for the type of benefits described in Section 3(1) of ERISA (whether or not covered by ERISA) ("Welfare Benefits") that are incurred under any Benefit Plan by or with respect to any Business Employee or Former Employee before the Closing Date (provided that Seller shall only be responsible for medical and healthcare benefits described in this clause (f)(i) to the extent such benefits exceed $1,500,000), and (ii) claims relating to COBRA coverage under any Benefit Plan attributable to "qualifying events" that occur before the Closing Date. Purchaser and its Affiliates shall be solely responsible after the Closing for (X) claims for Welfare Benefits that are incurred by or with respect to any Business Employee on or after the Closing Date (Y) up to the first $1,500,000 of medical and healthcare benefits incurred before the Closing Date under any Benefit Plan by or with respect to any Business Employee or Former Employee, and (Z) claims relating to COBRA coverage attributable to "qualifying events" with respect to any Transferred Employee that occur after the date such individual becomes a Transferred Employee hereunder. For purposes of the foregoing, a medical/dental claim shall be considered incurred when the services are rendered or the supplies are provided, and not when the condition arose.

     (g) Purchaser and its Affiliates shall assume and/or continue to be responsible for, and shall indemnify and hold Seller and its Affiliates harmless against, any and all obligations and liabilities that arise under any Benefit Plan that provides pension, early retirement or similar benefits (including, but not limited to, TFR in Italy and long service jubilee benefits) to Business Employees and/or Former Employees in Austria, Belgium, Germany, France, Italy, Sweden and the United Kingdom (but in the United Kingdom, only in respect of Business Employees). Schedule 12.4(a) shall govern the transfer of assets and liabilities with respect to the Benefit Plans that provide pension or early retirement benefits to Business Employees in the United Kingdom.

     (h) Prior to May 30, 2002, neither Seller nor any of its Affiliates will permit any Business Employee that currently participates in the Invensys Executive Bonus Plan 2001/2002 to become a participant in or enter into any new plan or arrangement that provides for any performance based bonus or award without the consent of Purchaser, unless required by law or an existing agreement. With respect to all other Business Employees, Purchaser shall have the right to consult with Seller prior to Seller or any of its Affiliates establishing or adopting any new plan or arrangement that provides for any performance based bonus or award, except for any plan or arrangement required by law or existing agreement. Seller and its Affiliates shall be responsible for and shall indemnify and hold harmless the Purchaser and its Affiliates for all bonuses payable to Business Employees and Former Employees in respect of any performance period ending on or prior to the Closing Date. Purchaser and its Affiliates shall be responsible for and shall indemnify and hold harmless the Seller and its Affiliates for all bonuses payable to Business Employees and Former Employees in respect of any performance period beginning after March 31, 2002.

     (i) Sellers shall take such action as is necessary to vest on the Closing Date all outstanding stock options or other equity-based awards held by, or granted to, Business Employees and to permit Business Employees to exercise such awards during a period of no less than 30 days after the Closing Date (or such longer period specified by the applicable plan). Sellers shall be responsible for any and all payments, withholding and reporting obligations that arise on or after the Closing Date related to such stock options or other stock awards.

12.3. U.S. EMPLOYEES: For purposes of this Section 12.3, "U.S. Business Employees" and "U.S. Transferred Employees" means all Business Employees and Transferred Employees, respectively, employed primarily within the United States.

     (a) The Invensys Pension Plan (the "U.S. Salaried Pension Plan") covers substantially all non-represented U.S. Business Employees and certain Former Employees. Effective as of the Closing Date, all U.S. Business Employees who have completed at least one year of service as of the Closing Date shall (i) be vested in their accrued benefit earned through the Closing Date under the U.S. Salaried Pension Plan and any non-qualified retirement plan (such as an excess or supplemental plan) (a "Non-Qualified Plan"), and (ii) be eligible for a normal, early or deferred vested retirement benefit under the U.S. Salaried Pension Plan and any Non-Qualified Plan based upon such U.S. Business Employees having terminated active participation under the plan on the Closing Date, and such U.S. Business Employee's age and years of service under the plan as of that date. Distribution of the normal, early or deferred vested retirement benefit accrued by any U.S. Business Employee, including without limitation, the time of benefit payment and the form in which the benefit is payable, shall be determined in accordance with the applicable terms of the U.S. Salaried Pension Plan and any Non-Qualified Plan. Purchaser shall not have any liability with respect to the U.S. Salaried Pension Plan or any Non-Qualified Plan.

     (b) As of the Closing Date, Purchaser shall adopt and become the successor sponsor of the Edwards Valve, Inc. Pension Plan for Bargaining Unit Employees (the "U.S. Bargaining Pension Plan"). As of the Closing Date, the Purchaser shall assume all of Seller's and its Affiliate's liabilities and obligations with respect to the U.S. Bargaining Pension Plan, including without limitation all obligations to make contributions required to be made to the U.S. Bargaining Pension Plan. Purchaser shall execute such documents as may be reasonably requested by Seller to effect such adoption and assumption. Seller shall cause the trustee of the master trust in which the U.S. Bargaining Pension Plan participates (the "Master Trust"), as of the Master Trust's valuation date next following the Closing Date (the "Valuation Date"), to value, in a manner consistent with its prior practice, the U.S. Bargaining Pension Plan's allocable share of the assets of the Master Trust (the "U.S. Bargaining Plan Asset Value"). As soon as practicable after the determination of the U.S. Bargaining Plan Asset Value, Seller shall cause the trustee of the Master Trust to transfer to a successor trustee designated by Purchaser an amount in cash or other property mutually agreeable to Seller and Purchaser equal to the U.S. Bargaining Plan Asset Value (i) increased by interest during the period from the Valuation Date to the date of transfer (the "Interim Period") at a rate of 5% per annum (the "Interest Rate") and (ii) reduced by (A) benefit payments to employees or their beneficiaries made in accordance with the provisions of the U.S. Bargaining Pension Plan during the Interim Period plus interest on such benefit payments at the Interest Rate from the date of payment until the transfer date and (B) an allocable share of fees and expenses incurred by the Master Trust during the Interim Period; provided, however, that no transfer pursuant to this
Section 12.3(b) shall be made until the Purchaser provides satisfactory evidence in the form of a favorable determination letter issued by the Internal Revenue Service or an opinion letter of counsel reasonably acceptable to Seller that the successor trust related to the U.S. Bargaining Pension Plan satisfies after the Closing Date the requirements for qualification under Section 401(a) of the Code, which evidence Purchaser shall provide to Seller within 60 days after the Closing Date.

     (c) The accounts under the Invensys 401(k) Plan (the "Investment Plan") of all Business Employees who participate in such Investment Plan on the Closing Date shall be fully vested as of the Closing Date and shall be distributable according to the terms of such plan. Seller acknowledges that on and after the Closing Date the account balances of such Business Employees shall be distributable from such Investment Plan in accordance with Section 401(k)(2) of the Code. Purchaser will cause a retirement plan maintained by Purchaser intended to qualify under Section 401(a) of the Code and which contains a cash or deferred feature under

Section 401(k) of the Code ("Purchaser 401(k) Plan") to accept direct rollovers pursuant to Section 401(a)(31) of the Code of distributions from the Investment Plan to Transferred Employees to the extent permitted by law (including direct rollovers of such Transferred Employees' outstanding loans and any promissory notes or other documents evidencing such loans). Seller also agrees to facilitate the continued repayment of participant loans into the Investment Plan by Transferred Employees until such Transferred Employees become eligible to participate in the Purchaser 401(k) Plan. Seller and Purchaser shall cooperate with each other (and cause the trustees of the Investment Plan and Purchaser 401(k) Plan to cooperate with each other) with respect to the rollover of the distributions to the participants.

     (d) The accounts under the Seller's Flexible Benefits Program of all Business Employees who participate in such plan on the Closing Date shall be available according to the terms of such plan for the reimbursement of eligible claims incurred while the Business Employee was covered under the plan.

     (e) Purchaser shall assume and be solely responsible for, and shall indemnify Seller and its Affiliates from and against, any and all liability for post-retirement medical and life insurance benefit obligations to all Transferred Employees under any U.S. Benefit Plans. Nothing herein shall preclude the Purchaser from amending any employee benefit plan providing welfare benefits to Transferred Employees following the Closing. Seller shall continue to be solely responsible for, and shall indemnify Purchaser from and against, any and all liability for post-retirement medical and life insurance benefit obligations to all Former Employees under any U.S. Benefit Plans.

12.4. ALLOCATION OF EMPLOYEE LIABILITIES GENERALLY:

     (a) Except as explicitly set forth in or otherwise explicitly provided in this Article XII and for liabilities specifically included in the Restructuring Provision, Seller and its Affiliates shall be solely responsible after the Closing for, and shall indemnify and hold Purchaser and its Affiliates harmless against, any and all obligations and liabilities: (i) explicitly assumed or retained by Seller or its Affiliates in this Article XII, (ii) that have arisen or may arise under or in connection with any Seller Benefit Plan, (iii) that have arisen or may arise in connection with or related to any current or former employee of Seller or its Affiliates who is not considered a Business Employee or Former Employee hereunder, (iv) that have arisen or may arise in connection with a Business Employee or Former Employee that is related primarily to a period prior to the Closing during which such individual was employed wholly or predominately with the Seller or one of its Affiliates other than with the Business, (v) relating to retirement benefits provided to Former Employees or retirement or early retirement benefits accrued as of the Closing Date with respect to Business Employees, or (vi) relating to any retention bonuses that may become payable to any individual listed in items A1 through A12 listed on
Schedule 8.10(g) under any agreements between Seller or its Affiliates and such individuals that are in effect at the Closing and (v) related to the failure of Seller or its Affiliates to comply with any employee notification or consultation requirements of applicable law (unless such failure is caused by the failure of the Purchaser or any of its Affiliates to (i) reasonably cooperate with, or provide requested information to, the Seller in connection with its efforts to comply with such law or (ii) a failure by Purchaser to comply with any employee notification or consultation requirements of applicable law). In addition, Seller and its Affiliates shall be solely responsible for any and all Controlled Group Liabilities. "Controlled Group Liabilities" are any and all liabilities (A) under Title IV of ERISA, (B) under Section 302 of ERISA, (C) under Sections 412 and 4971 of the Code, and/or (D) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code or the group health plan requirements of sections 701 et seq. of the Code and Section 701 et seq. of ERISA, in each case relating to any employee benefit plan sponsored, maintained or contributed to by Seller or any ERISA Affiliate.

     (b) Except as explicitly set forth in or otherwise explicitly provided in this Article XII, Purchaser and its Affiliates shall be solely responsible for and shall indemnify and hold Seller and its Affiliates harmless against any and all obligations and liabilities: (i) that arise under any benefit plan of Purchaser or its Affiliates (including Business Benefit Plans after the Closing), (ii) that have arisen or may arise in connection with, or that are related to, the employment of a Business Employee or Former Employee, whether prior to, on or after the Closing Date and (iii) caused by Purchaser's violation of this Article XII.

12.5. SOUTH AFRICAN EMPLOYEES: With effect from the Closing, Invensys South Africa (Proprietary) Limited hereby transfers to the Business Purchaser designated by Purchaser, as contemplated in section 197 of the Labour Relations Act, No. 66 of 1995 ("LRA"), all the contracts of employment of the Business Employees employed by Invensys South Africa (Proprietary) Limited (the "South African Employees"), on the same terms and conditions as those pertaining to the South African Employees as of the Closing. The parties agree that no agreements contemplated in section 197(3) of the LRA have been or will be concluded. With respect to the Target Assets of Invensys South Africa (Proprietary) Limited, the parties further agree that, for all purposes of federal and local law of South Africa, the transactions contemplated hereby shall constitute a sale as a going concern. The Purchaser and the Seller shall use their respective reasonable best endeavors to procure that the Purchaser or a Purchaser designee is substituted, with effect from the Closing Date, for all purposes as the participating employer in the place of Invensys SA (Pty) Ltd in relation to the Orion Money Purchase Provident Fund and the Orion Money Purchase Pension Fund, and the Purchaser hereby indemnifies the Seller accordingly.

12.6. U.K. EMPLOYEES:

     (a) In this Section 12.6 "U.K. Business Employees" mean individuals employed wholly or predominantly in the Flow Control division of BTR Industries Limited.

     (b) Notwithstanding anything to the contrary contained herein, the Transfer of Undertakings (Protection of Employment) Regulations 1981 (the "Regulations") will apply to the transfer of the flow control division of BTR Industries Limited under this Agreement, so that the contracts of employment of the U.K. Business Employees (except in respect of terms relating to occupational pension arrangements) will have effect from the Closing Date as if originally made between the Business Purchasers and the U.K. Business Employees. In the event that the provisions of the Regulations conflict with the provisions of Article 12.2, the provisions of Article 12.6 shall prevail.

     (c) (i) If for any reason the contract of employment of any employee of BTR Industries Limited who is not a U.K. Business Employee is found or alleged to have effect after the Closing Date as if originally made with the Business Purchasers, the Seller, in consultation with the Business Purchasers, will, within 14 days of being so requested by the Business Purchasers, make to that person an offer in writing to employ him under a new contract of employment, to take effect upon the termination referred to in clause (ii) herein, identical in all respects to that person's contract of employment immediately before the Closing Date. However, the Business Purchasers must make the request no later than 15 days after becoming aware of the finding or allegation.

          (ii) Once that offer has been made (or after the expiry of 14 days after it has been requested), the Business Purchasers may terminate the employment of the person concerned and, so long as that termination is effected within four months after the Closing Date, the Seller will indemnify the Business Purchasers against the costs of that person's employment, the termination of that employment or any costs resulting from such termination and any liabilities or costs relating to that person, or to any person who is alleged to have transferred.

     (d) (i) If the contract of employment of any U.K. Business Employee is found or alleged not to have effect after the Closing Date as if originally made with the Business Purchasers, other than by virtue of Regulation 5(4A) of the Regulations, the Business Purchasers, in consultation with the Seller, will, within 14 days of being so requested by the Seller, make to that Business Employee an offer in writing to employ him under a new contract of employment, to take effect upon the termination referred to in clause (ii) herein, on terms and conditions which (other than the identity of the employer and any terms and conditions relating to an occupational pension scheme) will not differ from the corresponding provisions of the U.K. Business Employee's contract of employment immediately before the Closing Date. However, the Seller must make the request no later than 15 days after the Seller becomes aware of such finding or allegation.

          (ii) Once that offer has been made (or after the expiry of 14 days after it has been requested), the Seller shall terminate the employment of the U.K. Business Employee concerned and, so long as that termination is effected within four months after the Closing Date, the Business Purchasers shall indemnify the Seller against the costs of that U.K. Business Employee's employment and its termination.

     (e) The Business Purchasers shall indemnify the Seller against any claim in respect of the employment of any U.K. Transferred Employee during the period after the Closing Date including, without limitation, (i) any changes to terms and conditions of employment by the Business Purchasers; (ii) any termination of the employment of any U.K. Transferred Employee by the Business Purchasers after the Closing Date; and (iii) any failure by the Business Purchasers to comply with its obligations under Regulation 10(3) of the Regulations.

     (f) The Seller shall indemnify the Purchaser against any liabilities, claims, losses, costs and expenses the Purchaser may incur as a result of the Seller's failure to inform and consult in accordance with Regulation 10 of the Regulations.

12.7. AUSTRALIAN SUPERANNUATION ARRANGEMENTS:

     (a) Unless otherwise provided for in this Section 12.7, Sections 12.4(a), 12.2(f) and (g), shall not apply in respect of any Benefit Plan to which Invensys Flow Control Australasia Pty Ltd. ("IFC Australasia") contributes, or any other superannuation arrangements or obligations of IFC Australasia ("Australian Superannuation Arrangements").

     (b) Any provision of this Agreement applicable to a Benefit Plan and which refers to a law of the United States of America, or to any other jurisdiction other than Australia, does not apply with respect to the Australian Superannuation Arrangements to the extent of that reference.

     (c) Schedule 8.10(f) lists each Australian Superannuation Arrangement which is a Foreign Benefit Plan ("Australian Benefit Plan").

     (d) None of the Purchaser, the Target Subsidiaries and their respective Affiliates shall adopt or become a sponsoring employer of the Invensys Australia Superannuation Fund.

     (e) Where an employee of IFC Australasia who will continue in employment with IFC Australasia after the Closing Date ("Australian Business Employee") is a member of the Invensys Australia Superannuation Fund or another superannuation arrangement to which the Purchaser is not permitted to contribute after the Closing Date ("Previous Fund"):

          (i) the Purchaser shall use its best endeavours to ensure that, as soon as reasonably practicable after the Closing Date, it makes arrangements for that Australian Business Employee to become a member of an alternative superannuation fund ("Purchaser's Fund") which will provide for that Australian Business Employee benefits which are no less favourable than those conferred by the Previous Fund, where the previous Fund is a defined contribution plan. If the Previous Fund is a defined benefit plan, the Purchaser's fund will provide retirement benefits comparable to its similarly situated employees of Purchaser. The Purchaser must ensure that the Purchaser's Fund will be a "Complying Fund" as defined under the Superannuation Industry (Supervision) Act 1993 and that the Purchaser's Fund otherwise complies with all applicable statutory requirements;

          (ii) the Purchaser shall make superannuation contributions from the Closing Date in respect of the Australian Business Employee to the Purchaser's Fund at the applicable rate so as not to incur a superannuation guarantee charge liability under the Superannuation Guarantee Charge Act 1992 (Commonwealth of Australia);

          (iii) the Seller and Purchaser must, as soon as reasonably practicable after the Closing Date, use their respective best endeavours to procure that the trustee of the Previous Fund provides the Australian Business Employee with the option of transferring their benefit entitlements, as determined under the trust deed of each Previous Fund ("Benefit Entitlements") to the Purchaser's Fund. The Benefit Entitlements in respect of a defined benefit plan member will be an amount determined by an actuary to be equitable in accordance with the trust deed of the Previous Fund;

          (iv) the Seller must use its best endeavours to procure the payment from the Previous Fund to the Purchaser's Fund of the Benefit Entitlements of any Business

     Employee who elects (in accordance with the applicable trust deed) to transfer their Benefit Entitlement to the Purchaser's Fund. Unless otherwise provided for in the applicable Previous Fund trust deed, Benefit Entitlements are to be calculated as at the date of payment; and

          (v) for the avoidance of doubt, it is expressly acknowledged and agreed that if a Business Employee who is a member of a Previous Fund does not elect to transfer his or her Benefit Entitlement to the Purchaser's Fund, his or her Benefit Entitlement will be dealt with in accordance with the trust deed of their Previous Fund.

     (f) Where sub-clause (e) above does not apply, the Purchaser shall ensure that from the Closing Date, it makes superannuation contributions in respect of the Australian Business Employees to the same superannuation funds to which the Seller was contributing immediately prior to the Closing Date. Such contributions shall be made at the applicable rate so as not to incur a superannuation guarantee charge liability under the Superannuation Guarantee Charge Act 1992 (Commonwealth of Australia).

     (g) The Purchaser shall provide Australian Business Employees with information about the matters set out in this Section 12.7 to enable them to understand the superannuation arrangements made by the Purchaser with respect to the Australian Business Employees after the Closing Date.

12.8. SWEDEN: As of the Closing Date, Purchaser shall assume the liability and obligation to secure NAF Industries AB's repayment to FPG, Forsakringsbolaget Pensionsgaranti Omsesidigta of any amounts which FPG may pay relating to NAF Industries AB's pension commitments and that are covered by credit insurance issued by FPG. The liability and obligation is presently secured by Invensys plc by a surety bond issued to FPG on December 21, 2001 and to which Section 15.6 thus shall apply.

                                 ARTICLE XIII.
                            Obligations After Closing

13.1. ACCESS: In connection with any of the Retained Liabilities or any financial audit of Seller or any Claim or governmental investigation of Seller for any matter relating to any period prior to the Closing, or for any other reasonable and lawful purpose, Purchaser shall, upon request, permit Seller and its representatives to have access, at reasonable times during normal business hours and in a manner which is not unreasonably disruptive to the operations of Purchaser, to the operating records, data and other materials maintained by or on behalf of the Business, including, without limitation, production data, engineering records, personnel and payroll records, manufacturing and quality control records and procedures, research and development files, intellectual property disclosures and accounting records, customer lists and records, supplier lists and records, and other materials relating to the foregoing items (the "Purchased Records") and work papers, books and records of Purchaser relating to the Business. Purchaser shall maintain in an orderly manner, and shall not dispose of, the Purchased Records or such work papers, books and records during the six-year period beginning with the Closing Date without Seller's prior written consent which consent shall not be unreasonably withheld or delayed. Following the expiration of such six-year period, Purchaser may dispose of the

Purchased Records or such work papers, books and records at any time upon giving 90 calendar days prior written notice to Seller, unless Seller agrees to take possession thereof within such 90 calendar days at no expense to Purchaser. After the Closing, upon reasonable written notice, Seller and Purchaser shall furnish or cause to be furnished to each other and their affiliates and their respective employees, counsel, auditors and representatives access, at reasonable times during normal business hours and in a manner which is not unreasonably disruptive to the operations of the other party, to such information and assistance relating to the Purchased Subsidiaries and the Target Assets (to the extent within the control of such party) as is reasonably necessary for financial reporting and accounting matters.

13.2. FURTHER ASSURANCES: From time to time after the Closing, without further consideration, the parties shall cooperate with each other and shall execute and deliver instruments of transfer or assignment, or such other documents to the other party as such other party reasonably may request to evidence or perfect Purchaser's right, title and interest to the Target Assets, the Purchased Subsidiaries and the assets of the Purchased Subsidiaries, and otherwise carry out the transactions contemplated by this Agreement. Without limiting the provisions of this Section 13.2, to the extent that Purchaser and/or any Purchased Subsidiary discover any additional intellectual property which should have been transferred to Purchaser as Seller Intellectual Property, Seller shall, and shall procure that the relevant member(s) of Seller Group shall, cooperate with Purchaser and execute and deliver any instruments of transfer or assignment reasonably necessary to transfer and assign such intellectual property to Purchaser and/or the relevant Purchased Subsidiary, and Purchaser shall be solely responsible for all costs relating to the preparation and the filing or other recordation of any such instruments of transfer or assignment. Without limiting the provisions of this Section 13.2, to the extent that Seller discovers any intellectual property which does not constitute Seller Intellectual Property and/or which was inadvertently or otherwise mistakenly transferred to Purchaser or an Affiliate of Purchaser or retained with a Purchased Subsidiary and/or which is an Excluded Asset which is inadvertently or otherwise mistakenly transferred to Purchaser or an Affiliate of Purchaser or retained with a Purchased Subsidiary as Seller Intellectual Property, Purchaser or the Purchased Subsidiary, as appropriate, shall, and shall procure that the relevant Affiliates of Purchaser shall, cooperate with Seller and execute and deliver any instruments of transfer or assignment reasonably necessary to transfer and assign such intellectual property back to Seller or the Affiliate of Seller which Seller designates, or otherwise re-vest in Seller or its designated Affiliate title to such intellectual property.

13.3. POST-CLOSING COOPERATION:

     (a) Seller and Purchaser shall cooperate with each other, and shall cause their affiliates and their officers, employees, agents, auditors and representatives to cooperate with each other, for a period of 180 days after the Closing to ensure the orderly transition of the Business from the Seller Group to Purchaser and to minimize any disruption to the Business and the other respective businesses of Seller and Purchaser that might result from the transactions contemplated hereby.

     (b) Each party shall reimburse the other for reasonable out-of-pocket costs and expenses incurred in assisting the other pursuant to this Section 13.3. Neither party shall be required by this Section 13.3 to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations (or, in the case of Purchaser, those of the Business).

13.4. REQUIRED ACCESS. In connection with the indemnification obligations of Seller set forth in Section 16.6 of this Agreement, Purchaser shall cooperate with all reasonable requests of Seller to provide timely, appropriate and reasonable access to Seller (or its designees, including any parties necessary for Seller to comply with the terms of any indemnification agreements which are referred to in Sections 1.2(i), 1.2(j) and 1.2(k) and Schedule 1.2) to the Purchaser's property, business records, employees, and data and agrees to enter into mutually acceptable access agreements in connection therewith.

                                  ARTICLE XIV.
                                     Notices

     All notices, consents, approvals or other notifications required of the parties under this Agreement shall be in writing and shall be deemed properly served if delivered personally or sent by registered or certified mail (return receipt requested), facsimile or nationally recognized courier or overnight delivery service addressed to such other party at the address set forth below, or at such other address as may hereafter be designated by either party in writing, and shall be deemed delivered (i) five Business Days after being sent by mail or (ii) when actually delivered if sent by mail, facsimile, courier or overnight delivery service (or the next Business Day if delivered after regular business hours or on a Saturday, Sunday or holiday).

     (a) If to Seller:

                Invensys plc
                Invensys House
                Carlisle Place
                London, SW1P 1
                BX United Kingdom

                Attention:  General Counsel
                Facsimile:  +44-207-834-3879

                With a copy to:

               Fried, Frank Harris, Shriver & Jacobson
               One New York Plaza
               New York, New York 10004-1980

               Attention: Sanford Krieger
                          Jeffrey Bagner
               Facsimile:  212-859-4000


     (b) If to Purchaser:

                Flowserve Corporation
                222 W. Las Colinas Blvd.

                Irving, Texas 75039

                Attention: Ronald F. Shuff
                Facsimile: 972-443-6843

                with a copy to:

                Cravath, Swaine & Moore
                Worldwide Plaza
                825 Eighth Avenue
                New York, NY 10019-7473

                Attention:  Kevin Grehan
                Facsimile:   212-474-3700

                                  ARTICLE XV.
                                Further Covenants

15.1. COOPERATION BY PURCHASER: In the event Seller is required to defend against, or desires to prosecute, any action, suit or proceeding arising out of a Claim pertaining to the business or operations of the Business prior to the Closing Date, Purchaser shall provide such assistance and cooperation, including, without limitation, witnesses and documentary or other evidence as may reasonably be requested by Seller in connection with its defense. Seller shall reimburse Purchaser for its reasonable out-of-pocket expenses (but not including any allocations of salaries or other overhead) incurred in providing such assistance and cooperation.

15.2. COOPERATION BY SELLER: In the event Purchaser is required to defend against, or desires to prosecute, any action, suit or proceeding arising out of a Claim pertaining to a liability assumed or asset acquired by Purchaser pursuant to this Agreement relating to the business or operations of the Business prior to the Closing Date, Seller shall provide such assistance and cooperation, including, without limitation, witnesses and documentary or other evidence as may reasonably be requested by Purchaser in connection with its defense. Purchaser shall reimburse Seller for its reasonable out-of-pocket expenses (but not including any allocations of salaries or other overhead) incurred in providing such assistance and cooperation.

15.3. CONFIDENTIALITY:

     (a) Purchaser acknowledges that all information provided to any of it and its Affiliates, agents and representatives by Seller and its Affiliates, agents and representatives is subject to the Confidentiality Agreement the terms of which are hereby incorporated herein by reference. Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate; provided, however, that Purchaser acknowledges that the Confidentiality Agreement shall terminate only with respect to information provided to any of Purchaser and its Affiliates, agents or representatives that relates to the Business or otherwise is used in the ordinary course of business of the Business; and provided further, however, that Purchaser acknowledges that any and all information provided or made available to any of it and its Affiliates, agents and representatives by or on behalf of the Sellers (other than information relating to Purchased

Assets or the Business) shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing Date.

     (b) Purchaser agrees that, after the Closing Date, Purchaser shall, and shall use all reasonable efforts to cause its directors, officers, employees, advisors and Affiliates to, keep the Seller Information (as defined below) confidential following the Closing Date, except that any such Seller Information required by law or legal or administrative process to be disclosed may be disclosed without violating the provisions of this Section 15.3(b). For purposes of this Agreement, the term "Seller Information" shall mean all information concerning Seller or its Affiliates, including any trade secrets, know-how and other confidential technical, business and financial information, other than information that relates to the Business or the Purchased Assets or otherwise is used in the ordinary course of business of the Business and other than any such information that is available to the public on the Closing Date, or thereafter becomes available to the public other than as a result of a breach of this
Section 15.3(b), or is independently developed without access to or without the benefit of the Seller Information.

     (c) Seller agrees that, after the Closing Date, Seller shall, and shall use all reasonable efforts to cause its directors, officers, employees, advisors and Affiliates to, keep Purchaser Information (as defined below) confidential following the Closing Date, except that any such Purchaser Information required by law or legal or administrative process to be disclosed may be disclosed without violating the provisions of this Section 15.3(c). For purposes of this Agreement, the term "Purchaser Information" shall mean all information concerning the Business or Purchaser or Affiliates of Purchaser, including any trade secrets, know-how and other confidential technical business and financial information, other than information that is used in the ordinary course of business of Seller and other than any such information that is available to the public on the Closing Date, or thereafter becomes available to the public other than as a result of a breach of this Section 15.3(c), or is independently developed without access to or without the benefit of the Purchaser Information.

15.4. INSURANCE:

     (a) Purchaser acknowledges and agrees that upon Closing all insurance coverage provided in relation to the Business pursuant to policies maintained by Seller or its Affiliates (other than the Purchased Subsidiaries) (whether such policies are maintained with third party insurers or with Seller or its Affiliates (other than the Purchased Subsidiaries)) shall cease and no further liability shall arise under any such policies that are "claims made" basis policies but (subject to the terms of any relevant policy) without prejudice to any accrued claims which the Purchased Subsidiaries or any member of the Seller Group (in the latter case in relation to the Business) may have at Closing, provided that the Business shall retain the benefit of "occurrence" based policies of insurance in relation to events occurring prior to Closing but in respect of which no claim has at Closing crystallized.

     (b) Purchaser and Seller agree that any claims made under the insurance policies referred to in Section 15.4(a) in respect of the Business shall be administered and collected by Seller (or by a claims handler appointed by Seller) on behalf of Purchaser. Seller agrees to diligently pursue all such claims on behalf of Purchaser. Purchaser shall cooperate fully with Seller to enable Seller to comply with the requirements of the relevant insurer, and Purchaser shall provide such information and assistance as Seller may reasonably request in connection with any such claim. Any monies received by Seller as a result of such claim shall be paid over to Purchaser, net of all reasonable costs and expenses of recovery (including, without limitation, all reasonable out-of-pocket handling and collection fees charged by any claims handler appointed by Seller) no later than 20 Business Days following the receipt of same into Seller's bank account.

     (c) In respect of all claims under the insurance policies referred to in
Section 15.4(b) notified to insurers at the date of this Agreement and all claims subsequently brought under such insurance policies and relating to the Business, Purchaser acknowledges that it shall be responsible for the deductible on each relevant insurance policy and will not be entitled to seek payment of such deductible from Seller. Purchaser shall reimburse Seller within 20 Business Days after receipt of the invoice for any deductible paid by Seller (including evidence of such payment) after the Closing Date with respect to claims made under the insurance policies referred to in Section 15.4(b) to the extent such deductible has been paid by Seller or any of its Affiliates, or, if Purchaser is invoiced directly by the insurance company for such deductible amount, it shall pay or cause such invoice to be paid within 20 Business Days.

15.5. NON-SOLICITATION OF EMPLOYEES: Neither Seller, nor any of its Affiliates, for itself or on behalf of any other person, will induce any Transferred Employees who remain and are at the time employees of Purchaser or its Affiliates, to terminate his or her relationship with Purchaser. Neither Purchaser or any of its Affiliates nor the Business will induce any employee of Seller's remaining businesses to leave his or her employment. These reciprocal obligations shall continue for a period of two years from the date hereof, except as the parties may otherwise agree. The use of an independent employment agency (so long as it is not directed by Seller or Purchaser or their Affiliates, as applicable, to solicit such employees) or newspaper advertising and the hiring as a result thereof of any employee shall not be construed as a breach of this Agreement.

15.6. RELEASE OF GUARANTEES: Purchaser will use commercially reasonable efforts to cause Purchaser to be substituted in all respects for Seller and/or its Affiliates that are not Purchased Subsidiaries and will use its best efforts to cause Seller and/or its Affiliates that are not Purchased Subsidiaries, to be released and fully discharged from, any responsibility or liability in respect of any obligation under any guarantees no later than 30 days after the Closing Date. Whether or not Purchaser is able to effect any such a substitution, release, or discharge, from and after the Closing, Purchaser, and not Seller or its Affiliates, will be solely responsible for performances and payment of all obligations of Seller and/or its Affiliates in respect of such guarantees.

15.7. SETTLEMENT OF INTER-COMPANY TRADING ACCOUNTS: After the Closing Date, all Inter-Company Trading Accounts open between the Business, on one hand, and the Seller and/or its Affiliates (other than any Purchased Subsidiaries), on the other hand, as of the Closing Date will be settled in accordance with the terms in effect as of the Closing Date or, if no such terms are specified, then within 30 days after the Closing Date. "Inter-Company Trading Accounts" means trading accounts entered into by the Business in the ordinary course with Seller or its Affiliates (other than any Purchased Subsidiaries) relating to the provision of goods or services by, to, or for the benefit of the Business.

15.8. TRANSFER OF NOMINAL SHARES: With respect to the Purchased Subsidiaries as to which directors or other nominees of Seller or its Affiliates own shares of capital stock of any of the Purchased Subsidiaries for purposes of satisfying requirements of applicable law, Seller and Purchaser shall take all necessary or appropriate action to effect the transfer of such shares to new directors or other nominees designated by Purchaser as, when and to the extent permitted by applicable law.

15.9. INTELLECTUAL PROPERTY: As promptly as is reasonably practicable after the Closing Date, Purchaser shall take such steps as are necessary to change the name of any Purchased Subsidiary whose name includes a Retained Name. Purchaser Designees and their Affiliates (including, without limitation, Purchaser and the Purchased Subsidiaries) shall have the right to sell inventory included in the Target Assets and the Purchased Subsidiaries containing the Retained Names in the ordinary course and to use existing marketing and sales material with appropriate stickering for a period of six months after the Closing Date so long as no modifications are made to the inventory and the stickering is approved in advance by Seller, such approval not to be unreasonably withheld, conditioned or delayed. Purchaser, Purchaser Designees and their Affiliates irrevocably and perpetually consent to the use and continued registration by Seller, Seller Group and their affiliates, of the trademarks set out in Schedule 15.9 and their use and registration of, including the filing of any additional applications for registration of, the mark "Argus" in relation to or in connection with the following products within international classes 7 and 9 (and corresponding national and/or local classes): motors (of all types including without limitation electric motors), machines and all equipment therefore and components thereof. Purchaser, Purchaser Designees and their Affiliates shall not challenge, oppose, or seek to cancel, nor assist any third party in taking any of the foregoing actions with regard to, such use, filing of applications to register, and registration of the "Argus" mark. All of Seller's, Seller Group's and their affiliates' rights hereunder in relation to the use and registration of the "Argus" mark shall be fully and freely assignable by Seller, Seller Group, and their affiliates, and shall inure to the benefit of such assignees.

                                  ARTICLE XVI.
         Survival of Representations and Warranties and Indemnification

16.1. SURVIVAL: Except for (i) the representations and warranties of Seller in Sections 8.1, 8.2, 8.3 and 8.5(a) and the first sentence of Section 8.6 and the representations and warranties of Purchaser in Sections 9.1 and 9.3, which will survive indefinitely and (ii) the representations and warranties in Section 8.15, which are governed solely by Article XVII, the representations and warranties in this Agreement and in any other document delivered in connection herewith shall survive the Closing until 24 months after the Closing Date. Neither party shall have an indemnification obligation with respect to any indemnification claim asserting a breach of a representation or warranty contained in this Agreement if such claim is made after the end of the applicable survival period. The covenants and agreements contained in this Agreement (except for those contained in Article XVII, which are governed solely by Article XVII) shall survive in accordance with their respective terms. Notwithstanding the foregoing or anything to the contrary in this Agreement, Seller's indemnification obligations under Section 16.6 shall terminate (i) with respect to the breach of any representation and warranty set forth in Section 8.13, on the second anniversary of the Closing Date and (ii) with respect to all other obligations under Section 16.6, on the tenth anniversary of the Closing Date. For the avoidance of doubt, the

Seller's obligations with respect to the Retained Liabilities (except for Taxes, which are governed solely by Article XVII) and other liabilities retained by Seller pursuant to this Agreement shall survive without limitation.

16.2. INDEMNIFICATION BY SELLER:

     (a) From and after the Closing Date, Seller hereby agrees to indemnify, defend and hold harmless Purchaser and the Purchaser Designees (including their successors, assigns and transferees, if any) and their respective directors, shareholders, officers, employees, agents, consultants, representatives, Affiliates, successors and assigns from and against any and all loss, liability, damage or expense (including reasonable attorney and consultant's fees and expenses, collectively "Losses") arising out of (i) any breach of any representation or warranty made by Seller in this Agreement (except those contained in Section 8.13, which are governed by Sections 16.1 and 16.6, and
Section 8.15, which are governed solely by Article XVII), (ii) Seller's obligations under Section 16.6, (iii) Seller's failure to pay or satisfy or cause to be paid or satisfied (A) any of the Retained Liabilities or (B) any liability retained by Seller pursuant to Article XII when due or payable; or
(iv) any breach or non-fulfillment of any covenant or agreement of Seller contained herein or in any other document executed and delivered at the Closing (except, in each case, those relating to Taxes, which are governed solely by Article XVII).

     (b) The amount of any Losses incurred by Purchaser and the Purchaser Designees shall be reduced (i) by the net amount Purchaser and the Purchaser Designees recover (after deducting all attorneys' fees, expenses and other costs of recovery), from any insurer or other third party liable for such Losses and
(ii) where and to the extent the obligation giving rise to any such Losses was specifically included in the determination of Net Book Value, and also shall be reduced and increased in accordance with Section 17.1(e).

     (c) The indemnity provided in Sections 16.2 and 16.6 shall be the sole and exclusive remedy of Purchaser and the Purchaser Designees after the Closing Date with respect to any and all claims, including any claims arising under Environmental Laws, relating to the subject matter of this Agreement other than for fraud, willful misrepresentation or willful deceit and claims relating to Taxes (which shall be governed solely by the provisions of Article XVII). Under no circumstances will Seller be responsible for any consequential, incidental, special, or punitive damages or damages resulting from lost profits or business opportunities arising out of or resulting from any such claim, except to the extent Purchaser or Purchaser Designee (or any other indemnified party described in Sections 16.2 or 16.6) incurs such damages in a Third Party Claim. In furtherance of the foregoing, Purchaser and the Purchaser Designees hereby waive, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, remedies, claims and causes of action it may have against Seller relating to the subject matter of this Agreement arising under or based upon any United States federal, state or local or any foreign statute, law, Environmental Laws (including, without limitation, any claims for contribution under CERCLA (the Comprehensive Environmental Response, Contamination and Liability Act, as amended, 42 U.S.C. ss. 9601 et seq.)), ordinance, rule or regulation or otherwise except (i) as otherwise provided with respect to claims relating to Taxes (which shall be governed solely by the provisions of Article XVII) and (ii) for fraud, willful misrepresentation or willful deceit.

     (d) Notice of any claim for indemnification under Section 16.5 below must be given within the applicable survival period set forth in Section 16.1 with respect to matters set forth in Section 16.2(a)(i).

16.3. INDEMNIFICATION BY PURCHASER:

     (a) Purchaser hereby agrees to assume liability for, and defend, indemnify and hold harmless Seller Group (including successors, assigns and transferees of Seller Group, if any) and its directors, shareholders, officers, employees, agents, consultants, representatives, Affiliates, successors and assigns from and against any and all Losses (except those relating to Taxes, which are governed solely by Article XVII) which any of them incurs as a result of (i) any breach of any representation or warranty made by Purchaser in this Agreement;
(ii) Purchaser's failure to pay or satisfy or cause to be paid or satisfied any of the Assumed Liabilities when due and payable; (iii) any breach or non-fulfillment of any covenant or agreement of Purchaser contained herein or in any other document executed and delivered at the Closing; or (iv) except as otherwise specifically provided in this Agreement, the ownership, operations or control of the Business after the Closing Date.

     (b) Notice of any claim for indemnification under Section 16.5 below must be given within the applicable survival period set forth in Section 16.1 with respect to matters set forth in Section 16.3(a)(i).

     (c) The amount of any Losses incurred by Seller Group shall be reduced and increased in accordance with Section 17.1(e).

     (d) The indemnity provided in this Section 16.3 shall be the sole and exclusive remedy of Seller Group after the Closing Date with respect to any and all claims, including any claims arising under Environmental Laws relating to the subject matter of this Agreement other than for fraud, willful misrepresentation or willful deceit and claims relating to Taxes (which shall be governed solely by the provisions of Article XVII). Under no circumstances will Purchaser be responsible for any consequential, incidental, special, or punitive damages or damages resulting from lost profits or business opportunities arising out of or resulting from any such claim, except to the extent Seller Group (or any other indemnified party described in Section 16.2) incurs such damages in a Third Party Claim. In furtherance of the foregoing, Seller Group hereby waives, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it may have against Seller relating to the subject matter of this Agreement arising under or based upon any United States federal, state or local or any foreign statute, law, Environmental Laws (including, without limitation, any claims for contribution under ERCLA, ordinance, rule or regulation or otherwise except (i) as otherwise provided with respect to claims relating to Taxes (which shall be governed solely by the provisions of Article XVII) and (ii) for fraud, willful misrepresentation or willful deceit.

16.4. INDEMNIFICATION THRESHOLD AND DEDUCTIBLE:

     (a) Anything to the contrary contained herein notwithstanding, neither party shall be entitled to any recovery from the other party with respect to any breach of warranties or representations unless and until the amount of such Losses suffered, sustained or incurred by the asserting party, or to which such party becomes subject, by reason of such breach, shall exceed $2,000,000 calculated on a cumulative basis (the "Basket Amount"), and then only with respect to the excess over the Basket Amount; provided that (i) neither party shall be entitled to indemnification for, and the Basket Amount shall not take into account, any individual claim for less than $250,000; and (ii) the aggregate amount payable by either party shall not exceed $184 million (the "Cap").

     (b) The Basket Amount and Cap shall not be applicable to (i) Losses based on fraud, willful misrepresentation or willful deceit by Seller, (ii) claims arising under Sections 8.1, 8.2, 8.5(a), or the first sentence of Section 8.6,
(iii) claims for indemnification under Sections 16.3(a)(ii), 16.3(a)(iii) or 16.3(a)(iv) or under Sections 16.2(a)(iii) (other than claims arising from the breach of a representation or warranty made by Seller in this Agreement, which are Retained Liabilities , with respect to which both the Basket Amount and the Cap shall be applicable (except as otherwise provided in clause (ii) above)) or 16.2(a)(iv), (iv) claims relating to Taxes (which shall be governed solely by the provisions of Article XVII), (v) Environmental Claims (which shall be governed by Section 16.6), or (vi) claims arising out of the Retained Liabilities in Section 2.2(f) (for which no cap or basket under Sections 16.4 or 16.6 shall apply).

16.5. INDEMNIFICATION PROCEDURES:

     (a) Any party seeking indemnification hereunder (the "Indemnitee") shall notify the parties liable for such indemnification (each an "Indemnitor") in writing of any event, omission or occurrence which the Indemnitee has determined has given or could give rise to Losses which are indemnifiable hereunder. Such written notice shall specify in reasonable detail the nature and any particulars of the event, omission or occurrence giving rise to a right of indemnification and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand, such written notice being hereinafter referred to as a "Notice of Claim"). In all cases, the Notice of Claim shall be given promptly, in accordance with the relevant provisions of the Agreement regarding notice; provided, that the failure of any Indemnitee to give notice as provided in this
Section 16.5 shall not relieve the Indemnitor of its obligations under this
Article XVI except to the extent that the Indemnitor has suffered actual prejudice thereby. The Indemnitor must satisfy its obligations hereunder, as the case may be, within 30 days of its receipt of a Notice of Claim; provided, however, that so long as the Indemnitor is in good faith defending a claim pursuant to Section 16.5(b) below, its obligation to indemnify the Indemnitee with respect thereto shall be suspended. To the extent the parties disagree as to whether any Losses are indemnifiable hereunder, such matters shall be resolved pursuant to Section 18.11 hereunder; provided, that during the pendency of any such dispute, the party seeking indemnification may defend the Loss for which indemnification is sought, and if it is determined that the Loss is one that is subject to indemnification, the Indemnitor shall be bound by all actions taken by the party seeking indemnification during the pendency of such dispute.

     (b) With respect to any third party claim, demand, suit, action, proceeding or Loss ("Third Party Claim"), the Indemnitee shall promptly notify the Indemnitor in writing of the Third Party Claim and such written notice shall specify the identity of the third party making the claim and shall further specify in reasonable detail the nature and any particulars of the event, omission or occurrence giving rise to a right of indemnification and the amount or the estimated


                                      -750
amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand). With respect to any Third Party Claim, demand, suit, action, proceeding or Loss which is the subject of a Notice of Claim, the Indemnitor shall at its own expense, defend, contest or otherwise protect against any such claim, demand, suit, actions, proceeding or Loss with legal counsel of its own choice and the Indemnitee shall have the right, but not the obligation, to participate in the defense thereof through legal counsel of its own choice and to assert any and all cross claims or counterclaims it may have; provided, that the fees and expenses of counsel to Indemnitee shall be at the Indemnitee's own expense unless (a) the employment of such counsel and the payment of such fees and expenses both shall have been specifically authorized by the Indemnitor in connection with the defense of such Claim, demand, suit, action or proceeding, or (b) the Indemnitee shall have reasonably concluded and specifically notified the Indemnitor that there may be specific defenses available to it which are different from or additional to those available to the Indemnitor, or that such action, suit or proceeding involves or could have an effect upon matters beyond the scope of the indemnity agreements contained herein (in which case the Indemnitor, to the extent made necessary by such different or additional defense or other effects, shall not have the right to direct the defense of such claim, demand, suit, action or proceeding on behalf of the Indemnitee). So long as the Indemnitor is defending in good faith any such third party claim, demand, suit, action, proceeding or Loss, the Indemnitee shall at all times cooperate, in all reasonable ways with, make its relevant files and records available for inspection and copying by, and make its employees available or otherwise render reasonable assistance to, the Indemnitor. In the event that the Indemnitor elects not to or fails to timely defend, contest or otherwise protect against any such Third Party Claim, demand, suit, action, proceeding or Loss, the Indemnitee shall, for the account of the Indemnitor, defend, contest, assert cross claims or counterclaims, or otherwise protect against, the same and may make any compromise or settlement thereof, provided the Indemnitee obtains the prior written consent of the Indemnitor. The Indemnitor shall make no settlement without Indemnitee's consent of any claims which Indemnitor has undertaken to defend, unless (i) the Indemnitor fully indemnifies the Indemnitee for all Losses; (ii) the Indemnitee receives an unconditional release with respect to the facts underlying the claim; (iii) there is no finding or admission of violation of law by, or effect on any other claims that may be made against, the Indemnitee; and (iv) the relief granted in connection therewith requires no action or inaction on the part of and has no other material effect on the Indemnitee.

     (c) All indemnification payments required to be made under Section 16.2 shall be made directly by the relevant member of the Seller Group to the Purchaser or the relevant Purchaser Designee (as applicable), and all indemnification payments required to be made under Section 16.3 shall be made directly by the Purchaser or the relevant Purchaser Designee (as applicable) to the relevant member of the Seller Group and such payments shall be treated for Tax purposes as provided in the second sentence of Section 17.1(d).

     (d) All procedures relating to Tax indemnification payments shall be governed solely by Article XVII.

16.6.  ENVIRONMENTAL INDEMNIFICATION:

     (a) Indemnification by Seller

          (i) From and after the Closing Date, Seller shall indemnify, hold harmless and defend Purchaser and Purchaser Designees, and their respective directors, shareholders, officers, employees, agents, consultants, representatives and Affiliates, from and against any Losses arising out of or relating to (A) the presence or release of Hazardous Substances in, on or beneath any real property formerly owned, leased, operated, or managed by any member of the Seller Group (in connection with the Business or the Target Assets) or the Purchased Subsidiaries or any of their respective predecessors, in each case, to the extent existing on or prior to the Closing Date, and (B) except as specifically provided in Section 16.2(a)(iii)(A) (with respect to the Retained Liabilities set forth in Section 2.2(f)), the exposure of any person, prior to the Closing Date, to any Hazardous Substances that were generated from, or located on, in or about any property formerly owned, leased, operated or managed by any member of the Seller Group (in connection with the Business or the Target Assets) or the Purchased Subsidiaries or any of their respective predecessors (collectively, "Indemnified Off-Site Environmental Costs").

          (ii) From and after the Closing Date, other than with respect to Indemnified Off-Site Environmental Costs indemnified pursuant to Section 16.6(a)(i), Seller shall indemnify, hold harmless and defend Purchaser and Purchaser Designees, and their respective directors, shareholders, officers, employees, agents, consultants, representatives and Affiliates, from and against any Losses arising out of or relating to (A) the disposal of, or arranging for the disposal of, any Hazardous Substances to, from or at any off-site location, that were used, generated or stored by the Business, the Target Assets, any member of the Seller Group (in connection with the Business or the Target Assets) or the Purchased Subsidiaries or any of their respective predecessors, in each case, to the extent disposed, arranged for the disposal of, used, generated or stored on or prior to the Closing Date, (B) the violation of any Environmental Laws in connection with the operation of the Business, the Target Assets or Purchased Subsidiaries as conducted at any time prior to Closing; (C) except as specifically provided in Section 16.2(a)(iii)(A) (with respect to the Retained Liabilities set forth in Section 2.2(f)), the presence or release of, or exposure to, Hazardous Substances in, on or beneath any Real Property, in the case of each of (B) and (C), to the extent existing or occurring, or arising out of circumstances or conditions existing or occurring, on or prior to the Closing Date; and (D) any breach of any representation or warranty made by Seller in Section 8.13 of this Agreement (collectively, "Indemnified Environmental Costs").

     (b)  Certain Financial Limitations

          (i) Purchaser shall be solely responsible for the first $3.25 million of Indemnified Environmental Costs actually paid.

          (ii) Seller shall be responsible for eighty percent (80%) (and Purchaser or the Purchaser Designees shall be responsible for twenty percent (20%)) of any Indemnified Environmental Costs actually paid in excess of $3.25 million.

          (iii) Seller shall not be responsible (and Purchaser or the Purchaser Designees shall be responsible) for any Indemnified Off-Site Environmental Costs or Indemnified

     Environmental Costs under Section 16.6(a) in excess of $65.75 million. For the avoidance of doubt, in no event shall Seller's total responsibility for Indemnified Off-Site Environmental Costs or Indemnified Environmental Costs exceed $50 million.

          (iv) Notwithstanding anything to the contrary in this Agreement, Seller shall not be obligated to indemnify Purchaser or the Purchaser Designees with respect to any Environmental Claim (as defined below) for Indemnified Environmental Costs unless the Indemnified Environmental Costs resulting from such Environmental Claim exceed $10,000 (the "Threshold").

          (v) Any and all payments by Seller pursuant to Section 16.6(a) shall not count towards the Basket Amount or Cap set forth in Section 16.4.

     (c) Additional Terms and Limitations

     In addition to any other terms and limitations on Seller's indemnification obligations under this Section 16.6:

          (i) In connection with any Environmental Claim, Purchaser and Seller, as the case may be, shall act only in a "Commercially Reasonable Manner," which shall mean the most reasonable cost methods for investigation, remediation, removal, corrective action, containment, monitoring and/or other response action permitted by applicable Environmental Laws determined from the perspective of a reasonable business person acting (without regard to the availability of indemnification hereunder) to achieve compliance with Environmental Laws (it being understood that such Commercially Reasonable Manner shall include, where appropriate, the use of risk-based remedies, institutional or engineering controls, or deed restrictions, provided such controls do not unreasonably interfere with Purchaser's use of the Real Property for industrial purposes or Purchaser's ability to conduct the Business in the manner conducted as of the Closing Date).

          (ii) Seller shall have no indemnification obligations under this
     Section 16.6 to the extent Indemnified Environmental Costs result from or are the consequence of any action (including any disclosure, report or other communication from the Purchaser (or its agents) to any governmental entity or other third party or any Phase II environmental investigations or sampling, testing or monitoring of the soil, surface water or groundwater voluntarily performed after the Closing by Purchaser or its agents at the Real Property) that is not (A) in response to a Third Party Claim, (B) required by any Environmental Laws, (C) necessary in connection with a condition first discovered as a result of construction activities at, on or beneath the Real Property or (D) necessary to respond to a condition at, on or beneath the Real Property which, if unaddressed, would reasonably be expected to become the subject of a Third Party Claim (it being understood in the case of each of (C) and (D) that all Indemnified Environmental Costs shall be required by applicable Environmental Laws).

          (iii) Seller's indemnification obligations under this Section 16.6 shall be reduced to the extent that as a result of any act, omission or negligence of Purchaser (or its agents) after the Closing Date, the amount of Indemnified Off-Site Environmental Costs or Indemnified Environmental Costs are exacerbated.

          (iv) Seller shall have no indemnification obligations under this
     Section 16.6 to the extent Indemnified Environmental Costs result, in whole or in part, from any Change after the Closing Date caused by Purchaser (or its agents) or any subsequent owner, operator or tenant of the Real Property. "Change" means (i) sale or closure of all or a portion of the Real Property or the Business, or (ii) any change in use of the Real Property from its current use to any nonindustrial or noncommercial use.

          (v) Any Environmental Claim subject to indemnification by Seller under both Section 16.6(a)(ii)(D) and any of the other environmental indemnities set forth in Section 16.6(a)(i), 16.6(a)(ii)(A), 16.6(a)(ii)(B) or
     16.6(a)(ii)(C), shall be indemnified solely in accordance with Section 16.6(a)(i), 16.6(a)(ii)(A), 16.6(a)(ii)(B) or 16.6(a)(ii)(C), as the case may be.

     (d) Environmental Procedures

          (i) Except as otherwise provided in Sections 16.6(d)(ii)-(iv), the indemnification procedures of Sections 16.5(a) and 16.5(b) shall apply to any party seeking indemnification for Indemnified Off-Site Environmental Costs or Indemnified Environmental Costs (collectively, an "Environmental Claim").

          (ii) Except as otherwise provided in Section 16.6(d)(iii), Purchaser shall have the right to control the defense or negotiation (including any investigatory, response or remedial actions) of any Environmental Claim for which Purchaser or the Purchaser Designees are entitled to indemnification pursuant to Section 16.6(a)(ii)(B), (C) or (D), including its resolution, compromise or settlement, with counsel and environmental consultant selected, if any, by Purchaser reasonably acceptable to Seller. No resolution, compromise or settlement in respect of such Environmental Claim may be reached by Purchaser without Seller's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). In the event Purchaser has the right, but elects not to, control the defense of any such Environmental Claim, Seller shall control the defense of any such Environmental Claim, including its resolution, compromise or settlement, with counsel and consultant selected by Purchaser reasonably acceptable to Purchaser, and no resolution, compromise or settlement in respect of such Environmental Claim may be reached by Seller without Purchaser's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

          (iii) Seller shall control the defense or negotiation (including any investigatory, response or remedial actions) of any Environmental Claim for which Purchaser or the Purchaser Designees are entitled to indemnification pursuant to Section 16.6(a)(i), 16.6(a)(ii)(A) or 16.6(a)(ii)(D) (to the extent related to Section 16.6(a)(i) or Section 16.6(a)(ii)(A)) and any other Environmental Claim under Section 16.6(a) that is a Third-Party Claim by a non-governmental party, including its final resolution, with counsel and environmental consultant, if any, selected by Seller reasonably acceptable to Purchaser. No resolution, compromise or settlement in respect of such Environmental Claim may be reached by Seller without Purchaser's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

          (iv) Purchaser or Seller, at their sole cost, as the case may be, with respect to any matter managed and controlled by the other, shall have the right to (i) participate in any meetings or material negotiations with any third party (excluding counsel, consultants or other experts retained by the controlling party) with respect to any Environmental Claim and shall be provided with reasonable advance notice of the same; and (ii) review in advance and provide comments on any documents proposed to be submitted to governmental authorities or other third parties.

                                 ARTICLE XVII.
                                   Tax Matters

17.1. TAX INDEMNITIES:

     (a) Tax Indemnification by Seller. From and after the Closing Date, without duplication, Seller shall indemnify, hold harmless and defend the Purchased Subsidiaries, Purchaser and its Affiliates, officers, directors, employees, agents, consultants, representatives and successors, from and against Retained Tax Liabilities and any and all Taxes (i) imposed on the Purchased Subsidiaries or relating to the Business or the Target Assets with respect to Pre-Closing Tax Periods, (ii) imposed on any Purchased Subsidiary (x) with respect to a Pre-Closing Tax Period by reason of such Purchased Subsidiary being severally liable for any Taxes of any Tax Affiliate pursuant to U.S. Treasury Regulations
Section 1.1502-6 (or any analogous provision of applicable U.S. state or local or non-U.S. Tax Law), (y) with respect to any Straddle Period by reason of such Purchased Subsidiary being severally liable pursuant to U.S. Treasury Regulations Section 1.1502-6 (or any analogous provision of applicable U.S. state or local or non-U.S. Tax Law) for any Taxes of any Tax Affiliate that is included in a Consolidated Group that includes Seller or any Affiliate of Seller, or (z) as a transferee or successor, by contract or otherwise, as a result of any acquisition, disposition, contribution, distribution or similar transaction that occurred prior to the Closing, (iii) imposed upon or payable by Purchaser, any of Purchaser's Affiliates or any Purchased Subsidiary by reason of or attributable to the breach by Seller of any representation, warranty, covenant or agreement relating to Taxes under this Agreement (in the case of any representation or warranty, without regard to materiality or Material Adverse Effect qualifications contained therein), (iv) imposed on or payable by Purchaser, any of Purchaser's Affiliates or any Purchased Subsidiary resulting from or arising out of the Restructuring Transactions, (v) imposed on Worcestor Controls Licensco Inc. with respect to Pre-Closing Tax Periods by reason of an election under Section 338(h)(10) of the Code (or any actual or deemed election under applicable U.S. state or local Tax Law that is analogous or comparable to
Section 338(h)(10) of the Code) with respect to Worcestor Controls Licensco Inc., (vi) Transfer Taxes for which Seller is responsible pursuant to Section 17.7, (vii) imposed on a U.K. Purchased

Subsidiary with respect to a Post-Closing Tax Period as a result of the requirement under applicable Tax Law that such U.K. Purchased Subsidiary include an item of income, profits or gains in taxable income for such Post-Closing Tax Period if under applicable Tax Law such item of income, profits or gain is treated as earned, accrued or received or is deemed to have been earned, accrued or received, in each case by such U.K. Purchased Subsidiary during any Pre-Closing Tax Period, (viii) imposed on a U.K. Purchased Subsidiary with respect to any Pre-Closing Tax Period as a result of such U.K. Purchased Subsidiary having secondary liability for a Tax liability of Seller or any present or former Affiliate of Seller, other than any U.K. Purchased Subsidiary (including, without limitation, any Tax imposed on a U.K. Purchased Subsidiary with respect to any Pre-Closing Tax Period by reason of the failure of Seller or any such Affiliate of Seller to pay such Tax at any time) if such secondary liability arises by operation of applicable Tax Law, regardless of whether such secondary liability arises as a result of such U.K. Subsidiary being included in a Tax Return filed by a Consolidated Group with respect to a Pre-Closing Tax Period that includes Seller or any such Affiliate of Seller or a contractual arrangement with Seller or any such Affiliate of Seller, or (ix) any Deemed Taxation Liability of a U.K. Purchased Subsidiary, except, in each case, to the extent Purchaser is otherwise liable for such Taxes under this Article XVII (the Taxes described in this Section 17.1(a), collectively, "Seller Indemnified Taxes"); provided, however, that Seller shall not have any indemnification obligations with respect to, and shall not otherwise be responsible for, any Taxes with respect to Post-Closing Tax Periods (including any Taxes allocated to Post-Closing Tax Periods pursuant to Section 17.6) arising out of or resulting from any reduction in any losses, credits, Reliefs, allowances or other similar Tax attributes of, or allocated under applicable Tax Law to, the Purchased Subsidiaries arising in or attributable to Pre-Closing Tax Periods (including such losses, credits, Reliefs, allowances or other similar Tax attributes which are allocated to Pre-Closing Tax Periods pursuant to Section 17.6).

     (b) Tax Indemnification by Purchaser. From and after the Closing Date, Purchaser shall indemnify, hold harmless and defend Seller Group and their Affiliates, officers, directors, employees, agents, consultants, representatives and successors, from and against any and all Taxes (including, for avoidance of doubt, such Taxes arising out of or resulting from any reduction in any Seller's Attributes by reason of or attributable to the breach by Purchaser of any covenant or agreement relating to Taxes under this Agreement) (i) imposed on the Purchased Subsidiaries or relating to the Business or the Target Assets with respect to Post-Closing Tax Periods, (ii) arising out of or payable by reason of any election under Code Section 338 (or by reason of any actual or deemed election under applicable U.S. state or local or non-U.S. Tax Law that is analogous or comparable to Code Section 338) made by or at the direction of Purchaser or any Affiliate of Purchaser (including any Purchased Subsidiary after the Closing) with respect to any Purchased Subsidiary that is not made in connection with an election under Section 338(h)(10) (or any actual or deemed election under applicable U.S. state or local Tax Law that is analogous or comparable to Code Section 338(h)(10)) with respect to such Purchased Subsidiary, (iii) arising out of or payable by reason of any election under
Section 301.7701-3 of the U.S. Treasury Regulations (or by reason of any actual or deemed election under applicable U.S. state or local or non-U.S. Tax Law that is analogous or comparable to Section 301.7701-3 of the U.S. Treasury Regulations) with respect to any Purchased Subsidiary made after the Closing by or at the direction of Purchaser or any Affiliate of Purchaser (including any Purchased Subsidiary after the Closing), (iv) imposed on or payable by Seller or any of its Affiliates by reason of or attributable to the breach by Purchaser of any covenant or agreement relating to Taxes under this Agreement, (v) arising out of or resulting from any transaction, omission or action carried out or effected by or at the direction of Purchaser or any Affiliate of Purchaser involving any of the Purchased Subsidiaries or the Target Assets or the Business that occurs (or is deemed to occur) on the Closing Date and that is not in the ordinary course of business, (vi) imposed on or with respect to Seller, any Affiliate of Seller, any Purchased Subsidiary, the Business or the Target Assets with respect to Pre-Closing

Tax Periods by reason of or attributable to (x) any failure or omission on the part of Purchaser or any Affiliate of Purchaser (including any Purchased Subsidiary) after the Closing to make any election or claim or take any other action in accordance with Section 17.5(c) or (y) the making, amending or revoking of any Tax elections or claims by Purchaser, any Affiliate of Purchaser, or any Purchased Subsidiary after the Closing other than in accordance with Section 17.5(d), (vii) payable by Seller, any Affiliate of Seller or any Purchased Subsidiary arising out of or resulting from the Multi-Stage Closing, or (viii) Transfer Taxes for which Purchaser is responsible pursuant to Section 17.7 (the Taxes described in this Section 17.1(b), collectively, "Purchaser Indemnified Taxes").

     (c) The indemnification obligations provided pursuant to this Section 17.1 and the representations and warranties set forth in Section 8.15 of this Agreement shall survive the Closing until thirty (30) calendar days after the expiration of the applicable statute of limitations (giving effect to any waiver, mitigation or extension of such statute of limitations).

     (d) All payments required to be made under Section 17.1(a) and the other provisions of this Article XVII shall be made directly by the relevant member of the Seller Group to the Purchaser or the relevant Purchaser Designee (as applicable), and all payments required to be made under Section 17.1(b) and the other provisions of this Article XVII shall be made directly by the Purchaser or the relevant Purchaser Designee (as applicable) to the relevant member of the Seller Group, in each case as soon as practicable. Purchaser and Seller shall treat, and shall cause their respective Affiliates (including the Purchased Subsidiaries) to treat, all payments made under this Section 17.1 or under any other indemnity or payment provisions contained in this Agreement as adjustments to the purchase price for all Tax purposes, and Purchaser and Seller agree that such adjustments shall be allocated to the relevant Purchased Assets in accordance with, and subject to, the provisions of Section 3.3 and 17.2. The provisions set forth in Schedule 17.1(d) shall apply if Seller is required to make a payment under Section 17.1(a) with respect to any U.K. Purchased Subsidiary.

     (e) Without in any way limiting Seller's or Purchaser's obligation to make indemnification payments under this Agreement, if any Loss or Tax with respect to which any claim for indemnification is made under this Agreement, including for this purpose a request for payment of a Tax by Seller under Section 17.4(a)(ii) or Section 17.4(b) (an "Indemnity Claim") gives rise to a Tax Benefit or Tax Cost to the person making the Indemnity Claim or any Affiliate of such person (such person or Affiliate, the "Claimant"), then the amount of the related indemnity payment shall be reduced by the amount of such Tax Benefit or shall be increased by the amount of such Tax Cost; provided, however, that if the party obligated to make such indemnity payment under this Agreement (Seller or Purchaser as such, the "Indemnifying Party") receives evidence reasonably demonstrating that such Claimant has not actually previously used, and will not be able to actually use in the taxable period in which such indemnity payment is to be made, all or a portion of such Tax Benefit, then (i) the amount of the such indemnity payment shall be reduced only by the portion of such Tax Benefit (if any) that such Claimant has previously actually used or will be able to actually use in such taxable period and (ii) the party entitled to receive such indemnity payment under this Agreement (Purchaser or Seller as such, the "Indemnified Party") will be obligated to pay to such Indemnifying Party the amount of any unused portion of such Tax Benefit at such times or times as and to the extent that such Claimant actually uses such portion. For purposes of this Agreement, a "Tax Benefit" means the amount (determined under this Section 17.1(e)) by which the Tax liability or Tax sharing liability of a Claimant for a taxable period is reduced (including, without limitation, by deduction, reduction of income upon a sale, disposition or other similar transaction as a result of increased Tax basis, receipt of a refund of Taxes, use of a credit of Taxes or increase in the amount of its losses, Reliefs, allowances or other similar Tax attributes) plus any related interest received from the relevant Tax authority, as a result of incurring or suffering any such Loss or Tax, or for purposes of Section 17.4(a)(ii) or Section 17.4(b), arising from payment or accrual of any Taxes owed by Seller that are referred to therein. For purposes of this Agreement, a "Tax Cost" means the amount (determined under this Section 17.1(e)) by which the Tax liability of a Claimant for any taxable period is increased as a result of the Claimant's receipt or accrual of an indemnity payment being treated as an item of income for applicable Tax purposes, reduced by any Tax Benefit arising as a result of a related deduction or credit of Tax; provided, however, that any Tax that is withheld or deducted from an indemnity payment will not be treated as a Tax Cost to the extent that such Tax would not have been required to be so withheld or deducted but for the Claimant's failure to comply with any certification, identification, information, documentation or other reporting requirement or to make and deliver any declaration or other similar claim which the Claimant is legally able to make and deliver, if (A) such compliance or the making and delivering of such declaration or similar claim, as the case may be, is required or imposed by applicable Tax Law in order to make any claim for exemption from, or reduction in the rate of, the withholding or deduction of such Tax, and (B) the Indemnifying Party has given at least 30 calendar days prior written notice to the Claimant that such compliance or the making and delivering of such declaration or similar claim, as the case may be, is so required or imposed. The amount of any Tax Benefit or Tax Cost for a Claimant for a taxable period shall be calculated by comparing (x) the Tax liability or Tax sharing liability of such Claimant computed without regard to any losses, deductions, credits, refunds or other Tax items attributable to such Loss or Tax and the Claimant's receipt or accrual of the related indemnity payment, to (y) the Tax liability or Tax sharing liability of such Claimant computed taking into account any losses, deductions, credits, refunds or other Tax items attributable to such Loss or Tax and the Claimant's receipt or accrual of the related indemnity payment. In the event that there shall be a Determination or settlement disallowing all or a portion of any losses, credits, deductions, refunds or other Tax items attributable to such Loss or Tax or requiring that the receipt or accrual of an indemnity payment be treated as income recognized by the Claimant, the amount of the related Tax Benefit or Tax Cost shall be recalculated in accordance with the terms of this Section 17.1(e) and payments shall be made between the Indemnifying Party and the Indemnified Party reflecting such Determination within 10 calendar days of such Determination. The provisions of Schedule 17.1(e) shall apply with respect to a U.K. Purchased Subsidiary.

     (f) The provisions contained in this Article XVII shall be the exclusive provisions of this Agreement governing indemnification for Taxes and the procedures relating thereto and any other matters relating to Taxes covered in such provisions, and the indemnity provided in Section 17.1 shall be the sole and exclusive remedy of Purchaser and the Purchaser Designees, on the one hand, and the Seller Group on the other hand, after the Closing Date with respect to all claims relating to Taxes other than for fraud, willful misrepresentation or willful deceit. Under no circumstances will Purchaser or Seller be responsible for any consequential, incidental, special, or punitive damages or damages resulting from lost profits or business opportunities arising out of or resulting from any such claim. In furtherance of the foregoing, Purchaser, the Purchaser Designees and the Seller Group hereby waive, from and after the

Closing, to the fullest extent permitted under applicable law, any and all rights, remedies, claims and causes of action it may have against the other party relating to the subject matter of this Article XVII arising under or based upon any United States federal, state or local or any foreign statute, law, ordinance, rule or regulation or otherwise except for fraud, willful misrepresentation or willful deceit.

     (g) For avoidance of doubt, any Taxes (i) imposed on Worcestor Controls Licensco Inc. by reason of an election under Section 338(h)(10) of the Code (or any actual or deemed election under applicable U.S. state or local Tax Law that is analogous or comparable to Section 338(h)(10) of the Code) made jointly by Purchaser and Seller with respect to Worcestor Controls Licensco Inc. or (ii) arising out of the purchase and sale under this Agreement of the interest in each U.S. LLC, shall be borne by Seller, shall be treated under this Agreement as arising in a Pre-Closing Tax Period and shall constitute an obligation of Seller under Section 17.1(a).

17.2. SECTION 338 ELECTIONS; ALLOCATIONS OF PURCHASE PRICE:

     (a) With respect to the purchase and sale of the shares of capital stock of Worcestor Controls Licensco Inc. ("WCL") at the Purchaser's request, Seller shall join with Purchaser in making a timely election under Section 338(h)(10) of the Code and U.S. Treasury Regulations Section 1.338(h)(10)-1 and, at the Purchaser's request, any corresponding elections with any U.S. state or local Tax jurisdiction in which WCL has filed Income Tax Returns (collectively, the "Section 338(h)(10) Elections"). As soon as practicable after the Closing, Purchaser shall provide to Seller for Seller's review and approval, and execution upon such approval, the Internal Revenue Service Forms 8023 with respect to such Section 338(h)(10) Election, including all additional data and materials required to be attached to such Form 8023 pursuant to U.S. Treasury Regulations Section 1.338(h)(10)-1 (and, as applicable, analogous forms required pursuant to any corresponding provisions of applicable U.S. state or local Tax
Law). Purchaser shall be responsible for filing all such Form 8023 (and any such analogous U.S. state or local forms). In addition, Seller and Purchaser shall reasonably cooperate with each other to take all actions reasonably necessary and appropriate (including timely preparation and filing of such additional forms, Tax Returns, elections, schedules and other documents separately or jointly) as may be required to effect and preserve timely and effective Section 338(h)(10) Elections in accordance with Code Section 338(h)(10), and the regulations promulgated thereunder, and any corresponding provisions of applicable U.S. state or local Tax Law. If Section 338 Elections are made with respect to WCL, Seller and Purchaser shall report the purchase and sale of the shares of capital stock of WCL in a manner consistent with the Section 338(h)(10) Elections and shall not take (or cause or permit their respective Affiliates to take) any position inconsistent therewith in any Tax Return or Tax Matter, except as required pursuant to a "determination" within the meaning of Code Section 1313(a) (or a comparable provision of state, local or non-U.S. Tax
Law) (a "Determination"), without the prior written consent of the other party. Without Seller's prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned), Purchaser will not make, or cause or permit any of its Affiliates (including any Purchased Subsidiary) to make, any elections under Code Section 338 (or any corresponding or analogous provision of U.S. state, local or non-U.S. Tax Law) with respect to Worcester Do Brazil Ltda, Worcester Controls France SARL or Canada Worchestor Controls Ltd.

     (b) In the event that Section 338(h)(10) Elections are made with respect to WCL, for purposes of making such Section 338(h)(10) Elections, Seller and Purchaser shall together and in good faith agree within 30 calendar days after the final determination of the adjustments to the Purchase Price under Article IV on the computation of the "aggregate deemed sales price" (as such term is defined in U.S. Treasury Regulations section 1.338-4) ("ADSP") with respect to WCL ("ADSP Computation") and the allocation of such ADSP among the assets of WCL (the "ADSP Allocation"), in each case, in accordance with the U.S. Treasury Regulations promulgated under Code Section 338(h)(10) (and any comparable provisions of U.S. state or local Tax Law, as applicable) and in a manner consistent with the Final Allocation.

     (c) Seller and Purchaser shall together and in good faith agree on any adjustments to the ADSP Computation and the ADSP Allocation that are required by reason of any indemnification payments or other payments made pursuant to this Agreement that are attributable to WCL within 15 calendar days of such adjustments being finally determined or such payments being made pursuant to this Agreement.

     (d) If Seller and Purchaser are unable to agree with respect to the ADSP Computation or the ADSP Allocation or any adjustments thereto within the relevant time period specified in this Section 17.2, the items in dispute shall be referred to a single Independent Firm, mutually selected, and jointly engaged, by the parties, no later than ten calendar days after the end of such relevant time period for resolution by the Independent Firm. The Independent Firm shall be instructed to notify Seller and Purchaser of its resolution of the disputed items within fifteen Business Days of such referral and that its resolution of the disputed items must be consistent with the Final Allocation and the portion of the ADSP Computation or the ADSP Allocation, as the case may be, to which Seller and Purchaser have agreed. The Independent Firm's resolution of the disputed items shall be final and binding on Seller and Purchaser and their respective Affiliates. Expenses and fees of the Independent Firm incurred in connection with such dispute shall be borne by Seller and Purchaser in inverse proportion as they may prevail on the disputed items resolved by the Independent Firm, which proportionate allocations shall also be determined by the Independent Firm at the time the determination of the Independent Firm is rendered on the disputed items.

     (e) The ADSP Computation and the ADSP Allocation and any adjustments to the ADSP Computation or the ADSP Allocation as determined pursuant to this Section
17.2 shall be final and binding on Seller and Purchaser (and their respective Affiliates, including the Purchased Subsidiaries) for all Tax purposes (including, without limitation, preparation and filing of Tax Returns, subject to adjustment to reflect Seller's selling expenses as a reduction of sales proceeds and Purchaser's acquisition expenses as an adjustment to purchase price), and Seller and Purchaser shall not take (or cause or permit any of their respective Affiliates, including the Purchased Subsidiaries, to take) any position inconsistent with the ADSP Computation and the ADSP Allocation and any adjustments to the ADSP Computation or the ADSP Allocation in any Tax Return or Tax Matter, except to the extent required pursuant to a Determination.

17.3. POST CLOSING ACTIONS WHICH AFFECT SELLER'S LIABILITY FOR TAXES: During the period beginning on the Closing Date and ending on March 31, 2003, Purchaser shall not cause or permit any of Worcester Do Brazil Ltda, Worcester Controls France

SARL or Canada Worcester Controls Limited to make any distribution
(including a deemed distribution) to shareholders in excess of current earnings and profits (as computed for U.S. federal income tax purposes) derived during the period beginning on the day following the Closing Date and ending on March 31, 2003.

17.4.    TAX RETURNS:

     (a) Tax Returns for Tax Periods Ending on or Before the Closing Date.

          (i) Except with respect to U.K. Purchased Subsidiaries to which the provisions of Schedule 17.4(f) shall apply, at the request of Seller, Purchaser shall cause each Purchased Subsidiary to consent to join, and join, for all Pre-Closing Tax Periods for which such Purchased Subsidiary is required or eligible to do so, in any consolidated, combined, unitary, affiliated, aggregate or similar U.S. or non-U.S. federal, provincial, state or local or other non-U.S. Income Tax Returns which include Seller or any Affiliate of Seller other than any of the Purchased Subsidiaries. Seller shall cause to be prepared and timely filed all such Income Tax Returns. Purchaser will provide or cause to be provided to Seller, no later than 60 calendar days after receipt of a written request from Seller, Tax information pertaining to such Purchased Subsidiary for inclusion in such Income Tax Returns in accordance with past practice and custom relating to such Purchased Subsidiary. Purchaser shall not take (or cause or permit any of its Affiliates, including any Purchased Subsidiary, to take) any position inconsistent with such Purchased Subsidiary's being a member of the applicable consolidated, combined, unitary, affiliated or similar group for all such Pre-Closing Tax Periods unless otherwise required by a Determination. Seller shall cause to be timely paid and shall be responsible for all Income Taxes to which such Income Tax Returns relate for all taxable periods covered by such Income Tax Returns. Promptly after the filing of such Income Tax Returns, Seller shall provide to Purchaser copies of the portions of such Income Tax Returns that relate solely to the Purchased Subsidiaries.

          (ii) Except with respect to U.K. Purchased Subsidiaries to which the provisions of Schedule 17.4(f) shall apply, Seller shall timely prepare or cause to be timely prepared, and Purchaser shall timely file or cause to be timely filed, all Tax Returns (other than those covered by Section 17.4(a)(i)) relating to Purchased Subsidiaries or the Target Assets for all taxable periods ending on or prior to the Closing Date that are required to be filed after the Closing Date, provided, however, that Purchaser shall timely prepare or cause to be timely prepared such Tax Returns as agreed upon by Seller and Purchaser prior to the Closing Date and Seller shall reimburse Purchaser for its reasonable costs and expenses incurred in the preparation of such Tax Returns. Purchaser will provide or cause to be provided to Seller, no later than 60 calendar days after receipt of a written request from Seller, Tax information pertaining to such Purchased Subsidiaries and the Target Assets for inclusion in such Tax Returns in accordance with past practice and custom relating to such Purchased Subsidiaries and the Target Assets. All Tax Returns described in this
     Section 17.4(a)(ii) shall be prepared in a manner consistent with the prior practice of the Purchased Subsidiaries, except as otherwise required by applicable Tax Law. Seller shall provide to Purchaser for Purchaser's comments each Tax Return described in this Section 17.4(a)(ii) at least 30 calendar days before the due date (including extensions) for the filing of such Tax Return and Purchaser shall provide comments on such Tax Return no later than 15 calendar days after its receipt of such Tax Return. Seller shall provide to Purchaser for Purchaser's signature each Tax Return described in this Section 17.4(a)(ii) at least five (5) Business Days before the due date (including extensions) for the filing of such Tax Return, and Purchaser shall execute and timely file each such Tax Return as prepared or approved by Seller, provided that there is a reasonable basis (within the meaning of U.S. Treasury Regulations section 1.6662-3(b)(3) or analogous or comparable provisions of U.S. state or local or non-U.S. Tax
     Law) in applicable Tax Law for the positions that Seller determines shall be taken in such Tax Return. Purchaser shall timely pay or cause to be timely paid all Taxes of the Purchased Subsidiaries or relating to the Target Assets to which such Tax Returns relate, and Seller shall pay to Purchaser, at least two calendar days prior to the date such Taxes are due to the applicable Tax authority, the amount of such Taxes owed by Seller pursuant to Section 17.1(a) with respect to the taxable period covered by such Tax Returns (taking into account the amounts of any estimated Taxes or prepaid Taxes paid on or before the Closing Date and any amount of such Taxes owed by Purchaser pursuant to Section 17.1(b)).

     (b) Straddle Period Tax Returns. Purchaser shall prepare or cause to be prepared and timely file or cause to be timely filed all Tax Returns of the Purchased Subsidiaries for Straddle Periods. All such Tax Returns shall be prepared in a manner consistent with the prior practice of the Purchased Subsidiaries, except as otherwise required by applicable Tax Law and except that, to the extent permitted by applicable Tax Law, Purchaser may cause the Purchased Subsidiaries to change the date on which their taxable years end to a date prior to March 31, 2003 (and, to the extent the taxable year of any of Worcester Do Brazil Ltda, Worcester Controls France SARL or Canada Worcester Controls Limited is so changed, Section 17.3 shall be applied by substituting such earlier date for "March 31, 2003" in each place "March 31, 2003" appears in
Section 17.3). Purchaser shall provide to Seller for Seller's review and approval each such Tax Return described in the preceding sentence at least 30 calendar days before the due date (including extensions) for the filing of such Tax Return. Purchaser shall timely pay or cause to be timely paid all Taxes of the Purchased Subsidiaries to which such Tax Returns relate for all taxable periods covered by such Tax Returns. Seller shall pay to Purchaser, at least two calendar days prior to the date such Taxes are due to the applicable Tax authority, the amount of such Taxes owed by Seller pursuant to Section 17.1(a) with respect to the taxable period covered by such Tax Returns determined in accordance with Section 17.6 and taking into account the amounts of any estimated Taxes or prepaid Taxes paid on or before the Closing Date and the amount of such Taxes owed by Purchaser pursuant to Section 17.1(b) with respect to the taxable period covered by such Tax Returns. Seller shall pay or cause to be paid to Purchaser an amount equal to the product of (i) the out-of-pocket professional fees that Purchaser or its Affiliates reasonably and properly incur to prepare such Tax Returns and (ii) a fraction, the numerator of which is the number of calendar days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is 365, no later than 10 Business Days after Seller's receipt of invoices and other materials describing in reasonable detail the nature, amount and calculation of such fees.

     (c) Value Added Taxes.


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


          (i) Notwithstanding Section 17.4(b) or Section 17.7, value added Taxes imposed by the United Kingdom and South Africa and Tax Returns of or relating to the Purchased Subsidiaries and the Business with respect to such value added Taxes will be governed by the provisions set forth in this
     Section 17.4(c) and Schedule 17.4(c).

          (ii) Purchaser and Seller intend that the provisions of Section 49(1) VATA and Article 5 of the Value Added Tax (Special Provisions) Order 1995 shall apply to the transfer of the Business and Target Assets located in the United Kingdom ("UK Business and Assets") pursuant to this Agreement. Seller and Purchaser will use their best efforts (and will cause their respective Affiliates to use their best efforts) to secure that pursuant to the said Section 49(1) VATA and Article 5, the sale of the U.K. Business and Assets pursuant to this Agreement is not treated as either a supply of goods or a supply of services for the purposes of value added tax imposed by the United Kingdom ("U.K. VAT"). Purchaser warrants that either it or its applicable Affiliate is, or will immediately after the Closing become, a taxable person registered for the purposes of U.K. VAT and that it or its applicable Affiliate is buying for itself and as agent of the Purchaser the Business and Target Assets located in the United Kingdom ("UK Business and Assets") with the intention of carrying on the same kind of business as that carried on by the Seller or its applicable Affiliate in relation to the UK Business and Assets. Seller will procure that, as soon as possible after the Closing, Seller or its applicable Affiliates will deliver to Purchaser (or, at the direction of Purchaser, to Purchaser's applicable Affiliates) all the U.K. VAT records relating to the UK Business and Assets that are required under section 49(1)(b) VATA to be preserved by Purchaser or its applicable Affiliates in place of Seller or its applicable Affiliates, and that Seller will not make any request to HM Customs & Excise for those records to be retained by Seller or any of its Affiliates. Purchaser will preserve such U.K. VAT records for a period of not less than 6 years from the Closing (or such longer period as may be required by applicable law). Upon being given reasonable notice by Seller, Purchaser will make (and will cause its applicable Affiliates to make) such U.K. VAT records available to the Seller for inspection or photocopying. Prior to the Closing, Seller shall provide written notice to Purchaser in the event that it or any relevant associate of it (within the meaning of paragraph 3 schedule 10 VATA) has or will prior to Closing make any election under paragraph 2 of the said schedule in respect of any of the Target Assets located in the United Kingdom or in the event that any of the Target Assets located in the United Kingdom is a new or incomplete building or civil engineering work for the purpose of item 1(a) of group 1 schedule 9 VATA.

          (iii) In respect of the treatment of value added tax imposed by South Africa ("SA VAT") as regards the transfer of the Business and Target Assets located in South Africa, Purchaser and Seller agree that (1) the part of the Business carried on by Seller using the Target Assets located in South Africa (the "enterprise") is an enterprise capable of separate operation and is being sold as a going concern; (2) the aforesaid enterprise did constitute an income earning activity on the date hereof and will constitute an income earning activity on the Closing Date; (3) all of the assets necessary to carry on the enterprise are being disposed of by Seller to Purchaser in terms of this Agreement; (4) the sale of the enterprise contained within this Agreement falls within the ambit of section 11(l)(e) of the Value Added Tax Act, No. 89 of 1991 ("VAT Act"), and therefore SA VAT is payable thereon at the rate of 0%; (5) Seller will provide Purchaser with a tax invoice as contemplated by section 20(l) of the VAT Act and (6) each of Purchaser and Seller respectively warrant to the other that they or their relevant Affiliates (as applicable) are on the date hereof, and will be on the Closing Date, registered as vendors in terms of the Value Added Tax Act, No. 89 of 1991.

          (iv) (1) Subject to Section 17.8(d), if, notwithstanding the provisions above, HM Customs and Excise determine that any U.K. VAT shall be payable on the sale of the UK Business and Assets hereunder (the "VAT Amount"), Purchaser or the relevant Business Purchaser, as the case may be, shall account and pay to Seller 50% of the VAT Amount on the date of the payment of such VAT Amount to HM Customs & Excise by Seller or, if later, within five Business Days after the date of delivery by Seller to Purchaser of a valid U.K. VAT invoice in an amount equal to the amount of such VAT Amount. Purchaser or the relevant Business Purchaser, as the case may be, shall account and pay to Seller for the balance of such VAT Amount in accordance with paragraph (2) below.

     (2) Subject to Seller accounting for the full amount of such VAT Amount by the due date for payment, Purchaser or the relevant Business Purchaser, as the case may be, shall pay to Seller the balance of such VAT Amount (or such part of it as is received or set off), within five Business Days of the Purchaser or the relevant Business Purchaser, as the case may be:

     (a) actually receiving a VAT repayment from HM Customs & Excise in respect of the balance of such VAT Amount (or part of it); or

     (b) actually receiving the benefit of setting off the balance of such VAT Amount (or part of it) against its liability to account to HM Customs & Excise for its output tax; provided always that any portion of such VAT Amount that is not ultimately recoverable or creditable by Purchaser or any Affiliate of Purchaser shall be borne 50% by Purchaser or the relevant Business Purchaser, as the case may be, and 50% by Seller.

     (3) Any penalty, surcharge, fine or interest accrued by Seller for any late payment of such VAT Amount shall be borne by Seller if and to the extent such penalty, surcharge, fine or interest arises from any action taken or not taken by Seller, and shall be borne by Purchaser if and to the extent such penalty, surcharge, fine or interest arises from any action taken or not taken by Purchaser, as the case may be.

     (4) Purchaser shall and shall cause its Affiliates to use all reasonable efforts to obtain a recovery or credit of such VAT Amount and shall refrain to the extent it is reasonably practicable to do so, from any action that would prejudice such recovery or credit without the prior written consent of Seller (which consent shall not be unreasonably withheld, delayed or conditioned, as the case may be).

     (5) Purchaser shall promptly provide to Seller Tax Returns and other records reasonably necessary for Seller to verify the timing and amount of such recoveries or credits and if, applicable, written evidence reasonably acceptable to Seller demonstrating


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


     that all or any portion of such VAT Amount is not recoverable or creditable by Purchaser or any Affiliate of Purchaser.

     (6) If, following a payment by Purchaser to Seller of an amount in respect of such VAT Amount hereunder, HM Customs & Excise or any tribunal or court finally determine that U.K. VAT was not properly chargeable on the sale of the UK Business and Assets (or any of them), Seller shall forthwith on such determination issue to Purchaser an appropriate VAT credit note and shall repay to Purchaser an amount equal to such amount or a credit against tax due to HM Customs & Excise to the date of the payment to Purchaser hereunder.

     (v) If and to the extent applicable, the provisions of clause (iv) of this
Section 17.4(c) shall apply mutatis mutandis to any value added tax imposed by South Africa with respect to the sale hereunder of the Target Assets and the Business located in South Africa.

     (d) Overpayments of Taxes by Seller. Seller and Purchaser agree that if Seller and its Affiliates (including the Purchased Subsidiaries prior to the Closing) pay (whether to a taxing authority or to Purchaser before or after the Closing) an amount of Taxes of or relating to the Purchased Subsidiaries, the Business or the Target Assets with respect to Straddle Periods that exceeds the total amount of such Taxes owed by Seller pursuant to Section 17.1(a) determined in accordance with Section 17.6 (for avoidance of doubt, reduced by the amount of refunds or credits of such Taxes that are paid by Purchaser to Seller pursuant to Section 17.5(a)(ii)), then Purchaser shall pay to Seller the amount of such excess no later than ten (10) Business Days after Purchaser's receipt from Seller of a calculation of such excess, along with Tax Returns, Tax receipts and other relevant materials that support in reasonable detail such calculation.

     (e) Restructuring Items. Purchaser hereby agrees that Seller shall have the exclusive right to determine the manner in which each Restructuring Item will be treated and reported on any Tax Return for a Pre-Closing Tax Period or a Straddle Period or in any Tax Matter, provided that there is a reasonable basis (within the meaning of U.S. Treasury Regulations Section 1.6662-3(b)(3) or analogous or comparable provisions of U.S. state or local or non-U.S. Tax Law) in applicable Tax Law for the manner in which Seller determines that such Restructuring Item shall be treated or reported or for the positions with respect to such Restructuring Item that Seller determines shall be taken in any Tax Returns covering Pre-Closing Tax Periods or Straddle Periods or in any Tax Matter. Purchaser shall not take, nor cause or permit any of its Affiliates (including any Purchased Subsidiary) to take, any position on any Tax Return or in any Tax Matter that is inconsistent with the manner in which Seller has determined a Restructuring Item shall be treated, other than pursuant to a Determination. If Purchaser reasonably determines in good faith that there is an issue concerning whether there is such a reasonable basis for the manner in which Seller has determined that a Restructuring Item shall be treated or reported or for the positions with respect to such Restructuring Item that Seller has determined shall be taken in any Tax Returns covering Pre-Closing Tax Periods or Straddle Periods or in any Tax Matter, then (i) Purchaser shall promptly consult with Seller, and the parties shall cooperate and negotiate in good faith to resolve any disagreement concerning whether there is such a reasonable basis therefore, and (ii) upon Purchaser's reasonable request in writing made in connection with such consultation, Seller shall provide (at Seller's cost and expense) no later than 60 calendar days following Seller's receipt of such written request, an opinion or written advice of Tax counsel or Tax accountants of recognized standing in the applicable taxing jurisdiction, reasonably acceptable in form and substance to Purchaser, to the effect that there is such a reasonable basis in applicable Tax Law for the manner in which the Seller has determined such Restructuring Item will be treated or reported or such positions with respect to such Restructuring Item.

     (f) Tax Returns of the U.K. Purchased Subsidiaries shall be governed by the procedures set forth in Schedule 17.4(f).

17.5. REFUNDS AND TAX BENEFITS:

     (a) (i) All refunds or credits of Taxes (including interest thereon) attributable to the Purchased Subsidiaries, the Business or the Target Assets with respect to Pre-Closing Tax Periods (including, without limitation, refunds or credits arising from amended Tax Returns filed after the Closing Date in accordance with Section 17.8, refunds or credits allocated to Seller under
Section 17.6(b) and refunds of German Taxes relating to Pre-Closing Tax Periods which certain Purchased Subsidiaries are entitled to receive after the Closing
Date) or attributable to any amount paid by Seller pursuant to this Article XVII shall be for the account of Seller Group (collectively, "Seller's Refunds").

          (ii) If any Seller's Refunds are received or used by Purchaser or any of its Affiliates (including the Purchased Subsidiaries), including any Seller's Refunds used by Purchaser or any Affiliate of Purchaser (including the Purchased Subsidiaries) as an offset against its Tax liability (other than a liability of Seller under Section 17.1(a)), Purchaser shall pay (or cause to be paid) to the relevant member of Seller Group within ten Business Days of Purchaser's actual receipt or actual use of Seller's Refunds the amount of such Seller's Refunds (reduced by any Tax required under applicable Tax Law to be paid or withheld by Purchaser or any of its Affiliates (including the Purchased Subsidiaries) with respect thereto). Purchaser shall, at Seller's request and at the sole expense of Seller, use its reasonable best efforts to obtain and expedite the receipt of any Seller's Refunds. Purchaser and Seller shall treat, and shall cause their respective Affiliates to treat, all Seller's Refunds as adjustments to purchase price for all U.S. and non-U.S. Tax purposes, and Purchaser and Seller agree that for purposes of Sections 3.3 and 17.2 such adjustments shall be allocated to the relevant Purchased Assets in accordance with, and subject to, the provisions of Sections 3.3 and 17.2.

     (b) For avoidance of doubt, for purposes of this Agreement, including for purposes of computing the respective amounts of Seller Indemnified Taxes and Purchaser Indemnified Taxes, Seller and Purchaser agree that any and all losses, credits, Reliefs, allowances or other similar Tax attributes of, or allocated under applicable Tax Law to, the Purchased Subsidiaries arising in or attributable to Pre-Closing Tax Periods (collectively, "Seller's Attributes") shall, to the extent permitted by applicable Tax Law, be used first to offset income, profits or gains of the Purchased Subsidiaries and their respective Affiliates arising in or attributable to Pre-Closing Tax Periods, including such income, profits or gains that are Restructuring Items or that arise in Pre-Closing Tax Periods by reason of any settlements, resolutions or compromises of any Tax Matters. Upon the earliest to occur of (a) the expiration of all applicable statutes of limitations for all Pre-Closing Tax Periods with respect to a taxing jurisdiction and a type of Tax (giving effect to any waivers, mitigations or extensions of such statutes of limitations), (b) the final settlement, compromise or other resolution of all Tax Matters (whether pursuant to Determinations, closing agreements or otherwise) with respect to all Pre-Closing Tax Periods with respect to such taxing jurisdiction and type of Tax, and (c) the complete closure to dispute by any taxing authority of all Pre-Closing Tax Periods with respect to such taxing jurisdiction and type of Tax, any unutilized portion of any Seller's Attributes with respect to such taxing jurisdiction and type of Tax shall be fully available for use by Purchaser and its Affiliates (including the Purchased Subsidiaries) in Post-Closing Tax Periods.

     (c) Purchaser shall, at the direction in writing of Seller, cause each Purchased Subsidiary organized under the laws of a non-U.S. jurisdiction (each, a "non-U.S. Purchased Subsidiary") to take all such steps as Seller may reasonably require to:

          (i) use and surrender in the manner hereinafter described all Reliefs arising as a consequence of or by reference to any transaction, action or omission occurring (or deemed to occur) on or before the Closing or in respect of a Pre-Closing Tax Period, and not as a consequence of or by reference to any transaction, action or omission occurring (or deemed to occur) after the Closing or in respect of a Post-Closing Tax Period, as are available to such non-U.S. Purchased Subsidiary (such Reliefs including, without limitation, Reliefs made available to a company by means of a surrender from another company), the said use being to effect the reduction or elimination of any liability for Taxes to the extent specified by Seller in a manner that is consistent with the provisions of Section 17.4(b) and to the extent permitted by applicable Tax Law, and to provide to Seller, at Seller's expense, a certificate from the auditors (for the time being) of such non-U.S. Purchased Subsidiary confirming that all such Reliefs have been so used;

          (ii) make all such claims and elections specified by Seller, and in particular that Purchaser will cause any Purchased Subsidiary organized under the laws of the United Kingdom (a "U.K. Purchased Subsidiary") to make all such claims and elections, including, without limitation, surrenders of group relief as defined in Chapter IV of Part X of the U.K. Income and Corporation Tax Act, 1988, as Seller may specify in a manner that is consistent with the provisions of Section 17.4(b) in respect of any accounting period of such U.K. Purchased Subsidiary beginning before the Closing Date as have the effect of reducing or eliminating such liability for Taxes as is mentioned in clause (i) of this Section 17.5(c), provided that no such claim or election shall require such U.K. Purchased Subsidiary to use or surrender any Relief which arises solely as a consequence of or by reference to a transaction, action or omission occurring (or deemed to occur) after the Closing or in respect of a Post-Closing Tax Period, and provided further that Purchaser shall not be obliged to cause a U.K. Purchased Subsidiary to use and/or surrender any such Reliefs under this
     Section 17.5(c)(ii) to the extent such use or surrender would reasonably be expected to, or would, increase such U.K. Purchased Subsidiary's liability for Taxes with respect to a Post-Closing Period (except where such increased liability for Taxes would arise solely as a result of any Seller's Attributes not being available, in whole or in part, to be used or surrendered in a Post-Closing Tax Period); and

          (iii) allow Seller to reduce or eliminate any such liability for Taxes as is mentioned in clause (i) of this Section 17.5(c) by surrendering, or causing any non-U.S.

     Purchased Subsidiary or any Affiliate of Seller to surrender, any loss, allowance or other amount available for surrender by or to such non-U.S. Purchased Subsidiary or such Affiliate of Seller to the extent permitted by applicable Tax Law but without any payment being made in consideration for such surrender.

     Seller shall reimburse Purchaser for the out-of-pocket professional fees that Purchaser or its Affiliates may reasonably and properly incur to take any action described in this Section 17.5(c) no later than 10 Business Days of Seller's receipt of invoices and other materials describing in reasonable detail the amount and nature of such fees.

     (d) Except to the extent otherwise provided in this Article XVII and subject to Section 17.5(e), neither Purchaser nor Seller shall, and neither shall cause or permit any of the Purchased Subsidiaries or any of their respective Affiliates to, make, amend, or revoke any Tax elections or claims with respect to the Purchased Subsidiaries, the Target Assets or the Business in a manner that would reasonably be expected to, or would, (i) increase the amount of Taxes for which the other party is liable under this Article XVII or otherwise result in adverse Tax consequences to the other party or its Affiliates or (ii) reduce the amount of any Seller's Attributes or Seller's Refunds, except pursuant to a Determination or except with the prior written consent of the other party (which consent shall not be unreasonably withheld, delayed or conditioned).

     (e) Purchaser shall not, and shall not cause or permit any of the Purchased Subsidiaries or any Affiliate of Purchaser to, carryback any net operating loss, capital loss, Tax credit or other Tax attribute attributable to Purchaser, any Affiliate of Purchaser or any Purchased Subsidiary from a Post-Closing Tax Period into a Pre-Closing Tax Period of Seller or any Affiliate of Seller, including any Purchased Subsidiary (a "Purchaser Carryback"), unless (i) Seller shall have provided its prior written consent to such Purchaser Carryback or
(ii) such Purchaser Carryback is required (rather than being optional) under applicable Tax Law and applicable Tax Law does not permit a waiver of such requirement or a relinquishment of the carryback period as it relates to such Purchaser Carryback (a "Mandatory Purchaser Carryback") (it being understood and agreed by Purchaser that Purchaser shall provide or cause to be provided to Seller written notice regarding such Mandatory Purchaser Carryback at least 30 calendar days prior to the filing of any Tax Return that reports or claims such Mandatory Purchaser Carryback, which notice shall describe in reasonable detail the nature and amount of such Mandatory Purchaser Carryback and such applicable Tax Law). Seller's prior written consent to a Purchaser Carryback shall not be unreasonably withheld or delayed, it being understood and agreed by Purchaser that Seller shall have the absolute right in its sole discretion to withhold its consent to any Purchaser Carryback if such Purchaser Carryback would reasonably be expected to, or would, (i) result in an increase in the amount of Taxes for which Seller is liable under Section 17.1(a), (ii) reduce the amount of any Seller's Refunds or Seller's Attributes, or (iii) result in any adverse Tax consequences to Seller or any Affiliate of Seller (including, with respect to any Pre-Closing Period, any Purchased Subsidiary) (a "Seller Detriment"). In the absence of Seller's prior written consent to any Purchaser Carryback, neither Seller nor any of its Affiliates shall be required to pay to Purchaser, any of the Purchased Subsidiaries or any of their Affiliates any refund or credit of Taxes that results from such Purchaser Carryback. In the event Seller provides its prior written consent to any Purchaser Carryback, Seller shall pay (or cause to be paid) to Purchaser or the relevant Purchaser Designee


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(as applicable) within ten Business Days of the actual receipt or use of a refund or credit of Taxes by Seller or any Affiliate of Seller that results from such Purchaser Carryback the amount of such refund or credit (reduced by any Tax required under applicable Tax Law to be paid or withheld by Seller or any of its Affiliates with respect thereto). In the case of a Mandatory Purchaser Carryback that actually gives rise to a Seller Detriment, Purchaser shall pay or cause to be paid to Seller the amount of such Seller Detriment that does not exceed the amount of the refund or credit of Taxes that actually results from such Mandatory Purchaser Carryback (or if such refund or credit of Taxes is actually received or used by Seller or any Affiliate of Seller, Seller or such Affiliate shall not be required to pay to Purchaser or any Affiliate of Purchaser the amount of such refund or credit that does not exceed the amount of such Seller Detriment).

17.6. ALLOCATION OF TAXES ATTRIBUTABLE TO STRADDLE PERIODS:

     (a) For purposes of this Agreement, including for purposes of computing the respective amounts of Seller Indemnified Taxes and Purchaser Indemnified Taxes, in the case of any Taxes that are imposed on a periodic basis and are payable with respect to a Straddle Period, the amount of such Taxes and the amount of any losses, credits, Reliefs, allowances or other similar Tax attributes of, or allocated under applicable Tax Law to, a Purchased Subsidiary (as the case may be) that are allocated to the Pre-Closing Tax Period with respect to such Straddle Period shall (i) in the case of any Income Taxes and any sales, use, transfer, transfer gains, employment, payroll and other similar Taxes which are based on or related to sales, proceeds, receipts or disbursements, be deemed equal to the amount which would be payable or the amount of such losses, credits, Reliefs, allowances or other similar Tax attributes of, or allocated under applicable Tax Law to, a Purchased Subsidiary (as the case may be) if the relevant Straddle Period ended on the Closing Date for applicable Tax purposes (for avoidance of doubt, except as otherwise provided in Section 17.7), and (ii) in the case of all other such Taxes (including real and personal property Taxes and franchise Taxes that are not income Taxes) be deemed to be the amount of such Taxes payable or the amount of any losses, credits, Reliefs, allowances or other similar Tax attributes of, or allocated under applicable Tax Law to, a Purchased Subsidiary (as the case may be) for the entire Straddle Period multiplied by a fraction the numerator of which is the number of calendar days in that portion of the Straddle Period ending on the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period. For avoidance of doubt, for purposes of clause (i) of the preceding sentence, items of income, profit, gain, loss and deduction shall be allocated to the day on which they arise or are otherwise recognized for applicable Tax purposes.

     (b) Subject to Section 17.5(a)(i), any refunds of Taxes or credits of Taxes in lieu of refunds of Taxes relating to a Straddle Period shall be allocated to Seller in amount equal to the excess of (i) the sum of the amount of such Taxes paid by Seller or the Purchased Subsidiaries prior to the Closing Date with respect to such Straddle Period and the amount of such Taxes paid by Seller to Purchaser after the Closing Date under this Article XVII relating to the Pre-Closing Tax Period with respect to such Straddle Period, over (ii) the amount of such Taxes that are allocated to the Pre-Closing Tax Period with respect to such Straddle Period pursuant to subsection (a) of this Section 17.6.

     (c) Earnings and profits for a Straddle Period shall be allocated in a manner consistent with subsection (a) of this Section 17.6.


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


     (d) All determinations necessary to give effect to the allocations under this Section 17.6 shall be made in a manner consistent with the prior practice of the Purchased Subsidiaries and shall be based on the information used to determine the EBITDA Amount and Stated Net Book Value.

17.7. TRANSFER TAXES: Except as otherwise provided in this Agreement, (i) all transfer, transfer gains, documentary, sales, use, stamp, registration, conveyance and other similar Taxes and fees (including penalties, interest and additions to tax attributable thereto and costs and expenses relating to such Taxes), other than any such Taxes resulting from or arising out of the Multi-stage Closing, (collectively, "Transfer Taxes") incurred in connection with consummation of the transactions contemplated by this Agreement shall be borne 50% by Purchaser and 50% by Seller, and (ii) Purchaser shall prepare and timely file all applicable Tax Returns and other documentation with respect to such Transfer Taxes (including, for this purpose, any such Taxes resulting from or arising out of the Multi-stage Closing) in accordance with applicable Tax Laws, shall timely remit all Transfer Taxes to the appropriate Tax authority and shall provide such Tax Returns and other documentation to Seller no later than seven Business Days prior to the due date (including extensions thereof) for such Tax Returns and other documentation for Seller's review and approval (which approval shall not be unreasonably withheld, delayed or conditioned).

17.8. TAX CONTESTS:

     (a) Each of Purchaser and Seller shall notify the other party in writing within 15 Business Days of the receipt by Purchaser or Seller, as the case may be, or any of its Affiliates (including, with respect to Purchaser, the Purchased Subsidiaries) of written notice of any pending or proposed Tax Matter (as defined below) that may affect the Tax liabilities of the Purchased Subsidiaries for which the other party would be liable in whole or in part under
Section 17.1 or any pending or proposed Tax Matter concerning Transfer Taxes or value added Taxes with respect to the Target Assets. Such notice shall contain factual information (to the extent known) describing any asserted Tax liability in reasonable detail and shall be accompanied by copies of any notice and other documents received from any Tax authority in respect of such Tax Matter. A party's failure to give such notice to the other party as provided herein shall not affect the other party's liabilities under Section 17.1 except to the extent that the other party is materially prejudiced thereby.

     (b) Except with respect to the U.K. Purchased Subsidiaries to which the provisions of Section 17.8(e) shall apply, Seller shall have the exclusive right to conduct and control any matter, including any audit, review, claim, assessment, examination or administrative or judicial proceeding or the filing of any amended Tax Return or claim for Tax refund or Tax credit (a "Tax Matter") relating to any Tax Return or Taxes of or with respect to the Business, the Purchased Subsidiaries or the Target Assets for any Pre-Closing Tax Period (other than any Pre-Closing Tax Period of a Straddle Period), including without limitation, the exclusive right to represent the Purchased Subsidiaries' interests in any such Tax Matter and to resolve, settle, concede, compromise or contest any deficiency or adjustment proposed, asserted or assessed in connection with or as a result of such Tax Matter; provided, however, that (i) Seller shall not, and shall not cause or permit any U.S. Purchased Subsidiary or any Affiliate of Seller to, settle, concede or compromise any such Tax Matter relating to a U.S. Purchased Subsidiary or file an amended Tax Return or claim for Tax refund or Tax credit relating to a U.S. Purchased Subsidiary in a manner that either (x) would reasonably be expected to increase, or would increase, the Taxes for which Purchaser or any of its Affiliates (including a U.S. Purchased Subsidiary) would be liable under Section 17.1(b) or (y) would have binding effect on Purchaser or any of its Affiliates (including a U.S. Purchased Subsidiary) in a Post-Closing Tax Period, in the case of clause (x) or clause (y), without prior written consent of Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned, (ii) Seller shall not, and shall not cause or permit any non-U.S. Purchased Subsidiary or any Affiliate of Seller to, settle, concede or compromise any such Tax Matter relating to a non-U.S. Purchased Subsidiary or file an amended Tax Return or claim for Tax refund or Tax credit relating to a non-U.S. Purchased Subsidiary without prior written consent of Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned, and (iii) Purchaser shall be entitled to participate in the conduct of any Tax Matter relating to a non-U.S. Purchased Subsidiary or PMV Inc.; provided, however, that Purchaser's participation in any aspect of any such Tax Matter shall not, under any circumstances, require the disclosure of any Tax Return relating to a Pre-Closing Tax Period of a Consolidated Group which includes Seller or any Affiliate of Seller other than the Purchased Subsidiaries, or any work papers or documents relating thereto. Purchaser shall cooperate fully, and shall cause its Affiliates and the Purchased Subsidiaries to cooperate fully, with Seller and its counsel in the conduct, defense or settlement of any such Tax Matter, including by executing and delivering (or causing to be executed and delivered) to Seller or its designees all instruments (including, without limitation, powers of attorney) reasonably requested by Seller in order to implement the provisions of this Section 17.8(b). Purchaser shall not, and shall not cause or permit the Purchased Subsidiaries or any Affiliate of Purchaser to, settle, concede or compromise any such Tax Matter without the prior written consent of Seller. Except as provided in clause (c) below with respect to Straddle Periods, Purchaser shall have the exclusive right to conduct and control any Tax Matter relating to any Tax Return or Taxes of or with respect to the Business, the Purchased Subsidiaries or the Target Assets for any Post-Closing Period; provided, however, that if such Tax Matter would reasonably be expected to increase, or would increase, the Taxes for which Seller would be liable under
Section 17.1(a), Purchaser shall not, and shall not cause or permit any Affiliate of Purchaser (including any Purchased Subsidiary) to, settle, concede or compromise any such Tax Matter without prior written consent of Seller, which consent shall not be unreasonably withheld, delayed or conditioned.

     (c) Subject to Section 17.4(e), in the case of a Tax Matter involving a Tax liability or potential Tax liability relating to a Straddle Period (a "Joint Tax"), if the amount of the Joint Tax relating to the Pre-Closing Tax Period is equal to 50% or more of the total amount of the Joint Tax, Seller shall elect either to conduct such Tax Matter or to tender the conduct of such Tax Matter to Purchaser. If Seller tenders the conduct of such Tax Matter to Purchaser and Purchaser declines to conduct such Tax Matter, then Seller will conduct such Tax Matter. If the amount of the Joint Tax relating to the Pre-Closing Tax Period is less than 50% of the Joint Tax, Purchaser shall elect either to conduct such Tax Matter or to tender the conduct of such Tax Matter to Seller. If Purchaser tenders the conduct of such Tax Matter to Seller and Seller declines to conduct such Tax Matter, then Purchaser will conduct such Tax Matter. The party conducting a Tax Matter relating to a Joint Tax shall control the conduct of such Tax Matter, provided that the other party shall have the right to participate in such Tax Matter at its own expense, and provided further that neither party shall, and neither party shall cause or permit any of its Affiliates or a Purchased Subsidiary to, settle, concede or compromise a Joint Tax without the prior written consent of the other party, which consent shall not be unreasonably withheld, delayed or conditioned. Except as provided in the preceding sentence, all of the costs of the conduct of a Tax Matter relating to a Joint Tax shall be shared between Seller and Purchaser based on the proportionate amount of such Joint Tax that is ultimately assessed (or, if such Joint Tax is not ultimately assessed, the proportionate amount of such Joint Tax that was contested in such Tax Matter) that relates to the portion of such Straddle Period ending on the Closing Date and the portion thereof beginning after the Closing Date.

     (d) Any Tax Matter relating to Transfer Taxes or value added Taxes with respect to the Target Assets shall be jointly controlled and conducted by Seller and Purchaser, and neither party shall, and neither party shall cause or permit any of its Affiliates or any Purchased Subsidiary to, settle, concede or compromise any such Tax Matter without the prior written consent of the other party, which consent shall not be unreasonably withheld, delayed or conditioned.

     (e) Except as otherwise provided in Section 17.8(d), Tax Matters with respect to the U.K. Purchased Subsidiaries shall be governed by the provisions of Schedule 17.8(e).

17.9. OTHER TAX COVENANTS:

     (a) Any and all Tax sharing agreements, tax indemnity agreements and practices among or between the Purchased Subsidiaries on the one hand and any members of the Seller Group or any Affiliates of the Seller Group on the other hand shall be terminated as of the Closing Date and no payments relating thereto shall be made subsequent to the Closing Date and no rights or liabilities shall survive thereunder.

     (b) All powers of attorney authorizing any party to represent any of the Purchased Subsidiaries with respect to Taxes shall be terminated on or before the Closing Date.

     (c) Each Purchased Subsidiary organized under the laws of a state in the United States, other than Worcester Controls Licensco Inc. and PMV Inc., shall immediately prior to the Closing be a U.S. LLC that is classified as an entity disregarded as separate from its sole owner under section 301.7701-3(b)(1) of the U.S. Treasury Regulations (and any applicable analogous or comparable provisions of United States state or local Tax Law).

     (d) Seller and Purchaser shall (and shall cause their respective Affiliates, including the Purchased Subsidiaries, to) treat the purchase and sale of the interest in each U.S. LLC, as a purchase and sale of all the assets of such U.S. LLC, subject to all of the Assumed Liabilities of such U.S. LLC, for United States federal Tax purposes (and for applicable United States state and local Tax purposes), and shall not take (or cause or permit any of their respective Affiliates, including the Purchased Subsidiaries, to take) any position inconsistent with such treatment in any Tax Return or Tax Matter, except to the extent required pursuant to a Determination.

17.10. COOPERATION:

     (a) Prior to the Closing Date, Seller shall, and shall cause its subsidiaries, officers, employees and other representatives to, afford to Purchaser and its representatives reasonable access, during normal business hours and in a manner that is not unreasonably disruptive to the operations of the Business or the business of Seller and its subsidiaries, to the Tax Returns (or portions of Tax Returns of any affiliated, consolidated, combined, unitary or similar group which includes Seller or any Affiliate of Seller (other than any of the Purchased Subsidiaries)) together with accompanying schedules and related workpapers, books, records, documents and other materials regarding Taxes and Tax positions insofar as they relate solely to the Purchased Subsidiaries or the Target Assets. During such period,
(i) Seller shall provide to Purchaser schedules setting forth the information described in Schedule 17.10(a), such schedules to be provided no later than 10 calendar days prior to the Closing (and, at Purchaser's written request, Seller shall deliver or make available to Purchaser as promptly as practicable any agreements or documents referred to in such schedules); (ii) Seller shall, and shall cause its subsidiaries, officers, employees and representatives to, deliver or make available as promptly as practicable to Purchaser all other information concerning Taxes or Tax positions insofar as such information relates solely to the Purchased Subsidiaries or the Target Assets as Purchaser may from time to time reasonably request in writing; and (iii) Seller shall, and shall cause its subsidiaries to, make employees available on a mutually convenient basis to provide additional information and explanations of any materials provided hereunder as Purchaser may from time to time reasonably request in writing. Prior to the Closing Date, at Purchaser's written request, Seller shall, and shall cause the relevant Purchased Subsidiaries to, reasonably cooperate with Purchaser to facilitate the Tax planning objectives of Purchaser with respect to PMV, Inc. and any additional costs reasonably and properly incurred by Seller, any Affiliate of Seller or any Purchased Subsidiary and any additional Taxes payable by Seller, any Affiliate of Seller or any Purchased Subsidiary (including, without limitation, any such Taxes arising out of or resulting from any reduction to Seller's Attributes, Seller's Refunds or any losses, credits, Reliefs, allowances or other similar Tax attributes of Seller or any Affiliate of Seller) as a result of such cooperation or any actions or transactions undertaken by Seller, any Affiliate of Seller or any Purchased Subsidiary in connection with such cooperation, shall be for the account of Purchaser and shall be treated as a Tax subject to indemnification by Purchaser under Section 17.1(b). Purchaser will hold, and will cause its directors, officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates, successors and assigns to hold, any nonpublic information in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement.

     (b) From and after the Closing Date, as and to the extent reasonably requested by the other party, Seller Group and Purchaser shall, and Purchaser shall cause its Affiliates and the Purchased Subsidiaries to, assist and cooperate fully with the other party and its Affiliates in connection with the preparation and filing of any Tax Returns pursuant to Section 17.4, any Tax Returns and other documentation relating to Transfer Taxes, the Section 338(h)(10) Elections, the determination of Tax Benefits, the determination of a liability for Taxes or a right to a refund or credit of Taxes or Reliefs with respect to the Purchased Subsidiaries or the Target Assets relating to Tax years or periods beginning before the Closing Date, and the preparation and conduct of any Tax Matter relating to Tax years or periods beginning before the Closing Date. Such cooperation shall include, without limitation, the retention and, upon the other party's request, the provision of Tax Returns, information, records and documents reasonably relevant to the activities described in the preceding sentence and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Purchaser shall, and shall cause the Purchased Subsidiaries to, (i) retain all books and records with respect to Taxes pertinent to the Purchased Subsidiaries relating to any taxable year or period beginning before the Closing Date until the expiration of the statute of limitations (including any extensions thereof) of the respective taxable years or periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) give Seller reasonable written notice prior to transferring, destroying, discarding any such books and records and, if Seller requests, allow Seller to take possession of such books and records.

     (c) Notwithstanding anything to the contrary in this Agreement, Seller and its Affiliates shall not under any circumstances be required to disclose to Purchaser or any of its Affiliates (or any of their respective representatives) any Tax Returns or portions of any Tax Returns (including accompanying schedules and related workpapers), books, records, documents or other materials or information regarding Taxes that do not relate solely to the Purchased Subsidiaries or the Target Assets.

     (d) Except as otherwise provided in this Article XVII, each party shall reimburse the other party for the out-of-pocket professional fees that the other party or any of the other party's Affiliates may reasonably and properly incur from and after the Closing Date to satisfy the other party's obligations under this Section 17.10 no later than 10 Business Days after the first party's receipt of invoices and other materials describing in reasonable detail the amount and nature of such fees.

     (e) For purposes of this Agreement:

     "Actual Taxation Liability" means, with respect to a U.K. Purchased Subsidiary, a liability of such U.K. Purchased Subsidiary or an increase in a liability of such U.K. Purchased Subsidiary to make an actual payment of or of an amount in respect of Tax, whether or not such Tax is also or alternatively chargeable against or attributable to any other person and whether or not such liability or increased liability is discharged prior to Closing.

     "Deemed Taxation Liability" means the setting off of a Post-Closing Relief against an Actual Taxation Liability of a UK Purchased Subsidiary in respect of which the Seller would have been liable under section 17.1(a) or, as the case may be, against income, profits or gains which would have given rise to such liability (in which event the amount of the liability is in the former case the amount of the Actual Taxation Liability eliminated by such setting off and in the latter case the amount of the Actual Taxation Liability which would have arisen but for such setting off).

     "Income Taxes" means all Taxes (x) based upon, measured by, or calculated with respect to, net income or net receipts, proceeds or profits, or (y) based upon, measured by, or calculated with respect to multiple bases (including, but not limited to, corporate franchise and occupation Taxes) if such Tax may be based upon, measured by, or calculated with respect to one or more bases described in clause (x) above.

     "Post-Closing Tax Period" means any taxable year or period that begins after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing Date.

     "Pre-Closing Tax Period" means any taxable year or period that ends on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date.

     "Reliefs" means any relief, allowance, exemption, set-off or credit in respect of any non-U.S. Tax or any deduction in computing income, profits, or gains for the purposes of any non-U.S. Tax.

     "Restructuring Item" means any item of income, gain, loss, deduction, credit or other item relating to Taxes resulting from, arising out of or related to the Cash Extraction Plan, the Divestiture or the arrangements described in
Section 4.3(d)(i).

     "Straddle Period" means any taxable year or period that begins before the Closing Date and ends after the Closing Date.

     "Tax" or "Taxes" means (A) all taxes, assessments, charges, duties, fees, levies or other governmental charges, including income, estimated, gross income, gross receipts, profits, capital stock, franchise, withholding, payroll, social security, workers compensation, unemployment, disability, property, ad valorem, stamp, excise, severance, occupation, service, sales, use, excise, transfer, import, export, value added, alternative minimum, estimated and all other taxes of whatever nature imposed by any government or any political subdivision, agency, commission or authority thereof, and any interest, penalties, additions to tax or additional amounts in respect of the foregoing and (B) any liability for payment of any amount described in clause (A) as a result of any contractual obligation or being a transferee, successor or a member of an affiliated, combined or unitary group for purposes of any Tax.

     "Tax Affiliate" means any entity (other than any Purchased Subsidiary) that is a member of an affiliated group of corporations (within the meaning of Section 1504(a) of the Code) filing a consolidated U.S. federal Income Tax Return or a group of corporations filing a consolidated, combined, affiliated , aggregate or unitary Tax Return for state, local or non-U.S. Tax purposes (each, a "Consolidated Group"), if any of the Purchased Subsidiaries could be held liable for the Taxes of such entity or of such Consolidated Group pursuant to U.S Treasury Regulations Section 1.1502-6 (or any analogous provision of applicable U.S. state or local or non-U.S. Tax Law).

     "Tax Law" means any statute, law, code, rule, regulation or treaty (as modified by the relevant taxing authority's practice with respect thereto or application or official interpretation thereof) relating to Taxes.

     "Tax Return" means any return, report, declaration, claim for refund or credit, or information return or statement relating to Taxes, including any schedules or attachments thereto, and including any amendments or supplements thereto.

     "U.K. Accounts" means the audited accounts for each U.K. Purchased Subsidiary for the accounting period ended on the U.K. Accounts Date.

     "U.K. Accounts Date" means 31st March 2000.

     "U.S. Treasury Regulations" means the Treasury regulations promulgated under the Code.

                                 ARTICLE XVIII.
                                  Miscellaneous

18.1. BROKER COMPENSATION: Each of the parties hereto agrees to indemnify the other against and hold the other harmless from any and all liabilities (including, without limitation, cost of legal fees in defending against such liabilities) for brokerage commissions or finder's fees in connection with the transactions contemplated by this Agreement, insofar as such claims shall be based on arrangements or agreements made or claimed to have been made by or on behalf of Seller and its Affiliates or Purchaser and its Affiliates, respectively. Seller shall pay the fee of J.P. Morgan Securities Inc. for their services in connection with the transactions contemplated by this Agreement.

18.2. BULK SALES ACT: Purchaser waives compliance by the Seller Group with any bulk sales law which may be applicable to the transactions contemplated by this Agreement; provided, however, that Seller agrees to indemnify Purchaser and hold it harmless from any loss, damage, liability, and expenses (including reasonable legal fees) resulting from such noncompliance.

18.3. EXPENSES: Each of the parties hereto shall pay its own expenses in connection with the negotiation and preparation of this Agreement and the Related Documents; provided that Seller shall pay all expenses of the Business in connection with the negotiation, execution and delivery of this Agreement.

18.4. BINDING AGREEMENT: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that neither party shall assign this Agreement without the prior written consent of the other party hereto, except Purchaser may assign its rights under this Agreement, in whole or in part, (i) to an Affiliate and (ii) as collateral security for obligations of Purchaser and its Affiliates, each without Seller's consent, provided that in no event will any assignment relieve the assigning party of its obligations hereunder; and provided further, that Seller shall have no greater liability under this Agreement following any assignment of this Agreement than it would have had in the absence of such assignment.

18.5. ENTIRE AGREEMENT: This Agreement (including the Exhibits and Schedules hereto, the Confidentiality Agreement, the Escrow Agreement, the Non-Competition Agreement, the Stamp Duty Deed and, at such time as entered into, the Transition Services Agreement, the Conveyance Instruments and the Transfer Agreements) (a) constitutes the entire agreement between the parties hereto with respect to the purchase and sale of the Purchased Assets and the other transactions contemplated hereby, (b) supersedes all prior negotiations and oral or written understandings, if any, and (c) may not be amended or supplemented except by an instrument in writing signed by both parties hereto. Neither party makes any representation or warranty except as provided herein.

18.6. GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York, United States of America, without regard to its choice of law provisions.

18.7. NO RIGHTS OF THIRD PARTIES: Nothing in this Agreement is intended to confer any right on any person other than the parties to it and their respective successors and assigns; nor is anything in this Agreement intended to modify or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over against any party to this Agreement. Without limiting the generality of the foregoing, no employee (whether former, current or future) of either Purchaser, Seller or any Purchased Subsidiary (or any beneficiary thereof) shall be treated as a third party beneficiary or have any rights or interests hereunder.

18.8. COUNTERPARTS: This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.9. HEADINGS: The headings of the sections of this Agreement and the table of contents at the forepart of this Agreement are inserted for convenience only and shall not constitute a part hereof nor affect the rights of the parties hereto.

18.10. TERMINATION; TERMINATION EVENTS; NOTICE OF TERMINATION:

     (a) Anything contained herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned under any of the following circumstances:

          (i) by the mutual written consent of Seller and Purchaser at any time prior to the Closing Date;

          (ii) by Seller if any of the conditions set forth in Article XI shall have become incapable of fulfillment at any time or are not fulfilled at Closing and shall not have been waived by Seller;

          (iii) by Purchaser if any of the conditions set forth in Article X shall have become incapable of fulfillment at any time or are not fulfilled at Closing and shall not have been waived by Purchaser;

          (iv) by either party if the Closing has not occurred by the close of business on July 31, 2002, other than as a result of the breach of this Agreement by the party seeking to so terminate this Agreement; or

          (v) by Purchaser, after June 15, 2002 if Purchaser shall not have obtained the funds contemplated in the Commitment Letters, other than as a result of the breach of Section 7.4 of this Agreement by Purchaser.

     (b) In the event of termination of this Agreement by Seller or Purchaser pursuant to this Section 18.10, written notice thereof shall be given to the other party and the transactions contemplated by this Agreement shall be abandoned, without further action by any party. If the transactions contemplated by this Agreement are abandoned as provided herein:

          (i) Purchaser shall return all documents and copies and other materials received from or on behalf of Seller relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to Seller;

          (ii) all confidential information received by Purchaser with respect to the Business shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement; and

          (iii) this Agreement shall become void and of no further force and effect, except for the provisions of (i) Section 15.3 relating to the obligations of each of Purchaser and Seller to keep confidential certain information and data obtained by it, (ii) Section 7.5 relating to publicity, (iii) Section 18.3 relating to certain expenses, (iv) Section
     18.1 relating to broker's or finder's fees, and (v) this Section 18.10. Nothing in this Section 18.10 shall be deemed to release any party from any liability for any breach by such of the terms and provisions of this Agreement occurring prior to termination of this Agreement.

     (c) If Purchaser exercises its right to terminate this Agreement pursuant to Section 18.10(a)(v), then Purchaser shall pay to Seller upon demand, $20 million, as payment of liquidated damages and not as a penalty, to reimburse Seller for its time, expense and lost opportunity costs of pursuing the transactions contemplated by this Agreement. The parties hereto understand and agree that $20 million is reasonable as liquidated damages in light of the costs and expenses that would be incurred by the Seller of such a termination were to occur, and in light of the difficulty of proving the amount of actual damages that would be suffered by the Seller in such an event. Anything else in this Agreement to the contrary notwithstanding, the remedy provided by this Section 18.10(c) shall be Seller's sole remedy and recourse against Purchaser in the event Purchaser terminates this Agreement pursuant to Section 18.10(a)(v).

18.11. DISPUTE RESOLUTION; NEGOTIATION; JURISDICTION:

     (a) In the event of any dispute or disagreement between Seller and Purchaser as to the interpretation of any provision of this Agreement, the performance of obligations hereunder, or any other disputed matter, such matter, upon written request of either party, shall be referred to representatives of the parties for decision, each party being represented by a senior executive officer who has no direct operational responsibility for the matters contemplated by this Agreement (the "Representatives"). The Representatives shall promptly meet in a good faith effort to resolve the dispute. If the Representatives do not agree upon a decision within thirty (30) calendar days after reference of the matter to them, either Purchaser or Seller shall be free to exercise all remedies otherwise available to them.

     (b) Subject to Section 18.11(c), each of the parties agrees that any dispute, controversy or claim arising out of or in connection with this Agreement or any alleged breach hereof shall be referred to the United States District Court for the Southern District of New York of any courts of the State of New York sitting in the City of New York, Borough of

Manhattan pursuant to its rules and procedures. Either party may bring an action in such Court and the other party shall hereby be deemed to have consented to personal jurisdiction within the State of New York for such purpose and the jurisdiction of such Court and its rules, and hereby waives any defense to any such action based on the doctrine of forum non-conveniens.

     (c) Nothing in this Section 18.11 shall prevent either party from commencing proceedings against the other in any other court of competent jurisdiction where the relief claimed in such proceedings is or includes a bona fide claim for an injunction or other form of order restraining the defendant from doing any act or thing, and whether such order is temporary or interim or permanent.

18.12. SPECIFIC PERFORMANCE: The parties recognize that in the event that either party should refuse to perform under any of the provisions of this Agreement, money damages alone would not be adequate. The parties shall therefore be entitled, in addition to any other remedies to which they are entitled at law or in equity, including money damages, to obtain specific performance of such provisions. In the event of any action to enforce such provisions specifically, the parties hereby waive the defense that there is adequate remedy at law.

18.13. REPRESENTATION BY COUNSEL; INTERPRETATION: Seller and Purchaser acknowledge that each of them has been represented by counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

18.14. KNOWLEDGE OF SELLER: The term "Knowledge" as used with respect to Seller in this Agreement means actual knowledge of the individuals listed on Schedule 18.14.

18.15. DOLLAR AMOUNTS: All dollar amounts referred to in this Agreement are in United States Dollars.

18.16. PASSAGE OF TITLE AND RISK OF LOSS: Legal title, equitable title and risk of loss with respect to the Target Assets, the Purchased Subsidiaries and the assets of the Purchased Subsidiaries will not pass to Purchaser until such assets and subsidiaries are transferred to Purchaser or its Designees.

18.17. WAIVER: Any party may, by written notice to another party: (a) extend the time for the performance of any of the obligations or other actions of such other party; (b) waive any inaccuracies in the representations of such other party contained in this Agreement; (c) waive any condition to its obligations set forth in Article X or XI, as applicable; or (d) waive compliance of any of the agreements of such other party contained in this Agreement or waiver or consent to the modification of performance of any of the obligations of such other party. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, condition, or agreement contained herein. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement shall not be construed as, or constitute a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect.

18.18. SEVERABILITY: If any provision of this Agreement shall finally be determined to be unlawful, then such provision will be deemed to be severed from this Agreement and replaced by a lawful provision which carries out, as closely as possible, the intention of the parties and preserves the economic bargain contemplated by this Agreement, and, in such case, each and every other provision of this Agreement will remain in full force and effect.

18.19. WAIVER OF JURY TRIAL: SELLER AND PURCHASER HEREBY IRREVOCABLE WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                       INVENSYS PLC

                                       By: /s/ John Saunders
                                          ------------------
                                       Name:  John Saunders
                                       Title:


                                       FLOWSERVE CORPORATION

                                       By:/s/ Ronald F. Shuff
                                          ---------------------
                                          Name: Ronald F. Shuff
                                          Title:

                                                                  EXECUTION COPY














                           PURCHASE AND SALE AGREEMENT


                           Dated as of March 21, 2002




                                     Between




                                  Invensys plc

                                       and

                              Flowserve Corporation

                                TABLE OF CONTENTS

PURCHASE AND SALE AGREEMENT..............................................1

ARTICLE I. Purchase and Sale.............................................2

ARTICLE II. Liabilities..................................................4

ARTICLE III. Purchase Price..............................................6

ARTICLE IV. Purchase Price Adjustments..................................12

ARTICLE V. Closing Matters..............................................21

ARTICLE VI. Transfer After the Closing..................................23

ARTICLE VII. Actions Prior to Closing...................................25

ARTICLE VIII. Representations and Warranties of Seller..................33

ARTICLE IX. Representations and Warranties of Purchaser.................54

ARTICLE X. Conditions to Obligations of Purchaser.......................55

ARTICLE XI. Conditions to Obligations of Seller.........................57

ARTICLE XII. Employee Matters...........................................58

ARTICLE XIII. Obligations After Closing.................................66

ARTICLE XIV. Notices....................................................68

ARTICLE XV. Further Covenants...........................................69

ARTICLE XVI. Survival of Representations and Warranties and
              Indemnification...........................................72

ARTICLE XVII. Tax Matters...............................................80

ARTICLE XVIII. Miscellaneous...........................................101

                                   DEFINITIONS

     The following terms which appear in this Agreement are defined in the following Sections:

Term                                                 Section or Other Location

Actual Taxation Liability.............................................17.10(e)
ADSP...................................................................17.2(b)
ADSP Allocation........................................................17.2(b)
ADSP Computation.......................................................17.2(b)
Affiliate...............................................................1.1(b)
Agreement.............................................................Preamble
APC-T&K Litigation.............................................Schedule 2.2(h)
Asbestos Claims............................................................2.2
Assigned Contracts.........................................Schedule 1.1(a)(ii)
Assumed Liabilities........................................................2.1
Auditors...............................................................17.1(e)
Australian Benefit Plan................................................12.7(c)
Australian Business Employee...........................................12.7(e)
Australian Superannuation Arrangements.................................12.7(a)
Balance Sheet.............................................................8.14
Balance Sheet Principles................................................4.3(d)
Basket Amount.............................................................16.4
Benefit Entitlements..............................................12.7(e)(iii)
Benefit Plans..........................................................8.10(a)
Business..............................................................Recitals
Business Benefit Plan..................................................8.10(a)
Business Day............................................................3.4(d)
Business Divisions.........................................Schedule 1.1(a)(ii)
Business Employees.....................................................8.10(a)
Business Joint Ventures....................................................6.3
Business Purchasers...................................................Recitals
CAA2001...............................................................17.10(d)
Cap....................................................................16.4(a)
Cash.................................................................4.4(b)(i)
Cash/Debt Notice of Disagreement........................................4.4(f)
Cash Extraction Plan......................................................7.15
Cash Purchase Price........................................................3.1
Change.............................................................16.6(c)(iv)
Claim...................................................................1.1(b)
Claimant...............................................................17.1(e)
Closing.................................................................5.1(a)
Closing Date............................................................5.1(a)
Closing Payment.........................................................3.2(b)
COBRA..................................................................8.10(i)
Code...................................................................8.10(a)

Collective Bargaining Agreements.......................................8.10(a)
Commercially Reasonable Manner......................................16.6(c)(i)
Commitment Letters.........................................................9.2
Competition Approvals.....................................................10.3
Computer Systems.......................................................8.11(f)
Confidentiality Agreement..................................................7.1
Consolidated Group....................................................17.10(d)
control.................................................................1.1(b)
Controlled Group Liability.............................................12.4(a)
Conveyance Instruments..................................................5.1(c)
December Financial Statements........................................4.1(b)(i)
Deemed Taxation Liability.............................................17.10(e)
Determination..........................................................17.2(a)
Divestiture...............................................................7.15
EBITDA..................................................................4.2(a)
EBITDA Notice of Disagreement...........................................4.2(h)
EBITDA Purchase Price Adjustment........................................4.2(e)
Encumbrances............................................................1.1(b)
Enterprise.........................................................17.4(e)(iv)
Environmental Claim.................................................16.6(d)(i)
Environmental Laws.....................................................8.13(a)
Environmental Liabilities..............................................8.13(b)
Environmental Permits..................................................8.13(c)
ERISA..................................................................8.10(a)
ERISA Affiliate........................................................8.10(a)
Event.................................................................17.10(d)
Escrow Agreement...........................................................7.7
Excluded Assets............................................................1.2
Final Allocation........................................................3.3(c)
Final Cash/Overdraft Debt Balance..................................4.4(b)(iii)
Financial Statements.......................................................8.4
Final Inter-Company Report..............................................3.4(e)
Foreign Benefit Plan...................................................8.10(f)
Foreign Business Benefit Plan..........................................8.10(f)
Former Employees.......................................................8.10(a)
Gestra Lease.........................................................4.3(d)(i)
Gestra Sublease..........................................................7.17
Governmental Authority....................................................8.3
Guarantor/Non-Guarantor Information......................................7.14
Hazardous Substances...................................................8.13(b)
HSR Act...................................................................10.3
IFC Australasia........................................................12.7(a)
IFCB......................................................................8.29
IFCB Financial Statements.................................................8.29
Income Taxes..........................................................17.10(e)
Indemnified Environmental Costs....................................16.6(a)(ii)

Indemnified Off-Site Environmental Costs............................16.6(a)(i)
Indemnified Party......................................................17.1(e)
Indemnifying Party.....................................................17.1(e)
Indemnitee.............................................................16.5(a)
Indemnitor.............................................................16.5(a)
Indemnity Claim........................................................17.1(e)
Independent Firm........................................................3.3(e)
Inter-Company Notice of Disagreement....................................3.4(d)
Inter-Company Payables..................................................3.4(m)
Inter-Company Receivables...............................................3.4(m)
Inter-Company Report....................................................3.4(m)
Inter-Company Trading Accounts............................................15.7
Interest Rate..........................................................12.3(b)
Interim Period.........................................................12.3(b)
Invensys Group..........................................................3.4(m)
Investment Plan........................................................12.3(c)
Joint Tax..............................................................17.8(c)
Joint Venture Interests....................................................6.3
Judgment...................................................................8.8
Knowledge................................................................18.14
Leased Real Property....................................................8.5(b)
Leases..................................................................8.5(b)
Limitorque Indemnity....................................................2.1(j)
LLC Allocation..........................................................3.3(c)
Losses.................................................................16.2(a)
LRA.......................................................................12.5
Mandatory Purchaser Carryback..........................................17.5(e)
Master Trust...........................................................12.3(b)
Material Adverse Effect....................................................8.2
Material Contracts......................................................8.7(a)
Multi-Stage Closing.....................................................5.1(h)
Net Book Value..........................................................4.3(c)
Net Book Value Adjusted Purchase Price..................................4.3(e)
Net Book Value Notice of Disagreement...................................4.3(i)
Net Book Value Statement................................................4.3(a)
Net Inter-Company Payables Amount.......................................3.4(m)
Non-Competition Agreement...............................................5.1(f)
Non-Qualified Plans....................................................12.3(a)
non-U.S. Purchased Subsidiary..........................................17.5(c)
Notice of Claim........................................................16.5(a)
NYSE.......................................................................7.5
Overdraft Debt......................................................4.4(b)(ii)
Owned Real Property.....................................................8.5(a)
PCB Claims.................................................................2.2
Permits.................................................................8.9(b)
Permitted Liens.....................................................5.1(c)(ii)

Permitted Owned Real Property Exceptions................................8.5(a)
person..................................................................1.1(b)
Personal Property..........................................................8.6
Post-Closing Tax Period...............................................17.10(e)
Pre-Closing Tax Period................................................17.10(e)
Previous Fund..........................................................12.7(e)
Post-Closing Relief...................................................17.10(d)
Preliminary Allocation..................................................3.3(a)
Previous Fund.........................................................12.14(f)
Proceedings.............................................................8.5(e)
Products................................................................2.1(e)
Purchase Price.............................................................3.1
Purchased Assets.........................................................1.1(b)
Purchased Inventories.......................................Schedule 1.1(a)(ii)
Purchased Receivables.......................................Schedule 1.1(a)(ii)
Purchased Records..........................................................13.1
Purchased Subsidiaries......................................................8.2
Purchased Subsidiary Assets.................................................6.2
Purchaser..............................................................Preamble
Purchaser 401(k) Plan...................................................12.3(c)
Purchaser Carryback.....................................................17.5(e)
Purchaser Designees....................................................Recitals
Purchaser Indemnified Taxes.............................................17.1(b)
Purchaser Information...................................................15.3(c)
Purchaser Material Adverse Effect...........................................9.3
Purchaser's Fund........................................................12.7(e)
Purchaser's Relief.....................................................17.10(e)
Qualifying Events.......................................................12.2(f)
Real Property............................................................8.5(b)
Records....................................................................7.12
Reference Financial Statement Principles.................................4.2(d)
Reference Balance Sheet..................................................4.3(d)
Reference Financial Statements...........................................4.2(a)
Reference Income Statement...............................................4.2(c)
Reference Income Statement Principles....................................4.2(d)
Regulations.............................................................12.6(b)
Related Documents...........................................................8.1
Reliefs................................................................17.10(e)
Representatives........................................................18.11(a)
Restructuring Item.....................................................17.10(e)
Restructuring Provision..............................................4.4(b)(iv)
Retained Liabilities........................................................2.2
Retained Names...........................................................1.2(e)
Retained Tax Liabilities.................................................2.2(a)
Rockwell.................................................................2.1(k)
Rockwell Addendum........................................................2.1(k)

SA VAT..............................................................17.4(c)(iv)
Section 338(h)(10) Elections............................................17.2(a)
Seller.................................................................Preamble
Seller Benefit Plan.....................................................8.10(a)
Seller Detriment........................................................17.5(e)
Seller Group...........................................................Recitals
Seller Indemnified Taxes................................................17.1(a)
Seller Information......................................................15.3(b)
Seller Intellectual Property............................................8.11(c)
Seller's Attributes.....................................................17.5(b)
Seller's Refunds.....................................................17.5(a)(i)
Share Purchasers.......................................................Recitals
Short-Term Rate.........................................................12.5(b)
South African Employees....................................................12.5
Stamp Duty Allocation....................................................3.3(b)
Stamp Duty Deed..........................................................5.1(i)
Stated EBITDA............................................................4.2(a)
Stated Net Book Value....................................................4.3(a)
Statement of EBITDA......................................................4.2(a)
Statement of Final Cash/Overdraft Debt Balance..........................4..4(e)
Straddle Period........................................................17.10(e)
Target Assets..........................................................Recitals
Target Subsidiaries....................................................Recitals
Tax or Taxes...........................................................17.10(e)
Tax Affiliate..........................................................17.10(e)
Tax Benefit.............................................................17.1(e)
Tax Cost................................................................17.1(e)
Tax Law................................................................17.10(e)
Tax Matter..............................................................17.8(b)
Tax Return.............................................................17.10(b)
TCGA...................................................................17.10(d)
Third Party Claim.......................................................16.5(b)
Threshold...........................................................16.6(b)(iv)
Transfer Agreements......................................................7.2(c)
Transfer Taxes............................................................17.7
Transferred Employees...................................................12.2(a)
Transferred Obligations...................................................12.11
Transition Services Agreement...............................................7.9
Treaty......................................................................7.8
U.K. Accounts..........................................................17.10(e)
U.K. Accounts Date.....................................................17.10(e)
U.K. Accounts Relief...................................................17.10(e)
U.K. Business and Assets...........................................17.4(c)(iii)
U.K. Business Employees.................................................12.6(a)
U.K. GAAP...................................................................8.4
U.K. Purchased Subsidiary...........................................17.5(c)(ii)

U.K. Subsidiary.........................................................8.15(b)
U.K. Transferred Employees.................................................12.3
U.K. Taxation Liability................................................17.10(d)
U.K. VAT............................................................17.4(c)(ii)
U.S. Bargaining Pension Plan............................................12.3(b)
U.S. Bargaining Plan Asset Value........................................12.3(b)
U.S. Benefit Plans......................................................8.10(a)
U.S. Business Employees....................................................12.3
U.S. GAAP...................................................................8.4
U.S. LLC.................................................................7.3(c)
U.S. Salaried Pension Plan..............................................12.3(a)
U.S. Transferred Employees.................................................12.3
Valuation Date..........................................................12.3(b)
VAT Act.............................................................17.4(c)(iv)
VAT Amount..........................................................17.4(c)( v)
VATA...................................................................17.10(d)
WCL.....................................................................17.2(a)
Welfare Benefits........................................................12.2(f)
Year End Balance Sheet...................................................4.1(a)
Year End Financial Statements............................................4.1(a)
Year End Profit and Loss Account.........................................4.1(a)
116 Certificate.............................................................7.7